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TABLE OF CONTENTS Prospectus Supplement
TABLE OF CONTENTS Prospectus

This document is subject to completion and amendment without notice. This document does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The definitive terms of the transactions described herein will be described in the final version of this document.

Subject to Completion, dated November 26, 2003

Prospectus Supplement to Prospectus dated November 6, 2003

$

SLM Student Loan Trust 2003-14

Issuer

SLM Funding LLC

Depositor

Sallie Mae Servicing L.P.

Servicer

Student Loan-Backed Securities

  On December      , 2003, the trust will issue the following classes of notes offered by this prospectus supplement:

Class	Principal	Interest Rate	Maturity
Class A-1 Notes		$3-month LIBOR plus %
Class A-2 Notes		$3-month LIBOR plus %
Class A-3 Notes		$3-month LIBOR plus %
Class A-4 Notes		$3-month LIBOR plus %
Class A-5 Notes		$3-month LIBOR plus %
Class A-6 Notes		$3-month LIBOR plus %
Class B Notes		$3-month LIBOR plus %

  The trust will also issue one class of notes, the class A-7 notes, which are not being offered by this prospectus supplement. The class A-7 notes are reset rate notes. We are including information about these notes solely to provide a better understanding of the offered notes.

  The trust will make payments, beginning on April 26, 2004, primarily from collections on a pool of consolidation student loans. In general, the trust will pay principal allocable to the class A notes sequentially to the class A-1 through class A-7 notes, in that order, until paid in full. The class B notes will not receive principal until the stepdown date, which is scheduled to occur on the distribution date in                          , and then will receive principal pro rata with the class A notes, so long as no trigger event is in effect for the related distribution date. Interest on the class B notes will be subordinate to interest on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.

  We are offering the offered notes through the underwriters at the prices shown below, when and if issued. We have applied for a listing of the offered notes on the Luxembourg Stock Exchange.

  You should consider carefully the risk factors beginning on page S-32 of this supplement and on page 19 of the prospectus.

  The notes are asset-backed securities issued by a trust. They are not obligations of SLM Corporation, the depositor, Sallie Mae, the administrator, the servicer or any of their affiliates.

  The notes are not guaranteed or insured by the United States or any governmental agency.

	Price to Public	Underwriting Discount	Proceeds to the Depositor
Per Class A-1 Note	%	%	%
Per Class A-2 Note	%	%	%
Per Class A-3 Note	%	%	%
Per Class A-4 Note	%	%	%
Per Class A-5 Note	%	%	%
Per Class A-6 Note	%	%	%
Per Class B Note	%	%	%

We expect the proceeds to the depositor from the sale of the offered notes to be $                     before deducting expenses payable by the depositor estimated to be $              .

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

Joint Book-Runners
JPMorgan	Morgan Stanley
Co-Managers
Goldman, Sachs & Co.
Lehman Brothers
RBS Greenwich Capital

                December      , 2003

Prospectus Supplement

Summary of Terms
• Issuer
• The Offered Notes
• The Reset Rate Notes
• Dates
• Information about the Notes
Offered Notes
Reset Rate Notes
All Notes
• Indenture Trustee and Paying Agent
• Luxembourg Paying Agent
• Eligible Lender Trustee
• Remarketing Agents
• Swap Agent
• Administrator
• Information about the Trust
Formation of the Trust
Its Assets
• Administration of the Trust
Distributions
Transfer of the Assets to the Trust
Servicing of the Assets
Compensation of the Servicer
• Termination of the Trust
Optional Purchase
Auction of Trust Assets
• Interest Rate Cap Agreement
• Tax Considerations
• ERISA Considerations
• Rating of the Securities
• Listing Information
• Risk Factors
• Identification Numbers
Risk Factors
• Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss
• Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cash Flows
• Because The Initial Principal Balance Of The Notes Exceeds The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments
• Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust's Ability To Pay Principal And Interest On Your Notes
• In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, The Trust May Be Required To Make A Large Termination Payment To The Related Swap Counterparty
• Your Notes Will Have Greater Risk If A Cross-Currency Swap Agreement Terminates
• If Investments In The Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss

• In The Event That Sums Are Deposited Into The Supplemental Interest Account Or The Investment Reserve Account, Principal Payments To Class B Noteholders May Be Delayed Or Class B Noteholders May Suffer A Loss
• Certain Actions Can Be Taken Without Noteholder Approval
• Changes In Law May Affect Student Loans And May Impact The Yield And Expected Term To Maturity Of Your Notes
Defined Terms
Euro Presentation
Formation of the Trust
• The Trust
• Capitalization of the Trust
• Eligible Lender Trustee
Management's Discussion and Analysis of Financial Condition and Results of Operations
• Sources of Capital and Liquidity
• Results of Operations
Use of Proceeds
The Trust Student Loan Pool
• Insurance of Student Loans; Guarantors of Student Loans
• Cure Period for Trust Student Loans
• Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts
Description of the Notes
• General
• The Notes
• The Reset Rate Notes
• Notice of Interest Rates
• Accounts
• Servicing Compensation
• Distributions
• Voting Rights and Remedies; Insolvency Events
• Credit Enhancement
• Administration Fee
• Determination of Indices
• Initial Swap Agreements
• Interest Rate Cap Agreement
U.S. Federal Income Tax Consequences
European Union Directive on the Taxation of Savings Income
ERISA Considerations
Reports to Securityholders
Underwriting
Listing Information
Ratings of the Notes
Legal Matters
Glossary for Prospectus Supplement

Prospectus

Prospectus Summary
Risk Factors
Formation of the Trusts
Use of Proceeds
Sallie Mae, the Other Sellers, the
Depositor and the Servicer
The Student Loan Pools
Transfer and Servicing Agreements
Servicing and Administration
Trading Information
Description of the Notes
Description of the Certificates
Certain Information Regarding
the Securities
Certain Legal Aspects of the Student Loans
U.S. Federal Income Tax Consequences
State Tax Consequences
ERISA Considerations
Available Information
Reports to Securityholders
Incorporation of Certain Documents by Reference
The Plan of Distribution
Legal Matters
Appendix A: Federal Family
Education Loan Program
Appendix B: Global Clearance,
Settlement and Tax Documentation Procedures

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS

        We provide information to you about the offered notes in two separate sections of this document that provide progressively more detailed information. These two sections are:

  •
  the accompanying prospectus, which begins after the end of this prospectus supplement and which provides general information, some of which may not apply to your particular class of notes; and

  •
  this prospectus supplement, which describes the specific terms of the notes being offered.

You should read both the prospectus and the prospectus supplement to fully understand the offered notes.

        For your convenience, we include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find related information. The Table of Contents on pages S-2 through S-4 provides the pages on which you can find these captions.

NOTICE TO INVESTORS

        The offered notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.

        We have applied for a listing of the offered notes on the Luxembourg Stock Exchange. We cannot assure you that the application will be granted. You should consult with The Bank of New York (Luxembourg) S.A., the Luxembourg listing agent for the offered notes, to determine their status.

SUMMARY OF TERMS

        This summary highlights selected information about the offered notes. It does not contain all of the information that you might find important in making your investment decision. It provides only an overview to aid your understanding and is qualified by the full description of the information contained in this prospectus supplement and the attached prospectus. You should read the full description of this information appearing elsewhere in this document and in the prospectus to understand all of the terms of the offering of the notes.

        The class A-7 notes are not being offered by this prospectus supplement. We are providing information in this prospectus supplement with respect to these notes in order to further your understanding of the offered notes.

ISSUER

SLM Student Loan Trust 2003-14.

THE OFFERED NOTES

The trust is offering the following classes of notes:

Offered Class A Notes:

  •
  Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $                    ;
  •
  Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $                    ;
  •
  Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $                    ;
  •
  Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $                    ;
  •
  Floating Rate Class A-5 Student Loan-Backed Notes in the amount of $                    ; and
  •
  Floating Rate Class A-6 Student Loan-Backed Notes in the amount of $                    .

Class B Notes:

  •
  Floating Rate Class B Student Loan-Backed Notes in the amount of $                    .

THE RESET RATE NOTES

The trust is also issuing Reset Rate Class A-7 Student Loan-Backed Notes in the amount of £             .

We sometimes refer to the offered class A notes and the reset rate notes, collectively, as the class A notes, and to the class A notes and the class B notes, collectively, as the notes. We also sometimes refer to the offered class A notes and the class B notes as the offered notes.

DATES

The closing date for this offering is December     , 2003.

The cutoff date for the pool of trust student loans was November 10, 2003.

A distribution date for each class of notes is the 25th of each January, April, July and October, beginning in April 2004. If any January 25, April 25, July 25 or October 25 is not a

business day, the distribution date will be the next business day. However, during the initial reset period for the class A-7 notes, interest will be paid annually to noteholders of that class on the distribution date in January of each year, commencing January 25, 2005.

Interest and principal will be payable to holders of record as of the close of business on the record date, which is the day before the related distribution date.

INFORMATION ABOUT THE NOTES

The notes are debt obligations of the trust. The notes will receive payments primarily from collections on a pool of trust student loans acquired by the trust on the closing date.

Offered Notes

Interest will accrue on the outstanding principal balance of the offered notes during three-month accrual periods and will be paid on each distribution date.

Each accrual period for the offered notes begins on a distribution date and ends on the day before the next distribution date. The first accrual period for the offered notes, however, will begin on the closing date and end on April 25, 2004, the day before the first distribution date.

Interest Rates. Each class of offered notes will bear interest at a rate equal to three-month LIBOR, except for the first accrual period, plus the applicable spread listed in the table below:

Class	Spread
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-6%
Class B %

LIBOR for the first accrual period will be determined by the following formula:

    x + [    /    *(y-x)]

where:

    x =        -month LIBOR, and

    y =        -month LIBOR.

The administrator will determine LIBOR as specified under "Description of the Notes—Determination of Indices—LIBOR." The administrator will calculate interest on the offered notes based on the actual number of days elapsed in each accrual period divided by 360.

Reset Rate Notes

Interest. Interest will accrue on the outstanding principal balance of the reset rate notes during the applicable accrual period.

During the initial reset period, the class A-7 notes will be denominated in Pounds Sterling and will bear a fixed rate of interest equal to       % calculated based on the Actual/Actual (ISMA) accrual method as described under "Description of the Notes—Determination of Indices" in this prospectus supplement.

During the initial reset period, interest generally will accrue and be paid annually to the class A-7 noteholders on the distribution date in January of each year, commencing on January 25, 2005, except as otherwise provided below. However, the initial accrual period for the class A-7 notes will begin on the closing date and end on January 24, 2005 and will consist of       days.

For each subsequent reset period, the related currency, applicable accrual periods and distribution dates will be specified on the related remarketing terms determination date.

During any reset period when the class A-7 notes bear a floating rate of interest (including both U.S. Dollar and non-U.S. Dollar denominated notes), accrual periods will generally begin on each distribution date and end on the day before the next distribution date. During any reset period when the class A-7 notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars (including during the initial reset period), accrual periods will generally begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date.

During any reset period when the class A-7 notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars, accrual periods and the applicable distribution dates for payments of interest may be quarterly, semi-annual or annual, as specified on the related remarketing terms determination date as described under "Description of the Notes—The Reset Rate Notes—Reset Periods" in this prospectus supplement.

With respect to any reset period when the class A-7 notes bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars (including during the initial reset period), for the distribution date that coincides with a reset date, interest will be paid to the applicable noteholders on the second business day following such distribution date, together with additional interest on the applicable principal balance at the related interest rate. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the class A-7 notes (as described below), payments of interest and principal to that class of noteholders will be made on the second business day following the related reset date without the payment of any additional interest.

During any reset period when the class A-7 notes bear a fixed rate of interest and are denominated in U.S. Dollars, accrual periods generally will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date.

Interest on the class A-7 notes during any reset period when they are denominated in U.S. Dollars and bear a fixed rate of interest generally will be calculated based on twelve 30-day months and a 360-day year. Interest on the class A-7 notes during any reset period when they are denominated in U.S. Dollars and bear a floating rate of interest generally will be calculated based on the actual number of days elapsed in each accrual period and a 360-day year.

Interest on the class A-7 notes during any reset period when they are denominated in a currency other than U.S. Dollars (other than during their initial reset period) will be calculated as specified on the related remarketing terms determination date.

Reset Dates. The initial reset date for the class A-7 notes is             . We refer to this date, together with each date thereafter on which such class may be reset with respect to the currency and/or interest rate mode, as a reset date and each period in between reset dates as a reset period.

At least eight business days prior to each reset date for the class A-7 notes, the remarketing agents, in consultation with the administrator, will determine the proposed terms of the remarketing for that class including, among other things:

  •
  the applicable currency (U.S. Dollars, Pounds Sterling, Euros or another currency; provided that if a currency other than U.S. Dollars is selected, certain additional criteria described under "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode" in this prospectus supplement must be satisfied);

  •
  the applicable interest rate mode;

  •
  the length of the reset period for that class; and

  •
  the all hold rate (if applicable).

The all hold rate will be the interest rate applicable for the next reset period if all holders of the class A-7 notes choose not to tender their notes to the remarketing agents for remarketing. The all hold rate is applicable only if the class A-7 notes are denominated in U.S. Dollars in both the then-current reset period and the immediately following reset period. In all other situations (including on the initial reset date), the class A-7 noteholders will be deemed to have tendered their reset rate notes pursuant to the remarketing process. See "Description of the Notes—The Reset Rate Notes" in this prospectus supplement.

The interest rate mode for the class A-7 notes and any reset period after the initial reset period may be based on a floating rate index or may be a fixed rate. The floating rate may be based on GBP-LIBOR, EURIBOR or another non-U.S. Dollar currency based rate (in each case, provided certain conditions are met), LIBOR, the 91-day U.S. Treasury bill rate, a U.S. Treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require each rating agency then rating the notes to confirm its then-current rating of each class of the notes. If required during a reset period, the administrator will calculate the interest rate applicable to the class A-7 notes as specified under "Description of the Notes—Determination of Indices" in this prospectus supplement.

Each reset date will occur on a distribution date for the class A-7 notes. The related reset period will always end on the day before a distribution date and may not extend beyond the day before the maturity date of that class of reset rate notes.

Absent a failed remarketing, holders that wish to sell their class A-7 notes on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process. Tender is mandatory for the class A-7 notes at the end of the initial reset period and at the end of any other reset period if the class A-7 notes are denominated in a currency other than U.S. Dollars during either that or the immediately following reset period, and all holders of such class will be deemed to have tendered their notes on the related reset date. If there is a failed remarketing of the class A-7 notes, however, holders of that class will remain noteholders of such class during the immediately following reset period (absent any separate secondary market trades) and will not be permitted to exercise any remedies as a result of the failure of their class to be remarketed on the related reset date.

Principal. If the class A-7 notes bear interest at a fixed rate during a reset period, including during the initial reset period, that class generally will not receive payments of principal until the end of the related reset period, except as described under "—Termination of the Trust" below. Rather, all amounts that otherwise would have been paid to the class A-7 noteholders as principal will instead be deposited into an accumulation account. Those funds will remain in the accumulation account until the next related reset date, unless there occurs, prior to that reset date, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee. An optional purchase or auction will not occur prior to the initial reset date. On each reset date, the trust will pay all amounts, less any investment earnings, on deposit in the accumulation account, including amounts deposited on that reset date, to the noteholders of the class A-7 notes, or the related swap counterparty if such class is denominated in a currency other than U.S. Dollars, as a distribution of principal.

Swap Agreements. On the closing date, the trust will enter into one or more initial cross-currency swap agreements with eligible swap counterparties to hedge the currency exchange and basis risks that result from the required payment of principal and interest in Pounds Sterling by the trust to the class A-7 noteholders.

Each cross-currency swap agreement (including any initial cross-currency swap agreement) will provide for the payments of interest and principal due to the class A-7 noteholders to be distributed as follows:

  •
  for the distribution date that coincides with the initial reset date for the class A-7 notes, all amounts will be paid to the class A-7 noteholders on the second business day following such reset date (which we sometimes refer to as the special reset payment date in this prospectus supplement), together with additional interest on the applicable principal balance at the related interest rate; and

  •
  for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the class A-7 notes, all amounts will be paid to the class A-7 noteholders on the related special reset payment date without the payment of any additional interest.

See "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode" in this prospectus supplement.

With respect to the initial reset period, because the class A-7 notes are denominated in a currency other than U.S. Dollars, under the initial cross-currency swap agreements, the trust will be obligated to make quarterly LIBOR-based payments to the initial swap counterparties, and in return, the initial swap counterparties will be required to pay to the trust an annual payment of interest in Pounds Sterling at the applicable fixed rate, which the trust will pay to the class A-7 noteholders. In addition, on or about the initial reset date, any amounts (less any investment earnings) on deposit in the accumulation account, including amounts required to be deposited on that reset date, will be paid by the trust to the initial swap counterparties in exchange for the equivalent amount of Pounds Sterling required to be paid to the class A-7 noteholders as a payment of principal on the second business day after the initial reset date, with such amount to be determined at the exchange rate set forth in the applicable initial cross-currency swap agreements.

During any reset period following a failed remarketing, each cross-currency swap agreement will continue to provide for the exchange on each subsequent quarterly distribution date of any U.S. Dollars paid by the trust as principal into the equivalent amount of the applicable currency to make payments of principal to the class A-7 noteholders until that cross-currency swap agreement terminates in accordance with its terms. See "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode"and "—Initial Swap Agreements—Initial Cross-Currency Swap Agreements" in this prospectus supplement.

Each cross-currency swap agreement (including any initial cross-currency swap agreement) will terminate, generally, on the earliest to occur of:

  •
  the next succeeding reset date for which there is a successful remarketing;

  •
  the reset date for which the call option is exercised;

  •
  the distribution date on which the outstanding principal balance of the class A-7 notes is reduced to zero (excluding for such purpose all sums on deposit in the accumulation account); or

  •
  the maturity date of the class A-7 notes.

Any cross-currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee; provided, however, that such optional purchase or auction will not occur prior to the initial reset date. See "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode" in this prospectus supplement.

In addition, on the closing date, one or more swap agents, acting as swap agents for the remarketing agents and for the benefit of the class A-7 noteholders, will enter into reset date currency swap agreements with eligible swap counterparties, to hedge the currency risk resulting from the required payment in Pounds Sterling to the class A-7 noteholders upon a successful remarketing on the related reset date. See "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode" and "—Initial Swap Agreements—InitialReset Date Currency Swap Agreements" in this prospectus supplement.

The applicable exchange rate, with respect to any initial cross-currency swap agreement and any initial reset date currency swap agreement for the class A-7 notes, is $            = £1.00.

If the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions, during any reset period when the class A-7 notes are reset to bear a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will also enter into one or more interest rate swap agreements with eligible swap counterparties to hedge against some or all of the basis risk for any reset period for the class A-7 notes.

In addition, if on any reset date, the class A-7 notes are reset to (or continue to) be denominated in a currency other than U.S. Dollars or are denominated in U.S. Dollars and bear a fixed rate of interest, the trust and, if applicable, swap agents, acting as agents for the remarketing agents and for the benefit of the class A-7 noteholders, will enter into additional interest rate or cross-currency swap agreements with one or more eligible swap counterparties.

Under any interest rate swap agreement intended to hedge the basis risk associated with the class A-7 notes denominated in U.S. Dollars and bearing a fixed rate of interest, the related swap counterparty will be obligated to pay to the trust that swap counterparty's pro rata share of the fixed rate of interest for that class and the trust will be obligated to pay to that swap counterparty an amount based on three-month LIBOR plus or minus a spread. See "Description of the Notes—The Reset Rate Notes—Fixed Rate Mode" in this prospectus supplement.

Other than any initial cross-currency swap agreement and any initial reset date currency swap agreement, the trust may not enter into additional swap agreements with respect to the class A-7 notes unless each rating agency then rating the notes confirms its then-current ratings of each class of notes then outstanding and, with respect to any cross-currency swap agreements, certain additional criteria are satisfied (for a description of such criteria, see "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode," "—Floating Rate Mode" and "—Fixed Rate Mode" in this prospectus supplement).

Reset Date Procedures. Not less than eight business days prior to each reset date, the class A-7 noteholders will be informed of the applicable currency, the interest rate mode, the index (if applicable), the all hold rate (if applicable), the length of the reset period and the identities of any potential eligible swap counterparties. For so long as the class A-7 notes are listed on the Luxembourg Stock Exchange, a copy of such notice will be sent to the Luxembourg Stock Exchange and will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be The Luxemburger Wort).

If the class A-7 notes are denominated in U.S. Dollars in both the then-current and the immediately following reset period, holders of that class will be given not less than two business days to choose whether to hold their class A-7 notes by delivering a hold notice to the remarketing agents at least six days prior to the related reset date. In the absence of a hold notice delivered to the remarketing agents, their class A-7 notes will be deemed to have been tendered to the remarketing agents for remarketing. If the class A-7 notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period (including the initial reset period), they will be subject to mandatory tender and the class A-7 noteholders will be deemed to have tendered their class A-7 notes on the related reset date.

The spread or the applicable fixed rate will be determined by the remarketing agents three business days prior to the related reset date as the lowest spread or fixed rate, not less than the all hold rate (if applicable), that would permit all of the class A-7 notes tendered for remarketing to be purchased by investors at a price equal to 100% of the outstanding principal balance of that class.

Failed Remarketing. There will be a failed remarketing if:

  •
  the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) at least eight business days prior to the related reset date;

  •
  the remarketing agents cannot establish the required spread or fixed rate at least three business days prior to the related reset date;

  •
  either sufficient committed purchasers cannot be obtained for all of the tendered notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase such reset rate notes themselves);

  •
  one or more interest rate, reset date and/or cross-currency swap agreements satisfying all required criteria cannot be obtained, if applicable;

  •
  certain other conditions specified in the remarketing agreement are not satisfied; or

  •
  any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

See "Description of the Notes—The Reset Rate Notes" and "—Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

In the event a failed remarketing is declared with respect to the class A-7 notes at a time when they are then denominated in U.S. Dollars:

  •
  all holders will retain their notes (including in all deemed mandatory tender situations);

  •
  the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus       %; and

  •
  the related reset period will be three months.

In the event a failed remarketing is declared with respect to the class A-7 notes at a time when they are then denominated in a currency other than U.S. Dollars (including during the initial reset period):

  •
  all holders will retain their notes;

  •
  such class will remain denominated in the then-current currency;

  •
  each cross-currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR-based rate (referred to in this prospectus supplement as the extension rate); and

  •
  the trust will be entitled to receive from each cross-currency swap counterparty, for payment to the class A-7 noteholders, quarterly floating rate payments at the specified failed remarketing rate.

For each initial cross-currency swap agreement, the extension rate payable by the trust to the related initial cross-currency swap counterparties will be three-month LIBOR plus       % and the failed remarketing rate payable by each cross-currency swap counterparty to the trust, for payment to the class A-7 noteholders, will be three-month GBP-LIBOR plus        %.

Call Option. SLM Corporation will have the option to purchase the class A-7 notes in their entirety as of each reset date. SLM Corporation has the right to assign this option to certain of its subsidiaries. If this right is exercised, the interest rate for the class A-7 notes will be:

  •
  if such class had no related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

  •
  if such class had one or more related swap agreements in effect during the previous reset period, a three-month LIBOR based rate equal to the weighted average of the floating rates of interest that the trust paid to the related swap counterparties hedging the currency and/or the basis risk for the class A-7 notes during the preceding reset period.

This rate will continue to apply for each reset period while the call holder retains the class A-7 notes. In either case, the next reset date will occur on the next distribution date. See "Description of the Notes—The Reset Rate Notes—Call Option" in this prospectus supplement.

The administrator will notify the Luxembourg Stock Exchange of any exercise of the call option and a notice will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be The Luxemburger Wort).

All Notes

Interest Payments. Interest accrued on the outstanding principal balance of the notes during each accrual period will be payable on the applicable distribution date.

Principal Payments. Principal will be payable or allocable on each distribution date in an amount generally equal to:

  •
  the principal distribution amount for that distribution date, plus

  •
  any shortfall in the payment of principal as of the preceding distribution date.

Priority of Principal Payments. We will apply or allocate principal sequentially on each quarterly distribution date:

  •
  first, the class A noteholders' principal distribution amount, sequentially to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 notes, in that order, until their respective principal balances are reduced to zero; provided, that if the class A-7 notes are then denominated in a currency other than U.S. Dollars (including during the initial reset period), such payments either will be made to the related cross-currency swap counterparties (if such class then bears a floating rate interest) or will be allocated to the accumulation account (if such class then bears a fixed rate of interest), until the U.S. Dollar equivalent of the principal balance of such class has been distributed to the related cross-currency swap counterparties or allocated to the accumulation account; and

  •
  second, the class B noteholders' principal distribution amount, to the class B notes, until their principal balances are reduced to zero.

For purposes of priority first above, if the class A-7 notes then bear a fixed rate of interest, such principal payments will be allocated to the accumulation account until amounts on deposit therein (less any investment earnings) are sufficient to reduce the outstanding principal balance of that class or its U.S. Dollar equivalent, as applicable, to zero.

Amounts received by the trust in a currency other than U.S. Dollars from a cross-currency swap counterparty with respect to principal will be paid to the class A-7 noteholders in reduction of the principal balance of the class A-7 notes generally on the related distribution date.

Principal will not be paid to the class A-7 notes if they are then bearing interest at a fixed rate unless it is also a reset date. Instead, principal will be allocated to the class A-7 notes and set aside in the accumulation account.

Amounts on deposit in the accumulation account (exclusive of investment earnings) will generally be distributed to the holders of the class A-7 notes or the related swap counterparties, as applicable, only on the related reset date.

See "Description of the Notes—Distributions" in this prospectus supplement for a more detailed description of principal payments and for a description of the effects of a termination of any cross-currency swap agreement.

On each distribution date until the stepdown date, the class B notes will not be entitled to any payments of principal. On each distribution date on and after the stepdown date, provided that no trigger event is in effect, the class B notes will be entitled to their pro rata share of principal, subject to the existence of sufficient available funds.

The class A noteholders' principal distribution amount is equal to the principal distribution amount times the class A percentage, which is equal to 100% minus the class B percentage. The class B noteholders' principal distribution amount is equal to the principal distribution amount times the class B percentage.

The class B percentage is zero prior to the stepdown date and on any other distribution date if a trigger event is in effect. On each other distribution date, it is the percentage obtained by dividing:

  •
  the aggregate principal balance of the class B notes, by

  •
  the aggregate principal balance (or U.S. Dollar equivalent) of all outstanding notes less all amounts on deposit (exclusive of any investment earnings) in the accumulation account, in each case determined immediately prior to that distribution date.

The stepdown date will be the earlier of:

  •
  the distribution date in                      , or

  •
  the first date on which no class A notes remain outstanding.

A trigger event will be in effect on any distribution date if the outstanding principal balance of the notes, less any amounts on deposit in the accumulation account (exclusive of any investment earnings), after giving effect to distributions to be made on that distribution date, would exceed the adjusted pool balance for that distribution date.

See "Description of the Notes—Distributions" in this prospectus supplement for a more detailed description of principal payments.

Maturity Dates. Each class of notes will mature no later than the date set forth in the table below for that class:

Class	Maturity
Class A-1
Class A-2
Class A-3
Class A-4
Class A-5
Class A-6
Class A-7
Class B

The actual maturity of any class of notes could occur earlier if, for example,

  •
  there are prepayments on the trust student loans;

  •
  the servicer exercises its option to purchase all remaining trust student loans (which will not occur until the later of the             distribution date or the first distribution date on which the pool balance is 10% or less of the initial pool balance); or

  •
  the indenture trustee auctions all remaining trust student loans (which, absent an event of default under the indenture, will not occur until the later of the                       distribution date or the first distribution date on which the pool balance is 10% or less of the initial pool balance).

Subordination of the Class B Notes.

Payments of interest on the class B notes will be subordinate to the payments of interest on the class A notes and to certain trust swap payments due to any swap counterparty. In general, payments of principal on the class B notes will be subordinate to the payment of both interest and principal on the class A notes, trust swap payments due to any swap counterparty and any deposits required to be made into any supplemental interest account or any investment reserve account. See "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes."

Denominations. The offered class A notes will be available for purchase in minimum denominations of $5,000 and additional increments of $1,000. The class B notes will be available for purchase in minimum denominations of

$100,000 and additional increments of $1,000. All of the offered notes will be available only in book-entry form through The Depository Trust Company and, if accepted for clearance, Clearstream, Luxembourg and the Euroclear System. You will not receive a certificate representing your offered notes except in very limited circumstances.

Security for the Notes. The notes will be secured by the assets of the trust, primarily the trust student loans.

INDENTURE TRUSTEE AND
PAYING AGENT

The trust will issue the notes under an indenture to be dated as of December 1, 2003.

Under the indenture, The Bank of New York will act as indenture trustee for the benefit of and to protect the interests of the noteholders and will act as paying agent for the notes.

LUXEMBOURG PAYING AGENT

As long as the rules of the Luxembourg Stock Exchange require a Luxembourg paying agent, the depositor will cause a paying agent to be appointed. Initially, The Bank of New York (Luxembourg) S.A. will act as the Luxembourg paying agent with respect to any of the notes listed on the Luxembourg Stock Exchange.

ELIGIBLE LENDER TRUSTEE

The trust was created under a trust agreement dated as of December     , 2003.

Chase Manhattan Bank USA, National Association will be the initial eligible lender trustee under the trust agreement. It will hold legal title to the assets of the trust.

REMARKETING AGENTS

The remarketing agents will be entitled to a fee on each reset date in connection with a successful remarketing of the class A-7 notes from amounts on deposit in the remarketing fee account. The trust will also be obligated to reimburse the remarketing agents, on a subordinated basis, for certain out-of-pocket expenses incurred in connection with each reset date.

SWAP AGENT

Swap agents will enter into one or more reset date currency swap agreements for each reset period when the class A-7 notes are denominated in a currency other than U.S. Dollars (including during the initial reset period). Each swap agent will act as agent for the remarketing agents and for the benefit of the class A-7 noteholders. A swap agent may be one of the remarketing agents, the related swap counterparty, acting in its capacity as agent for the remarketing agents, or an affiliate thereof, but in each case must meet certain rating agency criteria. See "Description of the Notes—The Reset Rate Notes—Foreign Exchange Mode" and "—Initial Swap Agreements" in this prospectus supplement.

ADMINISTRATOR

The Student Loan Marketing Association, known as Sallie Mae, will act as the administrator of the trust under an administration agreement. Sallie Mae is a government-sponsored enterprise and currently owns the trust student loans. Sallie Mae may transfer its obligations as administrator. See Servicing and Administration—Administration Agreement" in the prospectus.

INFORMATION ABOUT THE TRUST

Formation of the Trust

The trust is a Delaware statutory trust.

The only activities of the trust are acquiring, owning and managing the trust student loans and the other assets of the trust, issuing and making payments on the notes, entering into any swap agreements and the interest rate cap agreement and making any payments thereunder and other related activities. See "Formation of the Trust—The Trust."

SLM Funding LLC, the depositor, after acquiring the student loans from Sallie Mae under a purchase agreement, will sell them to the trust on the closing date under a sale agreement. The sale agreement and the purchase agreement each will be dated as of December     , 2003. The depositor is a limited liability company of which Sallie Mae is the sole member. Chase Manhattan Bank USA, National Association, as interim eligible lender trustee, will hold legal title to the student loans for the depositor under an interim trust arrangement.

Its Assets

The assets of the trust will include:

  •
  the trust student loans;

  •
  collections and other payments on the trust student loans;

  •
  funds it will hold from time to time in its trust accounts, including the collection account, the reserve account, the capitalized interest account, the remarketing fee account, the accumulation account, the supplemental interest account, any investment reserve account, any investment premium account, and if the class A-7 notes are denominated in a currency other than U.S. Dollars, a related currency account;

  •
  its rights under each swap agreement entered into from time to time; and

  •
  its rights under the interest rate cap agreement described under

"Description of the Notes—Interest Rate Cap Agreement".

The rest of this section describes the trust student loans and trust accounts more fully.

  •
  Trust Student Loans. The trust student loans are education loans to students and parents of students made under the Federal Family Education Loan Program, known as FFELP. All of the trust student loans are consolidation loans.

  Consolidation loans are used to combine a borrower's obligations under various federally authorized student loan programs into a single loan.

  The trust student loans had an initial pool balance of approximately $2,255,598,146 as of the cutoff date.

  As of the cutoff date, the weighted average annual borrower interest rate of the trust student loans was approximately 5.14% and their weighted average remaining term to scheduled maturity was approximately 262 months.

  Sallie Mae originated or acquired the trust student loans in the ordinary course of its student loan financing business. The depositor will acquire the trust student loans from Sallie Mae on or prior to the closing date. Guarantee agencies described in this document guarantee all of the trust student loans. They are reinsured by the United States Department of Education.

  The trust student loans have been selected from the consolidation student loans owned by Sallie Mae based on the criteria established by the depositor, as described in this prospectus supplement and the prospectus.

  Any special allowance payments on the trust student loans are based on the three-month financial commercial paper rate as to approximately 80% of the loans by principal balance and the 91-day treasury bill rate as to the remainder.

  •
  Collection Account. The administrator will establish and maintain the collection account as an asset of the trust in the name of the indenture trustee. The administrator will deposit collections on the trust student loans, interest subsidy payments and special allowance payments into the collection account, as described in this prospectus supplement and the prospectus.

  •
  Reserve Account. The administrator will establish and maintain a reserve account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds from the sale of the notes into the reserve account on the closing date. The deposit will be in cash or eligible investments equal to $       .

  Funds in the reserve account may be replenished on each distribution date by additional funds available after all prior required distributions have been made. See "Description of the Notes—Distributions" in this prospectus supplement.

  Amounts in the reserve account on any distribution date in excess of the specified reserve account balance, after payments described below, will be deposited into the collection account for distribution on that distribution date.

  The specified reserve account balance is the amount required to be maintained in the reserve account.

  The specified reserve account balance for any distribution date will be equal to the greater of:

  •
  % of the pool balance at the end of the related collection period; and

  •
  $                    .

    The specified reserve account balance will be subject to adjustment as described in this prospectus supplement. In no event will it exceed the outstanding balance of the notes, less all amounts then on deposit (exclusive of any investment earnings) in the accumulation account.

    A collection period is the three-month period ending on the last day of March, June, September or December, in each case for the distribution date in the following month. However, the first collection period will be the period from the cutoff date through March 31, 2004.

    The reserve account will be available on each distribution date to cover any shortfalls in payments of the primary servicing fee, the administration fee, the remarketing fees (if any), the class A noteholders' interest distribution amount, the class B noteholders' interest distribution amount, payments owed to any swap counterparty with respect to interest, and certain swap termination payments.

    In addition, the reserve account will be available:

  •
  on the maturity date for each class of class A notes, to cover shortfalls in payments of the class A noteholders' principal and accrued interest; and

  •
  on the class B maturity date and upon termination of the trust, to pay the class B noteholders the unpaid principal balance on the class B notes and accrued interest, any carryover servicing fee, any remaining swap termination payments and remarketing fees and expenses.

    The reserve account enhances the likelihood of payment to noteholders. In certain circumstances, however, the reserve account could be depleted. This depletion could result in shortfalls in distributions to noteholders.

    If the market value of the reserve account, together with amounts on deposit in the supplemental interest account on any distribution date, is sufficient to pay the remaining principal (for such purpose, as reduced by all amounts, other than investment earnings, on deposit in the accumulation account), interest accrued on the notes and any carryover servicing fee, amounts on deposit in those accounts will be so applied on that distribution date. See "Description of the Notes—Credit Enhancement—Reserve Account" in this prospectus supplement.

  •
  Capitalized Interest Account. The administrator will establish and maintain a capitalized interest account as an asset of the trust in the name of the indenture trustee. The trust will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account on the closing date. The deposit will be in cash or eligible investments equal to $             .

  During the period when the capitalized interest account is required to have funds on deposit therein, funds in the capitalized interest account will be available to cover shortfalls in payments of interest due to the class A noteholders and payments due to any swap counterparty (other than any termination payments) pursuant to any interest rate or cross-currency swap agreement then in effect and, after that, shortfalls in payments of interest to class B noteholders after application of funds available in the collection account at the end of the related collection period but before application of the reserve account.

  Funds in the capitalized interest account will not be replenished.

  Funds remaining in the capitalized interest account on the distribution date, after giving effect to all withdrawals from the account on that date, will be released to the excess distribution certificateholder.

  The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the distribution date. Because it will not be replenished, in certain circumstances, the capitalized interest account could be depleted. This depletion could result in shortfalls in interest distributions to noteholders.

  •
  Remarketing Fee Account. The administrator will establish and maintain a remarketing fee account as an asset of the trust in the name of the indenture trustee, for the benefit of the remarketing agents and the class A noteholders. Beginning on the distribution date that is one year prior to a reset date for the class A-7 notes, and through such reset date, the trust will be required to deposit into the remarketing fee account, available funds, up to the related quarterly required amount on each such distribution date, until the balance on deposit in the remarketing fee account reaches the targeted level for the related reset date, prior to the payment of interest on the notes.

  Investment earnings on deposit in the remarketing fee account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date. In addition, if on any distribution date, a class A note interest shortfall would exist, or if on the maturity date for any class of class A notes available funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such class A note interest shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes. See "Description of the Notes—The Reset Rate Notes—Tender of the Reset Rate Notes; RemarketingProcedures" in this prospectus supplement.

  •
  Accumulation Account. The administrator will establish and maintain in the name of the indenture trustee an accumulation account for the benefit of the class A-7 notes whenever such class bears interest at a fixed rate (including during the initial reset period). On each distribution date while the class A-7 notes bear a fixed rate of interest, the indenture trustee will deposit any payments of principal, in U.S. Dollars, allocated to that class of reset rate notes into the accumulation account. All sums on deposit in the accumulation account, including any amounts deposited into the accumulation account on the related distribution date, but less any investment earnings, will be paid either:

  •
  on the next related reset date to the holders of the class A-7 notes; or

  •
  if the class A-7 notes are then denominated in a currency other than U.S. Dollars (including during the initial reset period), on or about the next related reset date to the related cross-currency swap counterparty or counterparties (which will in turn pay the applicable currency equivalent of such amounts to the trust, for payment to the class A-7 noteholders on the second business day following such reset date), after all other required distributions have been made on that reset date.

    Amounts (exclusive of investment earnings) on deposit in the accumulation account may be used only to pay principal on the class A-7 notes (or to the related currency swap counterparty or counterparties) and for no other purpose. Investment earnings on deposit in the accumulation account will be withdrawn on each distribution date, deposited into the collection account and included in available funds for that distribution date.

    Amounts on deposit in the accumulation account may be invested in eligible investments that can be purchased at a price equal to par, at a discount, or at a premium. Eligible investments may be purchased at a premium over par only if there are sufficient amounts on deposit in the investment premium purchase account described below to pay the amount of the purchase price in excess of par.

  •
  Investment Premium Purchase Account. The administrator will establish and maintain in the name of the indenture trustee an investment premium purchase account. On each distribution date when funds are deposited into the accumulation account, the indenture trustee will be required to deposit, subject to sufficient available funds, an amount generally equal to       % of the amount deposited into the accumulation account into the investment premium purchase account (together with any carryover amounts from previous distribution dates if there were insufficient available funds on any previous distribution date to make the required deposits in full).

  Amounts on deposit in the investment premium purchase account may be used from time to time to pay amounts in excess of par on eligible investments purchased with funds on deposit in the accumulation account. Amounts not used to pay such premium purchase amounts will become available funds on future distribution dates pursuant to a formula set forth in the administration agreement.

  •
  Investment Reserve Account. The administrator will establish and maintain in the name of the indenture trustee an investment reserve account. On any distribution date and to the extent of available funds, if the ratings of any eligible investments in the accumulation account have been downgraded by one or more rating agencies, the indenture trustee will deposit into the investment reserve account an amount, if any, to be set by each applicable rating agency in satisfaction of the rating agency condition (such amount not to exceed the amount of the unrealized loss on the related eligible investments). On each distribution date, all amounts on deposit in the investment reserve account either will be withdrawn from the investment reserve account and deposited into the accumulation account in an amount required to offset any realized losses on eligible investments related to the accumulation account, or will be deposited into the collection account to be used as available funds on such distribution date.

  •
  Supplemental Interest Account. The administrator will establish and maintain in the name of the indenture trustee a supplemental interest account with respect to the class A-7 notes when that class bears a fixed rate of interest during a reset period, including the initial reset period.

  On each distribution date when amounts are deposited into or are on deposit in the accumulation account for the class A-7 notes (including during the initial reset period), the indenture trustee, subject to sufficient available funds, will deposit into the supplemental interest account an amount sufficient to pay to each related swap counterparty the floating rate payments due to that swap counterparty through the next related reset date at the related LIBOR-based floating rate on all amounts on deposit in the accumulation account, after giving effect to an assumed rate of investment earnings on that account.

  All amounts on deposit in the supplemental interest account will be withdrawn on or before each distribution date, deposited into the collection account and included in available funds for that distribution date.

  •
  Currency Accounts. If class A-7 notes are denominated in a currency other than U.S. Dollars during any reset period (including the initial reset period) and the administrator has not previously established a currency account for the applicable currency, then the administrator will establish and maintain a currency account for the applicable currency in the name of the indenture trustee, for the benefit of the holders of the class A-7 notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into such a currency account as described in this prospectus supplement.

ADMINISTRATION OF THE TRUST

Distributions

Sallie Mae, as administrator, will instruct the indenture trustee to withdraw funds on deposit in the collection account and the various accounts described above. These funds will be applied monthly to the payment of the primary servicing fee and on or before each applicable distribution date generally as shown in the chart on the following page.

See "Description of the Notes—Distributions" for a more detailed description of distributions.

Transfer of the Assets to the Trust

Under a sale agreement, the depositor will sell the trust student loans to the trust, with the eligible lender trustee holding legal title to the trust student loans.

If the depositor breaches a representation under the sale agreement regarding a trust student loan, generally the depositor will have to cure the breach, repurchase or replace that trust student loan or reimburse the trust for losses resulting from the breach.

Servicing of the Assets

Under a servicing agreement, Sallie Mae Servicing L.P., as servicer, will be responsible for servicing, maintaining custody of and making collections on the trust student loans. It will also bill and collect payments from the guarantee agencies and the Department of Education. The servicer, an affiliate of Sallie Mae, manages and operates Sallie Mae's loan servicing functions. See "Servicing and Administration—Servicing Procedures" and "Servicing and Administration—Administration Agreement" in the prospectus. Under some circumstances, the servicer may transfer its obligations as servicer. See "Servicing and Administration—Certain Matters Regarding the Servicer" in the prospectus.

If the servicer breaches a covenant under the servicing agreement regarding a trust student loan, generally it will have to cure the breach, purchase that trust student loan or reimburse the trust for losses resulting from the breach. See "The Trust Student Loan Pool—Insurance of Student Loans; Guarantors of Student Loans" in this prospectus supplement.

Compensation of the Servicer

The servicer will receive two separate fees: a primary servicing fee and a carryover servicing fee.

The primary servicing fee for any month is equal to 1/12th of an amount not to exceed 0.50% of the outstanding principal amount of the trust student loans.

The primary servicing fee will be payable in arrears out of available funds and amounts on deposit in the reserve account on the 25th of each month, or if the 25th day is not a business day, then on the next business day, beginning in January 2004. The fee paid in each month is calculated based upon the outstanding principal amount of the trust student loans as of the first day of the preceding calendar month. Fees will include amounts from any prior monthly servicing payment dates that remain unpaid.

The carryover servicing fee will be payable to the servicer on each distribution date out of available funds.

The carryover servicing fee is the sum of:

  •
  the amount of specified increases in the costs incurred by the servicer;

  •
  the amount of specified conversion, transfer and removal fees;

  •
  any amounts described in the first two bullets that remain unpaid from prior distribution dates; and

  •
  interest on any unpaid amounts.

See "Description of the Notes—Servicing Compensation" in this prospectus supplement.

TERMINATION OF THE TRUST

The trust will terminate upon:

  •
  the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon its liquidation; and

  •
  the payment of all amounts required to be paid to the noteholders.

See "The Student Loan Pools—Termination" in the prospectus.

Optional Purchase

The servicer may purchase or arrange for the purchase of all remaining trust student loans on any distribution date on or after the later of:

  •
  the                      distribution date, which is the initial reset date for the class A-7 notes; or

  •
  the first distribution date when the pool balance is 10% or less of the initial pool balance.

The exercise of this purchase option will result in the early retirement of the remaining notes, including an early distribution of all amounts then on deposit in the accumulation account. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining trust student loans as of the end of the preceding collection period, but not less than a prescribed minimum purchase amount.

This prescribed minimum purchase amount is the amount that would be sufficient to:

  •
  pay to noteholders the interest payable on the related distribution date; and

  •
  reduce the outstanding principal amount of each class of notes then outstanding on the related distribution date to zero (taking into account all amounts then on deposit in the accumulation account).

See "Transfer and Servicing Agreements" in the prospectus.

For these purposes, if the class A-7 notes:

  •
  then bear a fixed rate of interest, the outstanding principal balance of that class will be deemed to have been reduced by any amounts on deposit (exclusive of any investment earnings) in the accumulation account for that class; and/or

  •
  are then denominated in a non-U.S. Dollar currency, the U.S. Dollar equivalent of the then-outstanding principal balance of that class will be determined based upon the exchange rate provided for in the related cross-currency swap agreement.

Auction of Trust Assets

The indenture trustee will offer for sale all remaining trust student loans at the later of:

  •
  the end of the collection period for the                      distribution date; or

  •
  the end of the first collection period when the pool balance is 10% or less of the initial pool balance.

The trust auction date will be the third business day before the related distribution date. An auction will be consummated only if the servicer has first waived its optional purchase right. The servicer will waive its option to purchase the remaining trust student loans if it fails to notify the eligible lender trustee and the indenture trustee, in writing, that it intends to exercise its purchase option before the indenture trustee accepts a bid to purchase the trust student loans. The depositor and its affiliates, including Sallie Mae and the servicer, and unrelated third parties may offer bids to purchase the trust student loans. The depositor or any affiliate may not submit a bid representing greater than fair market value of the trust student loans.

If at least two bids are received, the indenture trustee will solicit and re-solicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds:

  •
  the minimum purchase amount described under "Optional Purchase" above; or

  •
  the fair market value of the trust student loans as of the end of the related collection period, whichever is higher.

If at least two bids are not received or the highest bid after the re-solicitation process does not equal or exceed that amount, the indenture trustee will not complete the sale. The indenture trustee may, and at the direction of the depositor will be required to, consult with a financial advisor, including an underwriter of the securities or the administrator, to determine if the fair market value of the trust student loans has been offered. See "Transfer and Servicing Agreements—Termination" in the prospectus.

The net proceeds of any auction sale, plus all amounts (less any investment earnings) then on deposit in any accumulation account, will be used to retire any outstanding notes on the related distribution date.

If the sale is not completed, the indenture trustee may, but will not be under any obligation to, solicit bids for sale of the trust student loans after future collection periods upon terms similar to those described above, including the servicer's waiver of its option to purchase remaining trust student loans.

If the trust student loans are not sold as described above, on each subsequent distribution date, if the amount on deposit in the reserve account after giving effect to all withdrawals, except withdrawals payable to the depositor, exceeds the specified reserve account balance, the administrator will direct the indenture trustee to distribute the amount of the excess as accelerated payments or allocations of note principal. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust student loans either on the trust auction date or subsequently.

INTEREST RATE CAP AGREEMENT

The trust will enter into an agreement as of the closing date with Sallie Mae, as the counterparty, to purchase an interest rate cap. Under the interest rate cap, Sallie Mae will make payments to the trust if three-month LIBOR (calculated in the same manner as for the offered notes) exceeds       % during the period the interest rate cap is in effect. The interest rate cap agreement will terminate, generally, on the                           distribution date.

See "Description of the Notes—Interest Rate Cap Agreement" in this prospectus supplement.

TAX CONSIDERATIONS

Subject to important considerations described in the prospectus:

  •
  Federal tax counsel for the trust is of the opinion that the notes will be characterized as debt for federal income tax purposes.

  •
  Federal tax counsel is also of the opinion that, for federal income tax purposes, the trust will not be taxable as a corporation.

  •
  In the opinion of Delaware tax counsel for the trust, the same characterizations would apply for Delaware state income tax purposes as for federal income tax purposes. Noteholders who are not otherwise subject to Delaware taxation on income will not become subject to Delaware tax as a result of their ownership of offered notes.

See "U.S. Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA CONSIDERATIONS

Subject to important considerations and conditions described in this prospectus supplement and the prospectus, the offered notes may, in general, be purchased by or on behalf of an employee benefit plan or other retirement arrangement, including an insurance company general account, only if:

  •
  an exemption from the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986, as amended, applies, so that the purchase and holding of the offered notes will not result in a non-exempt prohibited transaction; and

  •
  such purchase will not cause a nonexempt violation of any

    substantially similar federal, state, local or foreign laws.

Each fiduciary who purchases a note will be deemed to represent that such an exemption exists and applies to it and that no non-exempt violations of any substantially similar laws will occur.

See "ERISA Considerations" in this prospectus supplement and the prospectus for additional information concerning the application of ERISA.

RATING OF THE SECURITIES

The offered notes are required to be rated as follows:

  •
  Offered class A notes: Highest rating category from at least two of Fitch Ratings, Moody's Investors Service, Inc., and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

  •
  Class B notes: One of the two highest rating categories from at least two of Fitch, Moody's and S&P.

See "Ratings of the Notes."

LISTING INFORMATION

We have applied for a listing of the offered notes on the Luxembourg Stock Exchange. We cannot assure you that the application will be granted. You should consult with The Bank of New York (Luxembourg) S.A., the Luxembourg listing agent for the offered notes, to determine their status. You can contact the listing agent at Aerogolf Centre, 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg.

RISK FACTORS

Some of the factors you should consider before making an investment in the offered notes are described in this prospectus supplement and in the prospectus under "Risk Factors."

IDENTIFICATION NUMBERS

The offered notes will have the following CUSIP Numbers, ISIN and European Common Codes:

CUSIP Numbers

  •
  Class A-1 notes: 78442G

  •
  Class A-2 notes: 78442G

  •
  Class A-3 notes: 78442G

  •
  Class A-4 notes: 78442G

  •
  Class A-5 notes: 78442G

  •
  Class A-6 notes: 78442G

  •
  Class B notes: 78442G

International Securities Identification Numbers (ISIN)

  •
  Class A-1 notes: US78442G

  •
  Class A-2 notes: US78442G

  •
  Class A-3 notes: US78442G

  •
  Class A-4 notes: US78442G

  •
  Class A-5 notes: US78442G

  •
  Class A-6 notes: US78442G

  •
  Class B notes: US78442G

European Common Codes

  •
  Class A-1 notes:

  •
  Class A-2 notes:

  •
  Class A-3 notes:

  •
  Class A-4 notes:

  •
  Class A-5 notes:

  •
  Class A-6 notes:

  •
  Class B notes:

RISK FACTORS

        You should carefully consider the following factors in order to understand the structure and characteristics of the notes and the potential merits and risks of an investment in the notes. Potential investors must review and be familiar with the following risk factors in deciding whether to purchase any note. The prospectus describes additional risk factors that you should also consider beginning on page 19 of the prospectus. These risk factors could affect your investment in or return on the notes.

Subordination Of The Class B Notes And Sequential Payment Of The Notes Result In A Greater Risk Of Loss	Class B noteholders, to a lesser extent class A-7 noteholders, to a still lesser extent class A-6 noteholders, to a still lesser extent class A-5 noteholders, to a still lesser extent class A-4 noteholders, to a still lesser extent class A-3 noteholders, and to a still lesser extent class A-2 noteholders bear a greater risk of loss than do class A-1 noteholders because:
•
Distributions of interest on the class B notes will be subordinate to the payment of interest on the class A notes. Distributions of principal of the class B notes will be subordinate to the payment of both interest and principal on the class A notes;
	•	No principal will be paid to the class B noteholders until all principal due to the class A noteholders on each distribution date has been paid in full; and
	•	No principal will be paid to any class A noteholders until each class of the class A notes having a lower numerical designation has been paid in full.

Investors In The Class B Notes Bear Greater Risk Of Loss Because The Priority Of Payment Of Interest And The Timing Of Principal Payments On The Class B Notes May Change Due To The Variability Of Cash Flows
Interest on the class B notes generally will be paid prior to principal on the class A notes. However, if after giving effect to all required distributions of principal and interest on the notes on any distribution date, the outstanding principal balance of the trust student loans, plus accrued but unpaid interest thereon, and amounts then on deposit in the reserve account in excess of the specified reserve account balance, would be less than the outstanding principal balance of the class A notes, less amounts other than investment earnings) then on deposit in the accumulation account, interest on the class B notes will be subordinated to the payment of principal on the class A notes on that distribution date.

Principal on the class B notes will not begin to be paid until the stepdown date. However, the class B notes will not receive any payments of principal on or after the stepdown date if a trigger event is in effect on any distribution date until the class A notes have been paid in full.

Thus, investors in the class B notes will bear a greater risk of loss than the holders of class A notes. Investors in the class B notes will also bear the risk of any adverse changes in the anticipated yield and weighted average life of their notes resulting from any variability in payments of principal and/or interest on the class B notes.
Because The Initial Principal Balance Of The Notes Exceeds The Trust Assets, You May Be Adversely Affected By A High Rate Of Prepayments
The initial pool balance is approximately % of the aggregate principal balance of the notes. Noteholders must rely primarily on interest payments on the trust student loans and other trust assets, in excess of servicing and administration fees, amounts, if any, necessary to fund the remarketing fee account to its targeted level and interest payable on the notes or to the swap counterparties, to reduce the aggregate principal balance of the notes to the pool balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose. Prepayments may result from borrowers further consolidating or re-consolidating their student loans, from borrower defaults and from voluntary full or partial prepayments, among other things. In addition, the principal balance of the trust student loans on which interest will be collected will be less than the principal balance of the notes for some period.
Your Notes May Have A Degree Of Basis Risk, Which Could Compromise The Trust's Ability To Pay Principal And Interest On Your Notes
There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans adjust on the basis of specified indices and those of the notes adjust on the basis of different indices or do not adjust at all. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

In The Event Of An Early Termination Of A Swap Agreement Due To Certain Swap Termination Events, The Trust May Be Required To Make A Large Termination Payment To The Related Swap Counterparty
For any reset period, including the initial reset period, when the class A-7 notes bear a fixed rate of interest, the trust will be required to enter into one or more interest rate swap agreements to hedge basis risk, and when the class A-7 notes are denominated in a currency other than U.S. Dollars, the trust will be required to enter into one or more currency swap agreements to hedge against currency risk. In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions, during any reset period when the class A-7 notes bear a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust will enter into one or more interest rate swap agreements to hedge some or all of the basis risk for the class A-7 notes. However, if a termination event under any swap agreement occurs during the related reset period and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the class A notes, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of notes may suffer a loss.
Your Notes Will Have Greater Risk If A Cross-Currency Swap Agreement Terminates
For any reset period, including the initial reset period, where the class A-7 notes are denominated in a currency other than U.S. Dollars, the trust will enter into one or more cross-currency swap agreements with eligible swap counterparties to hedge against currency exchange and basis risks. The cross-currency swap agreements will be intended to convert:
• principal payments on the class A-7 notes from U.S. Dollars to the applicable currency (which is Pounds Sterling during the initial reset period); and
• the interest rate on the class A-7 notes (at least during the initial reset period) from a LIBOR-based rate to a fixed rate payable in the applicable currency.

In addition, if the class A-7 notes are reset after the initial reset period to pay in a currency other than U.S. Dollars, the trust will be required to enter into additional cross-currency swap agreements intended to convert principal payments on the class A-7 notes from U.S. Dollars to the applicable currency.

A cross-currency swap agreement may terminate in the event, among other events, that either:
•
the trust (but only to the extent that the trust had sufficient funds available to make the payment) or the related swap counterparty defaults in making a required payment within three business days of the date that payment was due; or
•	the related swap counterparty fails, within 30 calendar days of the date on which the credit ratings of such swap counterparty fall below the required ratings, to:
	•	obtain a replacement cross-currency swap agreement with substantially similar terms;
	•	obtain a rating affirmation on the notes; or
	•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the applicable rating agencies.

Upon an early termination of any cross-currency swap agreement, you cannot be certain that the trust will be able to enter into a substitute cross-currency swap agreement with similar currency exchange terms. If the trust is not able to enter into a substitute cross-currency swap agreement, there can be no assurance that the amount of credit enhancement will be sufficient to cover the currency risk and the basis risk associated with the class A-7 notes being denominated in a currency other than U.S. Dollars, as applicable. In addition, the trust may owe the related swap counterparty swap termination payments. In this event, there can be no assurance that the amount of credit enhancement will be sufficient to cover the swap termination payments and payments due on the notes and you may suffer loss.

If any initial cross-currency swap counterparty fails to perform its obligations or if the related initial cross-currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for Pounds Sterling during the initial reset period or possibly, after the initial reset period, U.S. Dollars for another non-U.S. Dollar currency at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes in full (including as a result of the inability to exchange U.S. Dollar amounts then on deposit in the accumulation account for the applicable currency). Moreover, there can be no assurance that the spread between LIBOR and GBP-LIBOR or any other applicable non-U.S. Dollar currency index will not widen. As a result, if a cross-currency swap agreement is terminated and the trust is not able to enter into a substitute cross-currency swap agreement, all of the notes bear the resulting currency risk and spread risk.

In addition, if a payment is due to the trust under a cross-currency swap agreement, a default by the related swap counterparty may reduce the amount of available funds for any collection period and thus impede the trust's ability to pay principal and interest on each class of notes.
If Investments In The Accumulation Account Do Not Perform As Anticipated, Your Notes May Be Downgraded Or You May Suffer A Loss
During any reset period when the class A-7 notes bear a fixed rate of interest (including during the initial reset period), the administrator, on behalf of the trust, will invest any funds on deposit in an accumulation account in eligible investments (which may include asset-backed securities and/or repurchase obligations with respect to federally guaranteed student loans that are serviced by Sallie Mae Servicing L.P. or an affiliate) that satisfy the applicable minimum rating requirements set by the rating agencies and have an expected maturity at least one business day before the next reset date for the class A-7 notes.

There can be no assurance that these investments will not default or that they will always retain their initial ratings. Any downgrade in these investments would also likely reduce the market value of such securities. In this event, if the administrator were to have the trust sell such investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate such investments following an event of default and an acceleration of your notes, you may suffer a loss. Furthermore, there is no certainty that such investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that, absent sufficient cash flow from the other assets of the trust to offset these losses, you could suffer a loss on your investment.

In The Event That Sums Are Deposited Into The Supplemental Interest Account Or The Investment Reserve Account, Principal Payments To Class B Noteholders May Be Delayed Or Class B Noteholders May Suffer A Loss
On and after the stepdown date and provided no trigger event is then in effect, your class B notes will be entitled to principal distributions. However, if amounts on deposit in an accumulation account during any reset period when the class A-7 notes bear a fixed rate of interest become sufficiently large, it is possible that required deposits into the supplemental interest account may result in a shortage of available funds, and principal would not be paid to you on that or succeeding distribution dates until there are sufficient available funds.

In addition, amounts required to be deposited into the investment reserve account will be funded on each applicable distribution date, to the level necessary to satisfy the rating agency condition (subject to a maximum amount) prior to any distributions of principal to the class B notes. If there are insufficient available funds following any such deposit, principal payments to your class B notes may be delayed. In addition, if amounts withdrawn from the investment reserve account are insufficient to offset losses on eligible investments and there are insufficient available funds to both replenish the accumulation account and make payments of principal to the class B noteholders, you may suffer a loss.
Certain Actions Can Be Taken Without Noteholder Approval
The transaction documents provide that certain actions may be taken based upon receipt by the indenture trustee of a confirmation from each of the rating agencies that the then-current ratings assigned by the rating agencies then rating the notes will not be impaired by those actions. To the extent those actions are taken after issuance of the notes, investors in the notes will be dependent on the evaluation by the rating agencies of those actions and the impact of those actions on credit quality.

Changes In Law May Affect Student Loans And May Impact The Yield And Expected Term To Maturity Of Your Notes
Several bills have recently been introduced in the U.S. House of Representatives that, if enacted into law, would permit borrowers with outstanding consolidation loans to refinance those loans at lower interest rates. At this time, neither Sallie Mae nor the depositor expects these bills to become law in their present form.

Any legislation that permits borrowers to refinance existing consolidation loans could significantly increase the rate of repayments on the trust student loans, lower the yield with respect to the trust student loans and shorten the expected term to maturity for any class of notes that then bears interest at a floating rate.

In addition, if the legislation described above or any similar legislation is enacted into law, the length of time that the notes are outstanding and their weighted average lives may be shortened significantly.

DEFINED TERMS

        In later sections, we use a few terms that we define in the Glossary at the end of this prospectus supplement. These terms appear in bold face on their first use and in initial capital letters in all cases.

EURO PRESENTATION

        In this prospectus supplement, references to "U.S. Dollars" and "U.S.$" are references to U.S. currency and references to "Pounds Sterling" and "£" are references to the currency of the United Kingdom of Great Britain and Northern Ireland. Any translations of U.S. Dollars into Pounds Sterling have been made using an exchange rate of $                    =£1.00. Use of such rate is not a representation that U.S. dollar amounts actually represent such Pounds Sterling amounts or could be converted into Pounds Sterling at that rate.

FORMATION OF THE TRUST

The Trust

        The SLM Student Loan Trust 2003-14 is a statutory trust newly formed under Delaware law and under a trust agreement dated December       , 2003 between the depositor and the eligible lender trustee. The trust will not engage in any activity other than:

  •
  acquiring, holding and managing the trust student loans and the other assets of the trust and related proceeds;

  •
  issuing the notes;

  •
  making payments on them;

  •
  entering into one or more swap agreements for the class A-7 notes and making the required payments set forth therein;

  •
  entering into the interest rate cap agreement and making the upfront payment required under that agreement; and

  •
  engaging in other activities that are necessary, suitable or convenient to accomplish, or are incidental to, the foregoing.

        The trust will be initially capitalized with equity of $100, excluding amounts to be deposited in the reserve account and the capitalized interest account by the trust on the closing date. The proceeds from the sale of the notes will be used by the eligible lender trustee to make the initial deposits in the reserve account and the capitalized interest account, to make the upfront payment on the interest rate cap agreement and to purchase, on behalf of the trust, the trust student loans. It will purchase the trust student loans from the depositor under a sale agreement to be dated as of the closing date, among the depositor, the trust and the eligible lender trustee. The depositor will use the net proceeds it receives from the sale of the trust student loans to pay to Sallie Mae the purchase price of the trust student loans acquired from it under a purchase agreement dated as of the closing date between the depositor and Sallie Mae.

        The property of the trust will consist of:

  •
  the pool of trust student loans, legal title to which is held by the eligible lender trustee on behalf of the trust;

  •
  all funds collected on trust student loans, including any special allowance payments and interest subsidy payments, on or after the cutoff date;

  •
  all moneys and investments from time to time on deposit in the trust accounts;

  •
  its rights under all swap agreements entered into from time to time and the related documents;

  •
  its rights under the transfer and servicing agreements, including the right to require the applicable seller, the applicable purchaser or the servicer to repurchase trust student loans from it or to substitute student loans under certain conditions;

  •
  its rights under the guarantee agreements with guarantors; and

  •
  its rights under the interest rate cap agreement and the related documents.

        The notes will be secured by the property of the trust. The collection account, the reserve account, the capitalized interest account, the accumulation account, the supplemental interest account, the investment premium purchase account, the investment reserve account and any currency account will be maintained in the name of the indenture trustee for the benefit of the noteholders. The remarketing fee account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and the class A noteholders. To facilitate servicing and to minimize administrative burden and expense, the servicer will act as custodian of the promissory notes representing the trust student loans and other related documents.

        The trust's principal offices are in Newark, Delaware, in care of Chase Manhattan Bank USA, National Association, as eligible lender trustee, at its address shown below.

Capitalization of the Trust

        The following table illustrates the capitalization of the trust as of the cutoff date, as if the issuance and sale of the securities and the conversion of the proceeds from the class A-7 notes from Pounds Sterling to U.S. Dollars had taken place on that date (using an exchange rate of $                    = £1.00):

Class A-1 Student Loan-Backed Notes	$
Class A-2 Student Loan-Backed Notes
Class A-3 Student Loan-Backed Notes
Class A-4 Student Loan-Backed Notes
Class A-5 Student Loan-Backed Notes
Class A-6 Student Loan-Backed Notes
Reset Rate Class A-7 Student Loan-Backed Notes
Class B Student Loan-Backed Notes
Equity		100

Total	$

Eligible Lender Trustee

        Chase Manhattan Bank USA, National Association is the eligible lender trustee for the trust under the trust agreement. Chase Manhattan Bank USA, National Association is a national banking association whose principal offices are located at Christiana Center/OPS4, 500 Stanton Christiana Road, Newark, Delaware 19713. The eligible lender trustee will acquire on behalf of the trust legal title to all the trust student loans acquired under the sale agreement. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements. Failure of the trust student loans to be owned by an eligible lender would result in the loss of guarantor and Department of Education payments on the trust student loans. See "Appendix A—Federal Family Education Loan Program—Eligible Lenders, Students and Educational Institutions" in the prospectus.

        The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement. See "Description of the Notes" in this prospectus supplement and "Transfer and Servicing Agreements" in the prospectus. Affiliates of the depositor maintain banking relations with the eligible lender trustee.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources of Capital and Liquidity

        The trust's primary sources of capital will be the net proceeds from the sale of the securities. See "Formation of the Trust—Capitalization of the Trust" in this prospectus supplement.

        The trust's primary sources of liquidity will be collections on the trust student loans, as supplemented by:

  •
  any payments from the swap counterparties with respect to the interest rate cap agreement, the initial cross-currency swap agreements and any additional swap agreements entered into from time to time by the trust for the class A-7 notes; and

  •
  amounts on deposit in the reserve account, the remarketing fee account, the accumulation account, the supplemental interest account, the investment premium purchase account, the investment reserve account, any currency account and, through                            the distribution date, the capitalized interest account.

Results of Operations

        The trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the trust student loans and other assets owned by the trust and the interest costs of the notes will determine the trust's results of operations in the future. The income generated from the trust's assets will pay operating costs and expenses of the trust and interest and principal on the notes. The principal operating expenses of the trust are expected to be, but are not limited to, servicing, administration and remarketing fees.

USE OF PROCEEDS

        The trust will use the net proceeds of $                    from the sale of the offered notes together with net proceeds from the sale of the class A-7 notes, to make the initial deposits to the reserve account and the capitalized interest account, to purchase the trust student loans from the depositor on the closing date under the sale agreement and to make the upfront payment on the interest rate cap agreement. The depositor will then use the proceeds paid to the depositor by the trust to pay to Sallie Mae the purchase price for the trust student loans purchased by the depositor. Expenses incurred to establish the trust and issue the notes (other than fees that are due to the underwriters) are payable by the depositor.

THE TRUST STUDENT LOAN POOL

        The eligible lender trustee, on behalf of the trust, will purchase the pool of trust student loans from the depositor as of November 10, 2003, the cutoff date.

        The depositor will purchase the trust student loans from Sallie Mae under the purchase agreement. Sallie Mae originated or acquired the trust student loans.

        The trust student loans were selected from Sallie Mae's portfolio of consolidation student loans by employing several criteria, including requirements that each trust student loan as of the cutoff date:

  •
  is guaranteed as to principal and interest by a guarantee agency under a guarantee agreement and the guarantee agency is, in turn, reinsured by the Department of Education in accordance with the FFELP;

  •
  contains terms in accordance with those required by the FFELP, the guarantee agreements and other applicable requirements;

  •
  is 90 days or more past the final disbursement;

  •
  is not more than 210 days past due;

  •
  does not have a borrower who is noted in the related records of the servicer as being currently involved in a bankruptcy proceeding; and

  •
  has special allowance payments, if any, based on the three-month commercial paper rate or the 91-day Treasury bill rate.

        No trust student loan as of the cutoff date was subject to the depositor's or Sallie Mae's prior obligation to sell that loan to a third party.

        The distribution by weighted average interest rate applicable to the trust student loans on any date following the cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the trust student loans. Moreover, the information below about the weighted average remaining term to maturity of the trust student loans as of the cutoff date may vary significantly from the actual term to maturity of any of the trust student loans as a result of prepayments or of the granting of deferral and forbearance periods.

        The following tables provide a description of specified characteristics of the trust student loans as of the cutoff date. The aggregate outstanding principal balance of the loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest of $5,924,342 as of the cutoff date to be capitalized. Percentages and dollar amounts in any table may not total 100% or the trust student loan balance, as applicable, due to rounding.

        The following tables also contain information concerning the total number of loans and total number of borrowers in the portfolio of trust student loans. For ease of administration, the servicer separates a consolidation loan on its system into two separate loan segments representing subsidized and unsubsidized segments of the same loan. The following tables reflect those loan segments within the number of loans. In addition, approximately 70 borrowers have more than one trust student loan.

COMPOSITION OF THE TRUST STUDENT LOANS
AS OF THE CUTOFF DATE

Aggregate Outstanding Principal Balance	$2,255,598,146
Aggregate Outstanding Principal Balance—Treasury Bill	$451,241,687
Aggregate Outstanding Principal Balance—Commercial Paper	$1,804,356,459
Number of Borrowers	79,420
Average Outstanding Principal Balance Per Borrower	$28,401
Number of Loans	124,624
Average Outstanding Principal Balance Per Loan—Treasury Bill	$22,306
Average Outstanding Principal Balance Per Loan—Commercial Paper	$17,284
Weighted Average Remaining Term to Scheduled Maturity	262 months
Weighted Average Annual Borrower Interest Rate	5.14%

        We determined the weighted average remaining term to maturity shown in the table from the cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

        The weighted average annual borrower interest rate shown in the table is exclusive of special allowance payments. The weighted average spread, including special allowance payments, to the 91-day Treasury bill rate was 3.11% as of the cutoff date.

        The weighted average spread, including special allowance payments, to the three-month commercial paper rate was 2.64% as of the cutoff date. See "Special Allowance Payments" in Appendix A to the prospectus.

        For this purpose, the three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter. The 91-day Treasury bill rate is the weighted average per annum discount rate, expressed on a bond equivalent basis and applied on a daily basis, for direct obligations of the United States with a maturity of thirteen weeks, as reported by the U.S. Department of the Treasury.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF THE CUTOFF DATE

Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than or equal to 4.00%	45,787	$746,443,029	33.1%
4.01% to 4.50%	37,627	618,054,668	27.4
4.51% to 5.00%	11,650	216,327,374	9.6
5.01% to 5.50%	2,198	49,010,221	2.2
5.51% to 6.00%	1,579	41,108,321	1.8
6.01% to 6.50%	1,648	42,318,486	1.9
6.51% to 7.00%	2,213	41,444,482	1.8
7.01% to 7.50%	1,628	34,630,098	1.5
7.51% to 8.00%	7,096	154,491,708	6.8
8.01% to 8.50%	4,181	85,520,718	3.8
Equal to or greater than 8.51%	9,017	226,249,041	10.0

Total	124,624	$2,255,598,146	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER
AS OF THE CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Less than $5,000.00	1,491	$4,548,379	0.2%
$5,000.00 — $9,999.99	9,990	83,171,282	3.7
$10,000.00 — $14,999.99	15,767	196,554,823	8.7
$15,000.00 — $19,999.99	13,345	231,764,451	10.3
$20,000.00 — $24,999.99	8,995	200,887,613	8.9
$25,000.00 — $29,999.99	6,247	170,851,536	7.6
$30,000.00 — $34,999.99	4,582	148,420,614	6.6
$35,000.00 — $39,999.99	3,580	133,982,111	5.9
$40,000.00 — $44,999.99	2,753	116,689,257	5.2
$45,000.00 — $49,999.99	2,173	103,000,447	4.6
$50,000.00 — $54,999.99	1,690	88,628,995	3.9
$55,000.00 — $59,999.99	1,452	83,381,879	3.7
$60,000.00 — $64,999.99	1,104	68,853,846	3.1
$65,000.00 — $69,999.99	869	58,559,102	2.6
$70,000.00 — $74,999.99	719	52,053,465	2.3
$75,000.00 — $79,999.99	628	48,632,524	2.2
$80,000.00 — $84,999.99	536	44,156,245	2.0
$85,000.00 — $89,999.99	454	39,681,050	1.8
$90,000.00 — $94,999.99	423	39,123,501	1.7
$95,000.00 — $99,999.99	342	33,318,647	1.5
$100,000.00 and above	2,280	309,338,378	13.7

Total	79,420	$2,255,598,146	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REMAINING TERM TO SCHEDULED MATURITY
AS OF THE CUTOFF DATE

Number of Months Remaining to Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 to 3	4	$1,664	*
4 to 12	55	92,666	*
13 to 24	205	627,778	*
25 to 36	333	1,564,177	0.1%
37 to 48	535	3,349,568	0.1
49 to 60	795	6,023,946	0.3
61 to 72	1,067	9,329,601	0.4
73 to 84	1,190	11,499,211	0.5
85 to 96	1,367	14,239,604	0.6
97 to 108	1,325	14,965,729	0.7
109 to 120	1,775	24,658,151	1.1
121 to 132	1,436	17,456,156	0.8
133 to 144	9,022	63,408,604	2.8
145 to 156	1,883	24,335,614	1.1
157 to 168	1,741	28,771,885	1.3
169 to 180	32,696	309,526,457	13.7
181 to 192	4,512	54,690,880	2.4
193 to 204	1,834	28,766,549	1.3
205 to 216	1,245	24,708,579	1.1
217 to 228	1,386	31,381,038	1.4
229 to 240	26,028	413,996,466	18.4
241 to 252	4,482	79,533,991	3.5
253 to 264	1,107	24,418,740	1.1
265 to 276	675	19,079,832	0.8
277 to 288	672	23,317,210	1.0
289 to 300	11,097	287,818,333	12.8
301 to 312	3,100	86,873,787	3.9
313 to 324	671	22,864,460	1.0
325 to 336	313	13,401,196	0.6
337 to 348	402	19,245,714	0.9
349 to 360	7,573	370,522,090	16.4
361 and greater	4,098	225,128,468	10.0

Total	124,624	$2,255,598,146	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

        We have determined the numbers of months remaining to scheduled maturity shown in the table from the cutoff date to the stated maturity date of the applicable trust student loan without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferral	10,965	$244,500,883	10.8%
Forbearance	11,856	289,082,791	12.8
Repayment
First year in repayment	86,595	1,416,295,836	62.8
Second year in repayment	1,392	32,993,629	1.5
Third year in repayment	1,286	32,037,843	1.4
More than 3 years in repayment	12,530	240,687,163	10.7

Total	124,624	$2,255,598,146	100.0%

        Current borrower payment status refers to the status of the borrower of each trust student loan as of the cutoff date. The borrower:

  •
  may have temporarily ceased repaying the loan through a deferral or a forbearance period; or

  •
  may be currently required to repay the loan—repayment.

See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

        The weighted average number of months in repayment for all trust student loans currently in repayment is approximately 13.5, calculated as the term to maturity at the commencement of repayment less the number of months remaining to scheduled maturity as of the cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN STATUS OF THE TRUST STUDENT LOANS BY CURRENT BORROWER PAYMENT STATUS AS OF THE CUTOFF DATE

	Scheduled Remaining Months in Status
Current Borrower Payment Status
	Deferral	Forbearance	Repayment
Deferral	12.3	—	287.5
Forbearance	—	6.0	287.7
Repayment	—	—	251.6

        We have determined the scheduled months in status shown in the table without giving effect to any deferral or forbearance periods that may be granted in the future. See Appendix A to the prospectus and "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

GEOGRAPHIC DISTRIBUTION OF THE TRUST STUDENT LOANS
AS OF THE CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Alabama	1,021	$18,344,920	0.8%
Alaska	161	2,772,958	0.1
Arizona	2,349	40,165,017	1.8
Arkansas	805	13,788,545	0.6
California	10,462	210,832,261	9.3
Colorado	1,826	30,734,081	1.4
Connecticut	1,983	35,154,631	1.6
Delaware	312	5,937,605	0.3
District of Columbia	653	13,809,948	0.6
Florida	5,916	120,188,770	5.3
Georgia	3,724	70,402,594	3.1
Hawaii	392	6,526,536	0.3
Idaho	321	5,870,455	0.3
Illinois	7,599	135,538,733	6.0
Indiana	4,090	61,877,801	2.7
Iowa	891	14,998,685	0.7
Kansas	2,625	40,402,430	1.8
Kentucky	1,183	20,579,085	0.9
Louisiana	5,467	92,933,505	4.1
Maine	367	6,330,593	0.3
Maryland	3,382	68,048,726	3.0
Massachusetts	4,833	81,328,637	3.6
Michigan	3,649	68,442,191	3.0
Minnesota	2,399	41,495,902	1.8
Mississippi	1,307	20,815,342	0.9
Missouri	3,108	54,699,441	2.4
Montana	185	3,169,680	0.1
Nebraska	331	5,672,630	0.3
Nevada	683	12,161,743	0.5
New Hampshire	696	11,550,293	0.5
New Jersey	3,559	71,543,840	3.2
New Mexico	328	6,184,481	0.3
New York	11,221	212,204,329	9.4
North Carolina	2,221	41,167,594	1.8
North Dakota	111	1,850,834	0.1
Oklahoma	2,807	48,177,220	2.1
Oregon	1,469	24,852,909	1.1
Pennsylvania	5,121	95,059,802	4.2
Rhode Island	304	5,685,891	0.3
South Carolina	915	17,885,597	0.8
South Dakota	137	2,409,354	0.1
Tennessee	2,300	41,875,391	1.9
Texas	10,345	178,871,063	7.9
Utah	281	5,496,724	0.2
Vermont	144	2,934,017	0.1
Virginia	4,050	69,610,655	3.1
Washington	3,243	52,456,428	2.3
West Virginia	571	10,139,478	0.4
Wisconsin	1,938	34,869,061	1.5
Wyoming	117	1,656,607	0.1
Other	722	16,093,132	0.7

Total	124,624	$2,255,598,146	100.0%

        We have based the geographic distribution shown in the table on the billing addresses of the borrowers of the trust student loans shown on the servicer's records as of the cutoff date.

        Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments. Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan. The amount received is applied first to interest accrued to the date of payment and the balance of the payment, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment. If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal. As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

        In either case, subject to any applicable deferral periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

        Sallie Mae makes available to some borrowers of student loans it holds payment terms that may result in the lengthening of the remaining term of the student loans. For example, not all of the loans owned by Sallie Mae provide for level payments throughout the repayment term of the loans. Some student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans. Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under that plan, ultimate repayment may be delayed up to five years. Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans. See "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in the prospectus.

        The following table provides certain information about trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY LOAN TYPE AS OF THE CUTOFF DATE

Loan Type	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	58,813	$953,360,993	42.3%
Unsubsidized	65,811	1,302,237,153	57.7

Total	124,624	$2,255,598,146	100.0%

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY REPAYMENT TERMS AS OF THE CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment	87,871	$1,467,264,762	65.0%
Graduated Repayment(1)	34,647	734,881,397	32.6
Income-Sensitive	2,106	53,451,985	2.4

Total	124,624	$2,255,598,146	100.0%

(1)
Graduated repayment loans include loans with interest-only periods.

        The servicer, at the request of Sallie Mae and on behalf of the trust, may in the future offer repayment terms similar to those described above to borrowers of loans in the trust who are not entitled to these repayment terms as of the cutoff date. If repayment terms are offered to and accepted by borrowers, the weighted average life of the securities could be lengthened.

        The following table provides information about the trust student loans regarding date of disbursement.

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY DATE OF DISBURSEMENT AS OF THE CUTOFF DATE

Disbursement Date	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Pre-October 1, 1993	1,701	$27,569,776	1.2%
October 1, 1993 and after	122,923	2,228,028,369	98.8

Total	124,624	$2,255,598,146	100.0%

        Student Loans disbursed prior to October 1, 1993 are 100% guaranteed by the applicable guarantor, and reinsured against default by the Department of Education. Student loans disbursed on or after October 1, 1993 are 98% guaranteed by the applicable guarantor, and reinsured against default by the Department. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP" in the prospectus.

Insurance of Student Loans; Guarantors of Student Loans

        General.     Each trust student loan is required to be guaranteed as to at least 98% of the principal and interest by one of the guarantee agencies described below and reinsured by the Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some trust student loans, interest subsidy payments by the Department of Education.

        No insurance premium is charged to a borrower or a lender in connection with a consolidation loan. However, FFELP lenders must pay a monthly rebate fee to the Department of Education at an annualized rate of 1.05% on principal of and interest on consolidation loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62% on consolidation loans for which consolidation loan applications were received between October 1, 1998 and January 31, 1999. The trust will pay this consolidation loan rebate prior to calculating Available Funds.

        Guarantee Agencies for the Trust Student Loans.     The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified trust student loans.

        Under the Higher Education Amendments of 1992, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination referred to above. We cannot assure you that the Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP" in the prospectus.

        The following table provides information with respect to the portion of the trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE TRUST STUDENT LOANS
BY GUARANTEE AGENCY AS OF THE CUTOFF DATE

Name of Guarantee Agency	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed
American Student Assistance	4,945	$80,027,953	3.5%
California Student Aid Commission	890	19,901,239	0.9
Colorado Student Loan Program	145	2,944,449	0.1
Great Lakes Higher Education Corporation	1,389	34,181,136	1.5
Illinois Student Assistance Commission	6,206	103,500,572	4.6
Iowa College Student Aid Commission	416	7,098,185	0.3
Kentucky Higher Education Assistance Authority	709	11,204,654	0.5
Louisiana Office of Student Financial Assistance	911	13,523,706	0.6
Michigan Guaranty Agency	1,860	28,309,015	1.3
Montana Guaranteed Student Loan Program	10	160,132	*
New Jersey Higher Education Student Assistance
Authority	4,751	71,735,772	3.2
New York State Higher Education Services Corporation	14,362	244,935,975	10.9
Northwest Education Loan Association	8,177	128,290,792	5.7
Oklahoma Guaranteed Student Loan Program	3,103	50,171,603	2.2
Oregon Student Assistance Commission	762	11,476,375	0.5
Pennsylvania Higher Education Assistance Agency	10,620	181,600,340	8.1
Student Loan Guarantee Foundation of Arkansas, Inc.	557	8,892,867	0.4
Tennessee Student Assistance Corporation	1,618	26,318,811	1.2
Texas Guaranteed Student Loan Corporation	10,119	186,921,346	8.3
United Student Aid Funds, Inc.	53,074	1,044,403,224	46.3

Total	124,624	$2,255,598,146	100.0%

*
Represents a percentage greater than 0% but less than 0.05%.

        Some historical information about each of the guarantee agencies that guarantees trust student loans comprising at least 5% of the initial pool balance is provided below. For purposes of the following tables we refer to these guarantee agencies as "Significant Guarantors." The information shown for each Significant Guarantor relates to all student loans, including but not limited to trust student loans, guaranteed by that Significant Guarantor.

        We obtained the information in these tables from various sources, including from the Significant Guarantors themselves or, if not available from the Significant Guarantors, from Department of Education publications and data. The depositor, Sallie Mae and the underwriters have not audited or independently verified this information for accuracy or completeness.

        Guarantee Volume.     The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding consolidation loans, that first became guaranteed by each Significant Guarantor and by all guarantee agencies, including but not limited to those guaranteeing trust student loans, in each of the five federal fiscal years shown:

	Loans Guaranteed
	Federal Fiscal Year
Name of Guarantee Agency
	1998	1999	2000	2001	2002
New York State Higher Education Services Corporation	$1,567,779,770	$1,619,945,670	$1,948,823,823	$1,925,524,251	$2,155,537,213
Northwest Education Loan Association	305,656,016	310,445,329	262,558,470	270,797,322	346,821,854
Pennsylvania Higher Education Assistance Agency	1,787,179,279	1,785,560,391	2,075,885,946	2,252,381,120	2,529,963,214
Texas Guaranteed Student Loan Corporation	1,456,358,859	1,560,238,291	1,709,271,995	1,853,779,164	2,134,901,000
United Student Aid Funds, Inc.	6,181,128,248	6,404,787,073	6,839,500,407	7,378,564,800	7,919,259,227
All Guarantee Agencies	$22,300,960,997	$22,923,325,576	$25,656,043,912	$28,355,601,253	$32,749,370,030

        Reserve Ratio.     Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

  •
  Cumulative cash reserves are cash reserves plus (1) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (2) uses of funds, including claims paid to lenders, operating expenses, lender fees, the Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

  •
  The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

        The following table shows the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:

	Reserve Ratio as of Close of Federal Fiscal Year
Guarantors
	1998	1999	2000	2001	2002
New York State Higher Education Services Corporation	1.1%	1.3%	1.1%	1.0%	0.6%
Northwest Education Loan Association	1.1	1.1	1.0	0.8	0.6
Pennsylvania Higher Education Assistance Agency	1.3	1.4	1.3	1.1	0.5
United Student Aid Funds, Inc.	1.4	1.2	1.0	0.7	0.6
Texas Guaranteed Student Loan Corporation	1.8	1.3	1.2	N/A	N/A
All Guarantee Agencies	1.5	1.6	1.0	0.8	N/A

        Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor. The table below shows the cumulative recovery rates for each of the Significant Guarantors for the five federal fiscal years shown:

	Recovery Rate Federal Fiscal Year
Guarantors
	1998	1999	2000	2001	2002
New York State Higher Education Services Corporation	53.0%	58.0%	63.0%	65.0%	66.0%
Northwest Education Loan Association	54.0	57.0	52.4	66.1	68.0
Pennsylvania Higher Education Assistance Agency	59.2	62.1	66.1	70.7	73.6
Texas Guaranteed Student Loan Corporation	48.9	54.1	65.8	70.1	73.5
United Student Aid Funds, Inc.	44.3	43.8	55.1	66.1	64.6

        Claims Rate.     The following table shows the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:

	Claims Rate Federal Fiscal Year
Guarantors
	1998	1999	2000	2001	2002
New York State Higher Education Services Corporation	2.7%	1.9%	1.5%	1.5%	1.3%
Northwest Education Loan Association	3.2	2.7	1.5	1.6	2.0
Pennsylvania Higher Education Assistance Agency	2.0	1.6	1.1	1.7	1.7
Texas Guaranteed Student Loan Corporation	3.2	2.4	2.0	2.8	3.2
United Student Aid Funds, Inc.	4.0	2.6	2.0	2.5	2.0

        The Department of Education is required to make reinsurance payments to guarantors with respect to FFELP loans in default. This requirement is subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of

FFELP loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year. See "Appendix A—Federal Family Education Loan Program" to the prospectus.

        Each guarantee agency's guarantee obligations with respect to any trust student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

  •
  the origination and servicing of the trust student loan being performed in accordance with the FFELP, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

  •
  the timely payment to the guarantee agency of the guarantee fee payable on the trust student loan; and

  •
  the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the trust student loan.

        Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the trust student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

        Prospective investors may consult the Department of Education Data Books for further information concerning the guarantors.

Cure Period for Trust Student Loans

        Sallie Mae, the depositor or the servicer, as applicable, will be obligated to purchase, or to substitute qualified substitute student loans for, any trust student loan in the event of a material breach of certain representations, warranties or covenants concerning the trust student loan, following a period during which the breach may be cured. For purposes of trust student loans the cure period will be 210 days. However, in the case of breaches that may be cured by the reinstatement of the guarantor's guarantee of the trust student loan, the cure period will be 360 days. In each case the cure period begins on the earlier of the date on which the breach is discovered and the date of the servicer's receipt of the guarantor reject transmittal form with respect to the trust student loan. The purchase or substitution will be made not later than the end of the 210-day cure period or not later than the 60th day following the end of the 360-day cure period, as applicable.

        Notwithstanding the foregoing, if as of the last business day of any month the aggregate principal amount of trust student loans for which claims have been filed with and rejected by a guarantor as a result of a breach by the depositor or the servicer or for which the servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of such a breach exceeds 1% of the pool balance, then the servicer or the depositor, as applicable, will be required to purchase, within 30 days of a written request by the eligible lender trustee or the indenture trustee, affected trust student loans in an aggregate principal amount so that after the purchases the aggregate principal amount of affected trust student loans is less than 1% of the pool balance. The trust student loans to be purchased by the servicer or the depositor pursuant to the preceding sentence will be based on the date of claim rejection, with the trust student loans with the earliest of these dates to be purchased first. See "Servicing and Administration—Servicer Covenants" and "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers" in the prospectus.

Consolidation of Federal Benefit Billings and Receipts and Guarantor Claims with Other Trusts

        Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee will be allowed under the trust agreement to permit other trusts established by the depositor to securitize student loans to use the Department of Education lender identification number applicable to the trust. In that event, the billings submitted to the Department of Education for interest subsidy and special allowance payments on loans in the trust would be consolidated with the billings for the payments for student loans in other trusts using the same lender identification number and payments on the billings would be made by the Department of Education in lump sum form. These lump sum payments would then be allocated among the various trusts using the same lender identification number.

        In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

        The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department of Education for any liabilities owed to the Department of Education or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the Department of Education or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department of Education or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department of Education or that guarantee agency would be likely to collect that liability by offset against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the trust.

        In addition, other trusts using the shared lender identification number may in a given quarter incur consolidation origination fees that exceed the interest subsidy and special allowance payments payable by the Department of Education on the loans in the other trusts, resulting in the consolidated payment from the Department of Education received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department of Education on the loans in the trust for that quarter.

        The servicing agreement for the trust and the servicing agreements for the other trusts established by the depositor that share the lender identification number to be used by the trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department of Education or a guarantee agency arising from the student loans held by the eligible lender trustee on the trust's behalf.

DESCRIPTION OF THE NOTES

General

        The notes will be issued under an indenture substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes some terms of the notes, the indenture, the trust agreement, the initial swap agreements and the interest rate cap agreement. The prospectus describes other terms of the notes. See "Description of the Notes" and "Certain Information Regarding the Securities" in the prospectus. The following summary does not cover every detail and is subject to the provisions of the notes, the indenture, the trust agreement, the initial swap agreements and the interest rate cap agreement.

The Notes

  The Class A Notes.

        Distributions of Interest.     Interest will accrue on the outstanding principal balances of the class A notes at their respective interest rates. Interest will accrue during each applicable accrual period and will be payable to the class A noteholders on each applicable distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum specified in the definition of Class A Note Interest Shortfall in the Glossary. Interest payments on the class A notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "—Distributions" and "—Credit Enhancement" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Interest Distribution Amount for that distribution date, the shortfall will be allocated pro rata to the class A noteholders, based upon the total amount of interest then due on each class of class A notes.

        The interest rate for each class of offered class A notes for each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus the following applicable spread:

Class of Notes	Spread
Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-5%
Class A-6%

        LIBOR for the first accrual period for all classes of LIBOR-based notes will be determined by the following formula:

x + [ / * (y-x)]
where:
x = month LIBOR, and
y = month LIBOR.

The administrator will determine LIBOR for the specified maturity for each accrual period on the second business day before the beginning of that accrual period, as described under "—Determination of Indices—LIBOR."

        The interest rate for the class A-7 notes will be reset on each applicable reset date. See "—The Reset Rate Notes" below.

        Distributions of Principal.     Principal payments will be made or allocated to the class A noteholders and each applicable Swap Counterparty on each distribution date in an amount generally equal to the Principal Distribution Amount times the Class A Percentage for that distribution date, until the principal balance of each class of the class A notes is reduced to zero (or there are sufficient funds on deposit (less any investment earnings) in the accumulation account to pay the outstanding principal amount in full of the class A-7 notes). Principal payments on the class A notes and to each applicable Swap Counterparty will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "—Distributions," "—Credit Enhancement" and "—The Class B Notes—Subordination of the Class B Notes" in this prospectus supplement. If these sources are insufficient to pay the Class A Noteholders' Principal Distribution Amount for a distribution date, the shortfall will be added to the principal payable to the class A noteholders and each applicable Swap Counterparty with respect to principal on subsequent distribution dates. Amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to make principal payments on the class A notes except at maturity of the applicable class of notes or on the final distribution upon termination of the trust.

        Principal payments will be applied on each distribution date in the priorities set forth under "—Distributions" below.

        However, notwithstanding any other provision to the contrary, following the occurrence of an event of default and the exercise by the indenture trustee of remedies under the indenture, principal payments on the class A notes and to the applicable Swap Counterparties will be made pro rata, without preference or priority, except that amounts on deposit in the accumulation account will be applied only to the payment of principal of the class A-7 notes.

        The aggregate outstanding principal balance of each class of class A notes will be due and payable in full on its maturity date. The actual date on which the aggregate outstanding principal and accrued interest of a class of class A notes is paid may be earlier than its maturity date, based on a variety of factors as described in "You Will Bear Prepayment and Extension Risk Due To Action Taken By Individual Borrowers And Other Variables Beyond Our Control" under "Risk Factors" in the prospectus.

        For a discussion of the ramifications of the termination of a cross-currency swap agreement on principal payments, see "—Distributions—Distributions with respect to Non-U.S. Dollar Currency Denominated Reset Rate Notes" below.

  The Class B Notes.

        Distributions of Interest.     Interest will accrue on the principal balance of the Class B notes at the Class B interest rate. Interest will accrue during each accrual period and will be payable to the class B noteholders on each distribution date. Interest accrued as of any distribution date but not paid on that distribution date will be due on the next distribution date, together with an amount equal to interest on the unpaid amount at the class B interest rate. Interest payments on the class B notes for any distribution date will generally be funded from Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all prior required distributions). See "—Distributions," "—Credit Enhancement—Reserve Account" and "—The Class B Notes—Subordination of the Class B Notes" below.

        The interest rate for the class B notes with respect to each accrual period will be equal to three-month LIBOR, except for the first accrual period, plus       %. The administrator will determine LIBOR for the class B notes for each accrual period in the same manner as for the offered class A notes.

        Distributions of Principal.     Principal payments will be made to the class B noteholders on each distribution date on and after the Stepdown Date, provided that a Trigger Event has not occurred and is continuing, in an amount generally equal to the Class B Noteholders' Principal Distribution Amount for that distribution date. Principal payable on any distribution date will generally be funded from the portion of Available Funds and the other sources of funds for payment described in this prospectus supplement (subject to all required distributions). Amounts on deposit in the reserve account (other than amounts in excess of the Specified Reserve Account Balance) will not be available to make principal payments on the class B notes except at their maturity and on the final distribution upon termination of the trust. See "—Distributions" and "—Credit Enhancement—Reserve Account" in this prospectus supplement.

        The outstanding principal balance of the Class B notes will be due and payable in full on the class B maturity date to the extent of Available Funds. The actual date on which the final distribution on the Class B notes will be made may be earlier than the class B maturity date, however, based on a variety of factors.

        Subordination of the Class B Notes.     On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and amounts, if any, due to a Swap Counterparty for trust swap payments, and principal payments on the class B notes will be subordinated to the payment of both interest and principal on the class A notes, amounts, if any, due to a Swap Counterparty for trust swap payments and any required deposits into the supplemental interest account and any investment reserve account. Consequently, on any distribution date, Available Funds, amounts on deposit in the reserve account remaining after payment of the primary servicing fee and the administration fee, required deposits to the remarketing fee account and, through the             distribution date, amounts on deposit in the capitalized interest account will be applied to the payment of interest on the class A notes prior to any payment of interest on the class B notes, and no payments of the principal balance on the class B notes will be made on such distribution date until the class A notes have received the applicable Class A Noteholders' Principal Distribution Amount. In addition, even after the class A notes have been paid in full (or sufficient amounts are on deposit in the accumulation account to pay the outstanding principal amount in full of the class A-7 notes if then bearing a fixed rate of interest), the Class B Noteholders' Principal Distribution Amount will be subordinated to the payment of any required deposits into the supplemental interest account and the investment reserve account.

        Notwithstanding the foregoing, if

(1)
on any distribution date following distributions under clauses (a) through (f) under "—Distributions—Distributions from the Collection Account" to be made on that distribution date, without giving effect to any payments from the capitalized interest account to the class B notes, the outstanding principal balance of the class A notes, less amounts, other than investment earnings, on deposit in the accumulation account, would be in excess of:

•
the outstanding principal balance of the trust student loans plus

•
any accrued but unpaid interest on the trust student loans as of the last day of the related collection period plus

•
the balance of the reserve account on the distribution date following those distributions made under clauses (a) through (f) minus

•
the Specified Reserve Account Balance and the Supplemental Interest Account Deposit Amount for that distribution date, or

(2)
an event of default under the indenture affecting the class A notes has occurred and is continuing,

then, until the conditions described in (1) or (2) above no longer exist, the amounts on deposit in the collection account and the reserve account will be applied on that distribution date to the payment of the Class A Noteholders' Distribution

Amount and the Supplemental Interest Account Deposit Amount before any amounts are applied to the payment of the Class B Noteholders' Distribution Amount.

The Reset Rate Notes

        General.     The applicable currency and interest rate for the class A-7 notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below.

        Interest.     During the initial reset period, the class A-7 notes will be denominated in Pounds Sterling and will bear interest at a fixed rate equal to        %, calculated based on the Actual/Actual (ISMA) accrual method as described under "Description of the Notes—Determination of Indices" in this prospectus supplement.

        Except for the initial accrual period, interest on the class A-7 notes during each reset period when the class A-7 notes bear a fixed rate of interest will accrue daily and will be computed based on:

  •
  if the class A-7 notes are denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

  •
  if the class A-7 notes are denominated in a currency other than U.S.

        Dollars, generally, the Actual/Actual (ISMA) accrual method as described in "—Determination of Indices" below or such other day-count convention as will be set forth on the related Remarketing Terms Determination Date.

        Interest on the class A-7 notes during any reset period when the class A-7 notes bear a floating rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year.

        If, during any subsequent reset periods, the interest rate on the class A-7 notes is changed to bear interest at a floating rate of interest, based on LIBOR, GBP-LIBOR, EURIBOR or another index or continues to bear a fixed rate of interest, as applicable, interest may be computed on a different basis and use a different interval between interest rate determination dates as described below under "—Determination of Indices—Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates" in this prospectus supplement.

        An accrual period during any reset period when the class A-7 notes bear a floating rate of interest will begin on a distribution date and end on the day before the next distribution date. An accrual period during any reset period when the class A-7 notes are denominated in U.S. Dollars and bear a fixed rate of interest will begin on the 25th day of the month of the immediately preceding distribution date and end on the 24th day of the month of the then-current distribution date.

        The first accrual period for the class A-7 notes will begin on the closing date and end on January 24, 2005, and thereafter each related accrual period during the initial reset period for the class A-7 notes will begin on each January 25 and end on each January 24. The initial accrual period for the class A-7 notes will be             days. Interest on the class A-7 notes during the initial reset period will be paid annually, beginning on the distribution date in January 2005, and thereafter on each distribution date occurring in January through the initial reset date for the class A-7 notes. However, for the distribution date that coincides with the initial reset date, payments will be paid to the class A-7 noteholders on the second business day following such distribution date (which we sometimes refer to as the special reset payment date in this prospectus supplement), together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option for the class A-7 notes (as described below), payments of interest and principal to the class A-7 noteholders will be made on the special reset payment date without the payment of any additional interest.

        During any subsequent reset periods, when the class A-7 notes are denominated in a currency other than U.S. Dollars, interest accrual periods and the applicable interest distribution dates may be quarterly, semi-annual or annual as specified on the related Remarketing Terms Determination Date as described under "—Reset Periods" below.

        Interest and, if applicable, principal will be payable or allocated, as applicable, on each distribution date.

        Reset Periods.     The initial reset date for the class A-7 notes will be             . We refer to this date, together with each date thereafter on which the class A-7 notes may be reset with respect to the currency and/or interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date, and each reset period will end on the day before a distribution date. However, no reset period may end after the date before a maturity date for the class A-7 notes.

        During the initial reset period for the class A-7 notes, interest will be payable annually on each distribution date occurring in January at the interest rate shown above under "—The Class A Notes—Distributions of Interest."

        The applicable currency and interest rate on the class A-7 notes will be reset as of each reset date as determined by:

  •
  the remarketing agents, in consultation with the administrator, with respect to the length of the reset period, the applicable currency (U.S. Dollars, Pounds Sterling, Euros or another currency), whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related All Hold Rate (if applicable); and

  •
  the remarketing agents with respect to the determination of the applicable fixed rate of interest or Spread to the chosen interest rate index, as applicable.

        In the event that the class A-7 notes are reset to pay (or continue to pay) the noteholders in a currency other than U.S. Dollars, the class A-7 notes are said to be in foreign exchange mode. In such case, the administrator will be responsible for arranging, on behalf of the trust, the required currency swaps to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the class A-7 noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See "—Foreign Exchange Mode" below. In the event that the class A-7 notes are reset to bear (or continue to bear) a fixed rate of interest, the administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest on the class A-7 notes and, together with the remarketing agents, for selecting one or more Eligible Swap Counterparties. See "—Fixed Rate Mode" below. The Spread will be determined in the manner described below for each reset period. See "—Spread Determination Date" below.

        Each reset period will be no less than three months and will always end on the day before a distribution date. Each distribution date when class A-7 noteholders will receive interest and/or principal payments will be determined by the remarketing agents, in consultation with the administrator, on the applicable Remarketing Terms Determination Date in connection with the establishment of each reset period.

        Absent a failed remarketing, class A-7 noteholders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process; provided that tender is deemed mandatory when the class A-7 notes are denominated in a currency other than U.S. Dollars during either the then-current or the immediately following reset period, as more fully discussed below. If there is a failed remarketing of the class A-7 notes, however, class A-7 noteholders will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date.

        Interest on the class A-7 notes during each reset period after the initial reset period will accrue and be payable either:

  •
  at a floating interest rate, in which case the class A-7 notes are said to be in floating rate mode, or

  •
  at a fixed interest rate, in which case the class A-7 notes are said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

        For each reset date, unless notice of the exercise of the call option described below has already been given, the remarketing agents will notify the class A-7 noteholders whether tender is deemed mandatory or optional and, in consultation with the administrator, will establish the following terms for the class A-7 notes by the Remarketing Terms Determination Date:

  •
  the expected weighted average life;

  •
  the name and contact information of the remarketing agents;

  •
  the next reset date and reset period;

  •
  the applicable minimum denomination and additional increments;

  •
  the interest rate mode (i.e., fixed rate or floating rate);

  •
  the currency denomination;

  •
  if in foreign exchange mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

  •
  if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the class A-7 noteholders, if other than quarterly;

  •
  if in floating rate mode, the applicable interest rate index;

  •
  if in floating rate mode, the interval between interest rate change dates;

  •
  if in floating rate mode, the applicable interest rate determination date;

  •
  if in fixed rate mode, the applicable fixed rate pricing benchmark;

  •
  if in fixed rate mode, the identities of the Eligible Swap Counterparties from which bids will be solicited;

  •
  if in floating rate mode, whether there will be a related swap agreement and if so the identities of the Eligible Swap Counterparties from which bids will be solicited;

  •
  the applicable interest rate day-count basis;

  •
  the related All Hold Rate, if applicable; and

  •
  any other relevant terms incidental to the foregoing terms (other than the related Spread or fixed rate of interest, as applicable) for the reset period.

Any interest rate mode other than a floating rate based on LIBOR or a commercial paper rate will require that the Rating Agency Condition be satisfied.

        The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, Luxembourg, as applicable, to the class A-7 noteholders, the indenture trustee and the rating agencies on the related Remarketing Terms Determination Date.

        If the class A-7 notes are denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. dollars during the immediately following reset period, on each Remarketing Terms Determination Date, the remarketing agents, in consultation with the administrator, will establish the related All Hold Rate. In this event, on or before the Notice Date, the class A-7 noteholders will have the option to deliver a Hold Notice, in the absence of which their reset rate notes will be deemed to have been tendered. See "—Tender of Reset Rate Notes; Remarketing Procedures" below. If the class A-7 notes are in foreign exchange mode either during the then-current reset period or will be reset into foreign exchange mode on the immediately following reset date, the class A-7 noteholders will be deemed to have tendered these notes on the related reset date, regardless of any desire by such reset rate noteholders to retain their ownership thereof, and no All Hold Rate will be applicable.

        If applicable, the All Hold Rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the Spread or fixed rate of interest established on the Spread Determination Date is higher than the All Hold Rate, all class A-7 noteholders who delivered a Hold Notice agreeing to be subject to the All Hold Rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the class A-7 noteholders elect to hold their reset rate notes for the next reset period, the related reset rate will be the All Hold Rate.

        If the remarketing agents, in consultation with the administrator, are unable to determine the terms set forth above that are required to be established on the applicable Remarketing Terms Determination Date, then, unless the holder of the call option chooses to exercise its call option, a Failed Remarketing will be declared on the related Spread Determination Date, all class A-7 holders will retain their notes, the Failed Remarketing Rate will apply, and a reset period of three months will be established.

        In addition, unless notice of the exercise of the call option has already been given, the administrator, not less than fifteen nor more than thirty calendar days prior to any Remarketing Terms Determination Date, will:

  •
  inform DTC, Euroclear and Clearstream, Luxembourg, as applicable, (1) if the class A-7 notes are denominated in U.S. Dollars in both the then-current and immediately following reset period, that the class A-7 notes are subject to automatic tender on the reset date unless a noteholder elects not to tender its particular reset rate notes, or (2) if the class A-7 notes are then in, or to be reset in, foreign exchange mode, that the class A-7 notes are subject to mandatory tender by all of the holders thereof, and

  •
  request that DTC, Euroclear and Clearstream, Luxembourg, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, Luxembourg, as applicable, the notices to be given on the Remarketing Terms Determination Date and the Spread Determination Date, and the procedures that must be followed if any beneficial owner of a class A-7 note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such note, each as described under "—Tender of Reset Rate Notes; Remarketing Procedures" below.

This will be the only required notice given to class A-7 noteholders prior to a Remarketing Terms Determination Date and with respect to the procedures for electing not to tender or regarding a mandatory tender of the class A-7 notes. If DTC, Euroclear and Clearstream, Luxembourg, as applicable, or its respective nominee is no longer the holder of record of the class A-7 notes, applicable procedures will be established for the delivery of any such notice.

        If a Failed Remarketing has been declared, all class A-7 notes will be deemed to have been held by the applicable noteholders on the related reset date at the Failed Remarketing Rate regardless of any desire to tender their notes or any mandatory tender of their notes by any class A-7 noteholders. With respect to any Failed Remarketing, the next reset period will be established as a three-month period.

        Call Option.     The class A-7 notes will be subject, as of each reset date, to a call option, held by SLM Corporation or one of its subsidiaries, for 100% of the class A-7 notes, exercisable at a price equal to 100% of the principal balance of the class A-7 notes, less all amounts distributed to the class A-7 noteholders as a payment of principal, plus any accrued and unpaid interest not paid by the trust on the applicable reset date. The call option may be exercised by SLM Corporation or one of its subsidiaries at any time prior to the determination of the related Spread or fixed rate or the declaration of a Failed Remarketing on the related Spread Determination Date. Once notice is given, the holder of the call option may not rescind its exercise of such call option. If the call option is exercised, the interest rate on the class A-7 notes will be the Call Rate and the currency denomination will be U.S. Dollars. In that event, a reset period of three months will be established, at the end of which the holder of the call option may either remarket the class A-7 notes pursuant to the remarketing procedures set forth below or retain the class A-7 notes for one or more successive three-month reset periods at the existing Call Rate.

        Spread Determination Date.     On each Spread Determination Date, the remarketing agents will set the applicable Spread above or below the applicable index (if the class A-7 notes will be in floating rate mode during the next reset period) or applicable fixed rate of interest (if the class A-7 notes will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class A-7 notes. Also, if applicable, the administrator and the remarketing agents will select from the bids received from the Eligible Swap Counterparty or Counterparties, with which the trust will enter into swap agreements to hedge basis and/or currency risks for the next related reset period. Furthermore, if the class A-7 notes are to be reset to foreign exchange mode, the currency exchange rate, the Extension Rate due to the related Swap Counterparty and the Failed Remarketing Rate for the applicable reset period will be determined pursuant to the terms of the related cross-currency swap agreement. If required for the immediately following reset period, on or before the related Spread Determination Date the administrator will arrange for new or additional securities identification codes to be obtained.

        In addition, on each Spread Determination Date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable (with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream, Luxembourg's respective procedures), the indenture trustee, the Luxembourg Stock Exchange (if the class A-7 notes are then listed on the Luxembourg Stock Exchange) and the rating agencies setting forth the applicable Spread or fixed rate of interest, as the case may be, any applicable currency exchange rate, and, if applicable, the identity of any Swap Counterparty or Counterparties, including the floating rate (or rates) of interest to be due to each selected Swap Counterparty on each distribution date during the related reset period and the Extension Rate (if applicable).

        Timeline.     The following chart shows a timeline of the remarketing process:

        Foreign Exchange Mode.     If the class A-7 notes are to be reset in foreign exchange mode (including during the initial reset period) on the related reset date (or the closing date with respect to the initial reset period), the administrator, on behalf of the trust, will enter into one or more cross-currency swap agreements with one or more Eligible Swap Counterparties, to facilitate the trust's ability to pay principal and interest in the applicable currency and to pay additional interest at the applicable interest rate and in the applicable currency for the class A-7 notes from and including the related reset date to, but excluding the second business day following the related reset date. In addition, the remarketing agents will cause swap agents, acting as agents for the remarketing agents and for the benefit of the class A-7 noteholders, to enter into one or more reset date currency swap agreements to facilitate the trust's ability to pay principal and interest in the related non-U.S. Dollar currency.

        Under any cross-currency swap agreement between the trust and a Swap Counterparty to hedge currency risk (including any initial cross-currency swap agreement), each related Swap Counterparty will be obligated to pay to the trust:

  •
  on the closing date only, the U.S. Dollar equivalent of the Pounds Sterling received by the trust (net of fees and expenses payable by the trust) from purchasers of any class A-7 notes;

  •
  on or before each applicable distribution date, (1) the applicable rate of interest on the class A-7 notes multiplied by the outstanding principal balance of the class A-7 notes denominated in a currency other than U.S. Dollars and (2) the applicable currency equivalent of the U.S. Dollars such Swap Counterparty concurrently receives from the trust as a payment of principal allocated to the class A-7 noteholders (including, on the maturity date for the class A-7 notes, if a cross-currency swap agreement is then in effect, the remaining outstanding principal balance of the class A-7 notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date), at an exchange rate to be set on the date on which such cross-currency swap agreement becomes effective; and

  •
  with respect to a distribution date that is also a reset date (other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option), additional interest at the applicable interest rate and in the applicable currency for the class A-7 notes from and including the related reset date to, but excluding the second business day following the related reset date.

        In return, the related Swap Counterparty will receive from the trust:

  •
  on the closing date only, all Pounds Sterling proceeds received by the trust from the sale of any class A-7 notes; and

  •
  on or before each distribution date, (1) an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that Swap Counterparty's pro rata share of the U.S. Dollar equivalent of the outstanding principal balance of the class A-7 notes, and (2) that Swap Counterparty's pro rata share of all payments of principal in U.S. Dollars that are allocated to the class A-7 notes; provided that if the class A-7 notes are in fixed rate mode, all principal payments allocated to the class A-7 notes on any distribution date will be deposited into the accumulation account and paid to the related Swap Counterparties on or about the next reset date (including all amounts required to be deposited therein on the related reset date), but excluding all investment earnings thereon.

        To hedge the risk of a change in the currency exchange rate on the next related reset date (or such later reset date in the event of consecutive Failed

Remarketings), the remarketing agents, in consultation with the administrator, will arrange for swap agents (acting as agents for the remarketing agents and for the benefit of the class A-7 noteholders) to enter into one or more reset date currency swap agreements with Eligible Swap Counterparties (which will also be the Swap Counterparties on the related required cross-currency swap agreements for such reset period).

        Under the reset date currency swap agreements:

        first, on the effective date of such reset date currency swap agreements (except with respect to the initial reset date currency swap agreements to be entered into on the closing date):

  •
  the remarketing agents will deliver to the related swap agent, for further delivery to the related Swap Counterparties, all secondary trade sale proceeds received from purchasers of the class A-7 notes in the applicable currency; and

  •
  in return, the related Swap Counterparties will deliver to the related swap agent, for delivery to the remarketing agents, the U.S. dollar equivalent of such sale proceeds using the exchange rate established on the applicable effective date; and

        second, on the reset date corresponding to the successful remarketing or an exercise of the call option of the class A-7 notes:

  •
  the related swap agent will be obligated to deliver to the related Swap Counterparties all U.S. Dollar secondary trade sale proceeds or proceeds from the exercise of the call option, as applicable, received from the remarketing agents that the remarketing agents either received directly from the purchasers of the class A-7 notes (if remarketed in U.S. Dollars), from the new swap agent (if remarketed in foreign exchange mode, as described in first above) or from the holder of the call option; and

  •
  in return, the related Swap Counterparties will deliver to the related swap agent, for delivery to the remarketing agents, the applicable currency equivalent of such secondary trade sale proceeds or proceeds from the exercise of the call option, as applicable, using the exchange rate established on the applicable effective date of such reset date currency swap agreement (or in the case of the initial reset date currency swap agreements, the closing date).

        Upon receipt, the remarketing agents will deliver such sums either:

  •
  if the class A-7 notes are denominated in U.S. Dollars immediately before such reset date, to the tendering class A-7 noteholders, as payment in full of the outstanding principal balance of their reset rate notes; or

  •
  if the class A-7 notes are in foreign exchange mode immediately before such reset date, to the related swap agent for the purposes described in second above.

        The remarketing agents will then deliver such non-U.S. Dollar currency amounts to the tendering class A-7 noteholders, as payment in full of the outstanding principal balance of their reset rate notes, and any reset date currency swap agreement effective during the previous reset period will terminate in accordance with its terms. Except with respect to any initial reset date currency swap agreements, whereunder no amounts will be exchanged on the closing date, the U.S. Dollar amount principal exchanged under a reset date currency swap agreement on its effective date may be more than the U.S. Dollar amount principal exchanged on the next related reset date due to principal payments made by the trust between the effective date of the reset date currency swap agreements and the next related reset date.

        Unless a swap agent fails to pay amounts it has received either to the remarketing agents or the Swap Counterparty, as required, under no circumstances will a swap agent be liable to the trust or the Swap Counterparty with respect to any payments required under a related reset date currency swap agreement.

        All such currency swap agreements will terminate, generally, on the earliest to occur of:

  •
  the next succeeding related reset date resulting in a successful remarketing;

  •
  the related reset date of an exercise of the call option;

  •
  the distribution date on which the outstanding principal balance of the class A-7 notes is reduced to zero (excluding for such purpose all amounts on deposit in the accumulation account); or

  •
  the maturity date of the class A-7 notes.

Any applicable cross-currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee; provided, however, that such optional purchase or auction will not occur prior to the initial reset date. No currency swap agreement will terminate solely due to the declaration of a Failed Remarketing.

        In the event that a Failed Remarketing is declared, the rate of interest due to a related Swap Counterparty from the trust on each distribution date will be increased to the related Extension Rate and the rate that the Swap Counterparty will pay to the trust will be changed to the related Failed Remarketing Rate, which will be a floating rate based on the applicable currency (which for Pounds Sterling will be three-month GBP-LIBOR), plus a spread, as will be determined by the remarketing agents on the related Spread Determination Date, and set forth in the related currency swap agreement (and, if a floating rate is already in effect, will be significantly higher than the spread generally due from such Swap Counterparty).

        The remarketing agents, in consultation with the administrator, in determining the counterparty or counterparties to the required currency swap agreements, will solicit bids from at least three Eligible Swap Counterparties and will select the lowest of these bids to provide the currency swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the class A-7 notes, the remarketing agents, in consultation with the administrator, may select more than one Eligible Swap Counterparty, but only to the extent that such additional Eligible Swap Counterparties have provided the next lowest received bid or bids, and enter into more than one currency swap agreement to fully hedge the then outstanding principal balance of the class A-7 notes. On or before the Spread Determination Date, the remarketing agents, in consultation with the administrator, will select the Swap Counterparty or counterparties and any related swap agents and then cause any such swap agent or swap agents to enter into the required swap agreements on the related reset date for the upcoming reset period.

        The terms of all currency swap agreements entered into after the closing date must satisfy the Rating Agency Condition. The inability to obtain any required currency swap agreement, either as a result of the failure to satisfy the Rating Agency Condition or otherwise, will, in the absence of an exercise of the call option, result in the declaration of a Failed Remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the administrator, on or before the Remarketing Terms Determination Date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the related reset date, the class A-7 notes must be reset to U.S. Dollars on the related reset date. If certain rating agency financial strength or other requirements are not met, the remarketing agents will replace the related swap agent with another swap agent who meets those requirements. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

        If the class A-7 notes are either currently in foreign exchange mode or are to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the related reset dates. Affected class A-7 noteholders desiring to retain some or all of their notes will be required to repurchase such notes through the remarketing agents. Such class A-7 noteholders may not be allocated their desired amount of reset rate notes as part of the remarketing process. Holders of class A-7 notes denominated in a currency other than U.S. Dollars will receive all principal and interest payments due from the trust and payment of outstanding principal payable through the remarketing process on or about the second business day following the reset date as a result of the required delay in payment through Euroclear and Clearstream, Luxembourg. In addition, with respect to reset dates where the class A-7 notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the class A-7 notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the related U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date (or the closing date with respect to the initial reset period for the class A-7 notes) and the new exchange rate that will be in effect for the required replacement currency swap agreements. The principal balance of the class A-7 notes, as determined in U.S. Dollars, always remains unaffected by this fluctuation in currency exchange rates. The deemed mandatory tender of all foreign exchange mode class A-7 notes on each related reset date prevents a potential principal loss (or gain) as a result of this change in currency exchange rates. The indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of the class A-7 notes.

        In addition, if the class A-7 notes are in foreign exchange mode, interest may be payable annually, semi-annually or quarterly on each applicable distribution date, as will be set forth in the notice sent to the related reset rate noteholders on the applicable Remarketing Terms Determination Date. Interest will be paid annually during the initial reset period for the class A-7 notes.

        Floating Rate Mode.     If the class A-7 notes are to be reset in U.S. Dollars and to bear a floating rate of interest, then, during the corresponding reset period, the class A-7 notes will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable Spread, as determined on the relevant Spread Determination Date.

        In addition, if the remarketing agents, in consultation with the administrator, determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when the class A-7 notes bear a floating rate of interest, or if otherwise required to satisfy the Rating Agency Condition, the trust will enter into one or more swap agreements with Eligible Swap Counterparties for the next reset period to hedge some or all of the basis risk. In exchange for providing payments to the trust at the applicable interest rate index plus the related Spread, each Swap Counterparty will be entitled to receive on each distribution date a payment from the trust equal to three-month LIBOR plus or minus a spread, which must satisfy the Rating Agency Condition. The remarketing agents, in consultation with the administrator, generally will use the procedures set forth above under "—Foreign Exchange Mode" in the selection of the related Swap Counterparties and the establishment of the applicable spread to three-month LIBOR.

        Fixed Rate Mode.     If the class A-7 notes are to be reset in U.S. Dollars and to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the Spread Determination Date by adding:

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  the applicable spread as determined by the remarketing agents on the Spread Determination Date; and

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  the yield to maturity on the Spread Determination Date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered class A-7 notes to be remarketed by the remarketing agents at 100% of their outstanding principal balance. However, such fixed rate of interest will in no event be lower than the related All Hold Rate, if applicable.

        Interest on the class A-7 notes during any reset period when they bear a fixed rate of interest and are denominated in U.S. Dollars generally will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the class A-7 notes during any reset period when they bear a fixed rate of interest and are denominated in a currency other than U.S. Dollars generally will be calculated based on the Actual/Actual (ISMA) accrual method as described under "—Determination of Indices" below, or such other day-count convention as is established on the related Remarketing Terms Determination Date. Such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the Spread Determination Date, during the relevant reset period.

        If, on any distribution date, principal would be payable to the class A-7 notes during any reset period when they bear a fixed rate of interest (including during reset periods when the class A-7 notes are also in foreign exchange mode), that principal generally will be allocated to the class A-7 notes and deposited into the accumulation account, where it will remain until the next reset date for the class A-7 notes, unless there occurs, prior to that reset date but not earlier than the initial reset date, an optional termination of the trust, an optional purchase of the remaining trust student loans by the servicer or a successful auction of the remaining trust student loans by the indenture trustee. On that reset date, all amounts (less any investment earnings) then on deposit in the accumulation account, including any allocation of principal made on the same distribution date, will be distributed to the class A-7 noteholders, as of the related record date, in reduction of principal (or if in foreign exchange mode, on or about such reset date to the related Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the class A-7 noteholders on or about that reset date).

        However, in the event that on any distribution date the amount (less any investment earnings) on deposit in the accumulation account would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the class A-7 notes, then no additional amounts will be deposited into the accumulation account, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to the class A-7 noteholders (or if in foreign exchange mode, on or about such reset date to the related Swap Counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the class A-7 noteholders on or about that reset date). On such reset date the principal balance of the class A-7 notes will be reduced to zero. Amounts (less any investment earnings) on deposit in the accumulation account may be used only to pay principal on the class A-7 notes (or to make payments to the related Swap Counterparty, but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in the related cross-currency swap agreement) and for no other purpose. All investment earnings on deposit in the accumulation account will be withdrawn on each distribution date and deposited into the collection account.

        The indenture trustee, subject to sufficient available funds therefor, will deposit into the supplemental interest account the related Supplemental Interest Account Deposit Amount as described under "Description of the Notes—Distributions" in this prospectus supplement.

        In addition, if the class A-7 notes are to be remarketed to bear a fixed rate of interest, the trust will enter into one or more interest rate swap agreements with Eligible Swap Counterparties on the related reset date, to facilitate the trust's ability to pay interest at the fixed rate (and such interest rate swap will be made as part of any required cross-currency swap agreement as described in "—Foreign Exchange Mode" above). Each such interest rate swap agreement will terminate, generally, on the earliest to occur of:

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  the next succeeding reset date resulting in a successful remarketing;

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  the related reset date of an exercise of the call option;

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  the distribution date on which the outstanding principal balance of the reset rate notes is reduced to zero (including as the result of the optional purchase of the remaining trust student loans by the servicer or an auction of the trust student loans by the indenture trustee); or

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  the maturity date of the reset rate notes.

No interest rate swap agreement will terminate solely due to the declaration of a Failed Remarketing. The floating rate of interest due to the related Swap Counterparty, as a trust swap payment, and other terms of each swap agreement must satisfy the Rating Agency Condition. No new interest rate swap agreement will be entered into by the trust for any reset period where the call option has been exercised. The remarketing agents, in consultation with the administrator, generally will use procedures similar to those set forth above under "—Foreign Exchange Mode" in the section of the related Swap Counterparties and the establishment of the applicable spread to three-month LIBOR.

        In exchange for providing a payment equal to interest at the fixed rate due to the class A-7 notes, the related Swap Counterparty will be entitled to receive on each distribution date a payment from the trust, as a trust swap payment, in an amount based on three-month LIBOR, plus or minus a spread, as determined from the bidding process described above, and which satisfies the Rating Agency Condition.

        Tender of Reset Rate Notes; Remarketing Procedures.     On the closing date, the trust, the administrator, the remarketing agents and the swap agent will enter into a remarketing agreement for the remarketing of the class A-7 notes by the remarketing agents. Pursuant to the remarketing agreement, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated have each agreed to act as a remarketing agent. The administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the related Remarketing Terms Determination Date. In addition, the administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when the class A-7 notes will be remarketed in a currency other than U.S. Dollars. Furthermore, a remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a Remarketing Terms Determination Date.

        On each Remarketing Terms Determination Date, the trust, the administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related Spread Determination Date (unless a Failed Remarketing is declared, 100% of the class A-7 noteholders have delivered a Hold Notice, or an exercise of the call option has occurred), such remarketing agency agreement will be supplemented to include all other required terms of the related remarketing.

        On the reset date that commences each reset period, if the class A-7 notes are not subject to mandatory tender, each class A-7 note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its outstanding principal balance, unless the holder, by delivery of a Hold Notice (if applicable), elects not to tender its note. If the class A-7 notes are held in book-entry form, 100% of the outstanding principal balance of the class A-7 notes will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream, Luxembourg which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date (other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option), additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their class A-7 notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its class A-7 notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent.

        If applicable, the Hold Notice must be received by a remarketing agent during the period commencing on the Remarketing Terms Determination Date and ending on the Notice Date. To ensure that a Hold Notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the Hold Notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the class A-7 notes for the cut-off times for those brokers or participants. A delivered Hold Notice will be irrevocable, but will be subject to a mandatory tender of the class A-7 notes pursuant to any exercise of the call option. If a Hold Notice is not timely received for any reason by a remarketing agent on the Notice Date, the beneficial owner of a class A-7 note will be deemed to have elected to tender such note for remarketing by the relevant remarketing agent. All of the class A-7 notes, whether or not tendered, will bear interest upon the same terms.

        The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered class A-7 notes of the applicable class at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the trust's financial condition has occurred between the Remarketing Terms Determination Date and the reset date. If the call option is not timely exercised and the remarketing agents are unable to remarket some or all of the tendered class A-7 notes and, in their sole discretion, elect not to purchase those notes, then the remarketing agents will declare a Failed Remarketing, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the related Failed Remarketing Rate.

        No noteholder or beneficial owner of any class A-7 note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any class A-7 notes tendered that they are not able to remarket.

        Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the class A-7 notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the class A-7 notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the servicer or the administrator as freely as if it did not act in any capacity under the remarketing agency agreement.

        Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the remarketing fee account in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the administrator, if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the remarketing fee account. On each distribution date that is one year or less prior to a reset date, Available Funds will be deposited into the remarketing fee account, prior to the payment of interest on any class of notes, in an amount up to the Quarterly Funding Amount. If the amount on deposit in the remarketing fee account, after the payment of any remarketing fees therefrom, exceeds the Reset Period Target Amount, such excess will be withdrawn on the distribution date immediately following the related reset date, deposited into the collection account and included in Available Funds for that distribution date. In addition, all investments on deposit in the remarketing fee account will be withdrawn on the next distribution date, deposited into the collection account and included in Available Funds for that distribution date. Also, if on any distribution date a Class A Note Interest Shortfall would exist, or if on the maturity date for any class of class A notes, Available Funds would not be sufficient to reduce the principal balance of such class to zero, the amount of such Class A Note Interest Shortfall or principal deficiency, as applicable, to the extent sums are on deposit in the remarketing fee account, may be withdrawn from that account and used for payment of interest or principal on the class A notes.

Notice of Interest Rates

        Information concerning the past and current LIBOR, GBP-LIBOR and EURIBOR and the interest rates applicable to the notes, will be available on Sallie Mae's website at http://www.salliemae.com/investor/slm_trusts.html or by telephoning the administrator at (800) 321-7179 between the hours of 9 a.m. and 4 p.m. Eastern time on any business day and will also be available through Moneyline Telerate Service or Bloomberg L.P. If any class of notes is listed on the Luxembourg Stock Exchange, the administrator will also notify the Luxembourg paying agent, and will cause the Luxembourg Stock Exchange to be notified, of the current interest rate for each class of offered notes listed on the exchange prior to the first day of each accrual period.

Accounts

        The administrator will establish and maintain the collection account for the benefit of the noteholders, in the name of the indenture trustee, into which all payments on the trust student loans will be deposited. The administrator will also establish the following accounts in the name of the indenture trustee:

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  the reserve account, the capitalized interest account, the accumulation account, the supplemental interest account, the investment premium purchase account and the investment reserve account for the benefit of the noteholders;

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  the remarketing fee account for the benefit of the remarketing agents and the class A noteholders; and

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  any currency account for the benefit of the class A-7 noteholders.

        The indenture trustee will invest funds in the collection account, the reserve account, the investment premium purchase account, the investment reserve account, the accumulation account, the supplemental interest account, the remarketing fee account and the capitalized interest account in eligible investments as provided in the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies as being consistent with the ratings of the notes. Subject to some conditions, eligible investments may include debt instruments or other obligations (including asset-backed securities) issued by Sallie Mae, the depositor or their respective affiliates, other trusts originated by the depositor or their affiliates or third parties and repurchase obligations of such persons with respect to federally guaranteed student loans that are serviced by Sallie Mae Servicing L.P. or an affiliate. Eligible investments are limited to obligations or debt instruments that are expected to mature not later than the business day immediately preceding the next applicable distribution date, or, with respect to the collection account only, the next monthly servicing fee payment date, to the extent of the primary servicing fee; provided, however, that with respect to funds on deposit in an accumulation account, related eligible investments may mature no later than the business day immediately preceding the next reset date for the class A-7 notes.

        The administrator will direct the related swap counterparties to pay all amounts denominated in a currency other than U.S. Dollars payable under any cross-currency swap agreement into the applicable currency account.

Servicing Compensation

        The servicer will be entitled to receive the servicing fee in an amount equal to the primary servicing fee and the carryover servicing fee as compensation for performing the functions as servicer for the trust. The primary servicing fee will be payable on each monthly servicing payment date and will be paid solely out of Available Funds and amounts on deposit in the reserve account on that date. The carryover servicing fee will be payable to the servicer on each distribution date out of Available Funds after payment on that distribution date of clauses (a) through (k) under "—Distributions—Distributions from Collection Account" in this prospectus supplement. The carryover servicing fee will be subject to increase agreed to by the administrator, the eligible lender trustee and the servicer to the extent that a demonstrable and significant increase occurs in the costs incurred by the servicer in providing the services to be provided under the servicing agreement, whether due to changes in applicable governmental regulations, guarantor program requirements or regulations, or postal rates.

Distributions

        Deposits into the Collection Account.     On or before the business day immediately prior to each distribution date, the servicer and the administrator will provide the indenture trustee with certain information as to the preceding collection period, including the amount of Available Funds received from the trust student loans and the aggregate purchase amount of the trust student loans to be purchased by Sallie Mae, the depositor or the servicer.

        Except as provided in the next paragraph, the servicer will deposit all payments on student loans and all proceeds of student loans collected by it during each collection period into the collection account within two business days of receipt. Except as provided in the next paragraph, the eligible lender trustee will deposit all interest subsidy payments and all special allowance payments on the student loans received by it for each collection period into the collection account within two business days of receipt.

        However, for so long as

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  the senior unsecured obligations of the administrator or any affiliate of the administrator that guarantees the obligations of the administrator under the administration agreement have been assigned a long-term rating of not less than "AA-" or equivalent rating or a short-term rating of not less than "A-1" or equivalent rating by each of the rating agencies or the remitting by the servicer and the eligible lender trustee of the amounts referred to above to the administrator will not result in a downgrading or withdrawal of any of the then-current ratings of any of the securities by any of the rating agencies, and

  •
  no administrator default has occurred and is continuing,

the servicer and the eligible lender trustee will remit the amounts referred to above that would otherwise be deposited by it into the collection account to the administrator within two business days of receipt, and the administrator will remit those amounts to the collection account on or before the business day preceding each monthly servicing payment date, to the extent of the primary servicing fee payable on that date, and on or before the business day preceding each distribution date, to the extent of the remainder of such amounts, together with interest calculated from the first day of the month following receipt by the administrator through the last day of the related collection period at a rate no less than the federal funds rate for each day during that period less 0.20%. See "Servicing and Administration—Payments on Student Loans" in the prospectus.

        Distributions from the Collection Account.     On each monthly servicing payment date that is not a distribution date, the administrator will instruct the indenture trustee to pay to the servicer the primary servicing fee due for the period from and including the preceding monthly servicing payment date from amounts on deposit in the collection account.

        On or before each distribution date, the administrator will instruct the indenture trustee to make the following deposits and distributions in the amounts and in the order of priority shown below, except as otherwise provided under "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes" and "—The Notes—The Class A Notes—Distributions of Principal," to the extent of the Available Funds for that distribution date, amounts transferred from the capitalized interest account through the                      distribution date with respect to clauses (d)(1), (d)(2) and (e) below for that distribution date and amounts transferred from the reserve account with respect to that distribution date:

        (a)   to the servicer, the primary servicing fee due on that distribution date;

        (b)   to the administrator, the administration fee due on that distribution date and all prior unpaid administration fees;

        (c)   to the remarketing fee account, the Quarterly Funding Amount for that distribution date;

        (d)   pro rata, based on amounts due and owing:

          (1)   to the class A noteholders (other than the class A-7 notes if a swap agreement is then in effect), the Class A Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class A Noteholders' Interest Distribution Amount;

          (2)   if a swap agreement is then in effect for the class A-7 notes, to the Swap Counterparty, the amount of interest at the related floating rate of interest due to each Swap Counterparty under the related swap agreement; and

          (3)   if applicable, to each Swap Counterparty, the amount of any swap termination payment due to such Swap Counterparty under the related swap agreement due solely to a swap termination event resulting from a payment default by the trust or the insolvency of the trust;

        (e)   to the class B noteholders, the Class B Noteholders' Interest Distribution Amount, pro rata, based on the amounts payable as Class B Noteholders' Interest Distribution Amount;

        (f)    sequentially, to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 noteholders, in that order, until each such class is paid in full, the Class A Noteholders' Principal Distribution Amount; provided, however, (1) if the class A-7 notes are then denominated in U.S. Dollars and bear interest at a fixed rate, such payments will be allocated to the accumulation account until amounts on deposit therein are sufficient to reduce the principal balance of the class A-7 notes to zero, and (2) if the class A-7 notes are then denominated in a currency other than U.S. Dollars, such payments either will be made to the related currency swap counterparty (if the class A-7 notes then bear interest at a floating rate) or will be allocated to the accumulation account (if the class A-7 notes then bear interest at a fixed rate) until the U.S. Dollar equivalent of the principal balance of such class of reset rate notes has been distributed to the related currency swap counterparty or allocated to the accumulation account; and for purposes of this clause (f) the outstanding principal balance of the class A-7 notes or its U.S. Dollar equivalent, as applicable, will be deemed to have been reduced by any amounts (less any investment earnings) on deposit in the accumulation account;

        (g)   to the supplemental interest account, the applicable Supplemental Interest Account Deposit Amount, if any, for such distribution date;

        (h)   to the investment reserve account, the amount, if any, required to fund such account to the applicable Investment Reserve Account Required Amount;

        (i)    on each distribution date on and after the Stepdown Date, and provided that no Trigger Event is in effect on such distribution date, to the class B noteholders until paid in full, the Class B Noteholders' Principal Distribution Amount;

        (j)    to the reserve account, the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance;

        (k)   to the investment premium purchase account, the Investment Premium Purchase Account Deposit Amount, if any, together with any carryover shortfalls not deposited on previous distribution dates;

        (l)    to the servicer, the aggregate unpaid amount of the carryover servicing fee, if any;

        (m)  if applicable, to any Swap Counterparty or Counterparties, pro rata, the amount of any swap termination payments due to the Swap Counterparty or Counterparties, as the case may be, not payable in clause (d)(3) above;

        (n)   if applicable, to the remarketing agents, any remarketing fees due and owing by the trust to the extent not paid from amounts on deposit in the remarketing fee account;

        (o)   if applicable, sequentially, first to the remarketing agents for certain expenses incurred in connection with the remarketing of the class A-7 notes on such distribution date, and second to the administrator for advances made on behalf of the trust for the payment of remarketing expenses on that or prior distribution dates; and

        (p)   to the excess distribution certificateholder (initially, the depositor or an affiliate thereof), any remaining amounts after application of the preceding clauses.

        Amounts that would be paid to each Swap Counterparty pursuant to clauses (d), (f) or (m) above when the class A-7 notes are then in foreign exchange mode, will be paid by the trust to the related Swap Counterparty on or about the third business day preceding each distribution date.

        In the event that a swap termination payment is owed by the trust to any Swap Counterparty and a replacement swap agreement is procured by the trust under which the replacement Swap Counterparty makes a payment to the trust, the trust will pay that amount directly to the original Swap Counterparty to the extent that a payment is owed by the trust to such Swap Counterparty. If after making that payment, the original Swap Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (m) above.

        Notwithstanding the foregoing, in the event the trust student loans are not sold on the trust auction date, on each subsequent distribution date on which the Pool Balance is equal to 10% or less of the initial Pool Balance, the administrator will direct the indenture trustee to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the excess distribution certificateholder.

        For a discussion of the ramifications of a termination of a currency swap agreement, see "—Distributions with respect to the Class A-7 Notes in Foreign Exchange Mode" in this prospectus supplement.

        Distributions with respect to the Class A-7 Notes in Foreign Exchange Mode.     On each applicable distribution date, a paying agent, acting at the direction of the administrator, will distribute all amounts on deposit in the applicable currency account to the class A-7 notes if then in foreign exchange mode (including during the initial reset period). If a cross-currency swap agreement terminates, amounts that would have otherwise been paid to the related Swap Counterparty under the cross-currency swap agreement will be used to make payments to the class A-7 notes, in an amount in Pounds Sterling or other applicable non-U.S. Dollar currency, equal to the payment that the related Swap Counterparty would have made. If this occurs, the trust will exchange U.S. Dollars for Pounds Sterling or other applicable non-U.S. Dollar currency in order to make distributions to the class A-7 notes. If the then-current exchange rate of U.S. Dollars for Pounds Sterling or other applicable non-U.S. Dollar currency is less favorable than under the related cross-currency swap agreement or if the then-current spread of LIBOR for GBP-LIBOR or other applicable index or a fixed rate is less favorable than under the applicable cross-currency swap agreement, the trust will use more U.S. Dollars to pay the class A-7 notes than it would have paid to the related Swap Counterparty. As a result, amounts paid pursuant to clauses (d)(1) and (f) above, as applicable, under "—Distributions from the Collection Account" could be higher if a cross-currency swap agreement terminates.

Voting Rights and Remedies; Insolvency Events

        Noteholders will have the voting rights and remedies described in the prospectus. The notes will all vote and exercise remedies together as if they were a single class other than with respect to exercising the right to liquidate collateral, in which case the class A notes and class B notes have different rights. See "Description of the Notes—The Indenture—Events of Default; Rights Upon Event of Default" in the prospectus.

Credit Enhancement

        Reserve Account.     The reserve account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $                    . The reserve account may be replenished on each distribution date, by deposit into it of the amount, if any, necessary to reinstate the balance of the reserve account to the Specified Reserve Account Balance from the amount of Available Funds remaining after payment for that distribution date under clauses (a) through (i) under "—Distributions—Distributions from Collection Account."

        If the market value of securities and cash in the reserve account together with amounts on deposit in the supplemental interest account on any distribution date is sufficient to pay the remaining principal balance of and interest accrued on the notes and any carryover servicing fee, these assets will be so applied on that distribution date.

        If the amount on deposit in the reserve account on any distribution date after giving effect to all deposits or withdrawals from the reserve account on that distribution date is greater than the Specified Reserve Account Balance for that distribution date, the administrator will instruct the indenture trustee to deposit the amount of the excess into the collection account for distribution on that distribution date.

        Amounts held from time to time in the reserve account will continue to be held for the benefit of the trust. Funds will be withdrawn from cash in the reserve account on any distribution date or, in the case of the payment of any primary servicing fee, on any monthly servicing payment date, to the extent that the amount of Available Funds and the amount on deposit in the capitalized interest account on that distribution date or monthly servicing payment date is insufficient to pay any of the items specified in clauses (a) through (c), (d)(1), (d)(2) and (e) under "—Distributions—Distributions from Collection Account" above. These funds also will be withdrawn at maturity of a class of notes or on the final distribution upon termination of the trust to the extent that the amount of Available Funds at that time is insufficient to pay any of the items specified in clauses (f) and (i) and, in the case of the final distribution upon termination of the trust, clauses (l) through (o) under "—Distributions—Distributions from Collection Account." These funds will be paid from the reserve account to the persons and in the order of priority specified for distributions out of the collection account in clauses (a) through (c), (d)(1), (d)(2) and (e), clauses (f) and (i), and clauses (l) through (o), as applicable.

        The reserve account is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the reserve account could be reduced to zero. Except on the final distribution upon termination of the trust, amounts on deposit in the reserve account, other than amounts in excess of the Specified Reserve Account Balance, will not be available to cover any carryover servicing fees. Amounts on deposit in the reserve account will be available to pay principal on the notes and accrued interest at the maturity of the notes, and to pay the carryover servicing fee and carry-over amounts on the final distribution upon termination of the trust.

        Capitalized Interest Account.     The capitalized interest account will be created with an initial deposit by the trust on the closing date of cash or eligible investments in an amount equal to $                    . The initial deposit will not be replenished.

        Amounts held from time to time in the capitalized interest account will be held for the benefit of the class A noteholders and the class B noteholders, as applicable. If on any distribution date the amount of Available Funds is insufficient to pay or allocate any of the items specified in clauses (d)(1), (d)(2) and (e) under "—Distributions—Distributions from the Collection Account" above, amounts on deposit in the capitalized interest account will be withdrawn by the indenture trustee to cover such shortfalls, to the extent of funds on deposit therein, and will be allocated in the same order of priority shown under "Distributions—Distributions from the Collection Account" above.

        Amounts remaining on deposit in the capitalized interest account on the             distribution date, after giving effect to all required withdrawals from the capitalized interest account on that date, will be released to the holder of the excess distribution certificate.

        The capitalized interest account is intended to enhance the likelihood of timely distributions of interest to the noteholders through the                      distribution date.

        Subordination of the Class B Notes.     On any distribution date, distributions of interest on the class B notes will be subordinated to the payment of interest on the class A notes and distributions of principal on the class B notes will be subordinated to the payment of both interest and principal on all of the class A notes. See "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes" in this prospectus supplement.

Administration Fee

        As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its related expenses, the administrator will be entitled to an administration fee in an amount equal to $25,000 per collection period payable in arrears on each distribution date.

        In addition, to the extent that the trust does not have sufficient available funds therefor on the related reset date, the administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the Rating Agency Condition. On subsequent distribution dates, the administrator will be entitled to reimbursement from the trust for such remarketing related expenses, from available funds on a subordinated basis, as set forth under "Distributions—Distributions From Collection Account" above.

Determination of Indices

        Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates.     For any class of notes that bears interest at a LIBOR based rate, interest due for any accrual period will be determined on the basis of an Actual/360 day year. If the class of reset rate notes bears interest at a fixed rate and is denominated in U.S. Dollars, interest due for any accrual period will be determined on the basis of a 30/360 day year. If the class of reset rate notes bears interest at a floating rate that is not LIBOR based and/or is denominated in a currency other than U.S. Dollars, the remarketing agents, in consultation with the administrator, will set forth the applicable day count basis for the related reset period in the written notice sent to the applicable noteholders on the related Remarketing Terms Determination Date. The applicable day count basis will be determined in accordance with prevailing market conventions and existing market conditions, but will be limited to the following accrual methods:

  •
  "30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

  •
  "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

  •
  "Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

  •
  "Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

  •
  "Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

  •
  "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

  •
  where the number of days in the relevant accrual period is equal to or shorter than the Determination Period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such Determination Period and (B) the number of distribution dates that would occur in one calendar year; or

  •
  where the accrual period is longer than the Determination Period during which the accrual period ends, the sum of:

  (1)
  the number of days in such accrual period falling in the Determination Period in which the accrual period begins divided by the product of (x) the number of days in such Determination

        Period and (y) the number of distribution dates that would occur in one calendar year; and

      (2)
      the number of days in such accrual period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of distribution dates that would occur in one calendar year;

where "Determination Period" means the period from and including one Calculation Date to but excluding the next Calculation Date and "Calculation Date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates; provided, however, that the first Determination Period for the class A-7 notes is 366 days.

        For any class of notes that bear interest at a LIBOR based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "—LIBOR" below. If the class of reset rate notes bears interest at a floating rate, the remarketing agents, in consultation with the administrator, and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates (or intervals between dates) on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the applicable noteholders on the related Remarketing Terms Determination Date.

        LIBOR.    LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars having the specified maturity commencing on the first day of the accrual period, which appears on Moneyline Telerate Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on Moneyline Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the administrator, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks having the specified maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

        For this purpose:

  •
  "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period.

  •
  "Moneyline Telerate Page 3750" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  •
  "Reference Banks" means four major banks in the London interbank market selected by the administrator.

        For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business. For the LIBOR-based notes, interest due for any accrual period always will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

        GBP-LIBOR.    GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m., London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the Reference Banks. The administrator will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the administrator, at approximately 11:00 a.m. New York time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

        EURIBOR.    Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period, which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and in a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time, on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the Reference Banks. The administrator will request the principal Euro-zone office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

        For this purpose:

  •
  "EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

  •
  "Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

  •
  "Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

  •
  "Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

        For any EURIBOR-based notes, interest due for any accrual period will be determined based on the actual number of days elapsed in the accrual period over a 360-day year.

        Commercial Paper Rate.    If the class of reset rate notes bears interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90 day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper—Financial".

        The administrator will observe the following procedures if the commercial paper rate cannot be determined as described above:

  •
  If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial". The "Bond Equivalent Yield" will be calculated as follows:

Bond Equivalent Yield =	N × D 360(D X 90)	× 100

    where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

  •
  If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

  •
  The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

        CMT Rate.    If the class of reset rate notes bears interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate on such class of reset rate notes for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for:

  •
  If the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest determination date; or

  •
  If the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified on the Remarketing Terms Determination Date, ended immediately before the week in which the related interest determination date occurs.

        The following procedures will apply if the CMT Rate cannot be determined as described above:

  •
  If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

  •
  If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

  •
  If the rate described in the prior paragraph cannot be determined, then the administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

  •
  If the administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

  •
  If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

  •
  If fewer than three leading primary United States government securities dealers selected by the administrator are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

        Federal Funds Rate.    If the class of reset rate notes bears interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that interest determination date on Moneyline Telerate Page 120 under the heading "Federal Funds Rate". The administrator will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

  •
  If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

  •
  If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

  •
  If fewer than three brokers selected by the administrator are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

        91-Day Treasury Bill Rate.    If the class of reset rate notes bears interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S. Department of the Treasury.

        In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

        The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

        Prime Rate.    If the class of reset rate notes bears interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

        The administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

  •
  If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest determination date unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

  •
  If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as"USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

  •
  If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the administrator.

  •
  If the banks selected by the administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

        Other Indices.    If the class A-7 notes are reset on a reset date to pay in floating rate mode based on a non-U.S. Dollar currency other than Pounds Sterling or Euros, the administrator, in consultation with the remarketing agents, shall select an appropriate alternative interest rate index that satisfies the Rating Agency Condition.

Initial Swap Agreements

        Initial Cross-Currency Swap Agreements.     On the closing date, the trust will enter into one or more cross-currency swaps with Eligible Swap Counterparties. Each such cross-currency swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to such agreements as the "initial cross-currency swap agreements."

        Because the purchase price for the class A-7 notes will be paid by investors in Pounds Sterling, but the trust will purchase the initial trust student loans in U.S. Dollars, on the closing date, each initial currency Swap Counterparty will convert amounts received in Pounds Sterling by the trust from the sale of the class A-7 notes to U.S. Dollars, which will be delivered to the trust as net proceeds from the sale of the class A-7 notes.

        Interest.     Prior to the occurrence of a Failed Remarketing, on or about each quarterly distribution date through the initial reset date for the class A-7 notes, the trust will be obligated to pay to the initial currency Swap Counterparties under the applicable initial cross-currency swap agreements, from Available Funds, and if necessary, the capitalized interest account and the reserve account, pari passu with interest payments to the class A notes, an amount equal to the product of:

  •
  three-month LIBOR plus       % (provided that LIBOR for the first accrual period will be determined using the same formula as applies to the offered notes);

  •
  the U.S. Dollar equivalent of the outstanding principal balance of the class A-7 notes immediately preceding that distribution date; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related quarterly accrual period, and the denominator of which is 360.

        In exchange for the interest payments made by the trust to the initial currency Swap Counterparties under the applicable initial cross-currency swap agreements, the initial currency Swap Counterparties will be obligated to pay to a paying agent, on behalf of the trust, on or about the third business day preceding each annual distribution date for the class A-7 notes through the related reset date, an amount of Pounds Sterling equal to the product of:

  •
  %;

  •
  the outstanding principal balance of the class A-7 notes denominated in Pounds Sterling, immediately preceding that distribution date (or with respect to the first distribution date, the closing date); and

  •
  a day count fraction using the Actual/Actual (ISMA) accrual method as described under "—Determination of Indices" below.

        Principal.     Under the terms of the initial cross-currency swap agreements, on or about the third business day prior to the initial reset date for the class A-7 notes, all amounts (less any investment earnings) then on deposit in the accumulation account (together with all amounts that are required to be deposited therein on the related distribution date), will be delivered to the initial currency Swap Counterparties. In return, the initial currency Swap Counterparties will be obligated to pay to a paying agent, on behalf of the trust, on or about the third business day preceding the related reset date for the class A-7 notes, the equivalent amount in Pounds Sterling, using an exchange rate of $                     = £1.00, for distribution to the class A-7 noteholders as a payment of principal.

        Failed Remarketing.     In the event that a Failed Remarketing occurs on the initial reset date for the class A-7 notes, and for each three-month reset period thereafter until the initial cross-currency swap agreements terminate in accordance with their respective terms, the interest payable by the trust to the initial currency Swap Counterparties under the applicable initial cross-currency swap agreements on or about the third business day prior to each distribution date will be changed to equal the product of:

  •
  the Extension Rate;

  •
  the U.S. Dollar equivalent of the outstanding principal balance of the class A-7 notes immediately following the preceding distribution date; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period, and the denominator of which is 360;

and the interest payable by the initial currency Swap Counterparties under the applicable initial cross-currency swap agreements will be payable to the paying agent on or about the third business day prior to each distribution date in an amount equal to the product of:

  •
  the Failed Remarketing Rate;

  •
  the outstanding principal balance of the class A-7 notes, denominated in Pounds Sterling, immediately following the preceding distribution date; and

  •
  a fraction, the numerator of which is the actual number of days elapsed in the related accrual period and the denominator of which is 360.

        Furthermore, in the event that the initial cross-currency swap agreements remain in effect due to one or more consecutive Failed Remarketings, on or about the third business day prior to each distribution date after the initial reset date, the trust will deliver to the initial currency Swap Counterparties all principal otherwise allocated to the class A-7 notes in reduction of their outstanding principal balance. In return, the initial currency Swap Counterparties will deliver to the paying agent, for distribution to the class A-7 noteholders, the equivalent amount of Pounds Sterling, using the applicable exchange rate, in reduction of the outstanding principal balance of the class A-7 notes.

        For any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, payments of interest and principal to the class A-7 noteholders will be made on the second business day following the related reset date without the payment of any additional interest. In addition, for any reset date (other than for any reset period following a reset date upon which a Failed Remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option), payments of interest and principal to the class A-7 noteholders will be made on the second business day following the related reset date together with additional interest on the applicable principal balance at the related interest rate and in Pounds Sterling for the class from and including the related reset date to, but excluding, the second business day following such reset date.

        In addition, on or about the third business day prior to the final maturity date for the class A-7 notes, if the initial cross-currency swap agreements are still in effect, the trust is obligated to deliver to the initial currency Swap Counterparties the amount of the remaining outstanding principal balance of the class A-7 notes in U.S. Dollars, and in return the initial currency Swap Counterparties will deliver to the paying agent, for distribution to the class A-7 noteholders, the equivalent amount of Pounds Sterling as payment in full of the outstanding principal balance of the class A-7 notes.

        Initial Reset Date Currency Swap Agreements.     On the closing date, one or more swap agents, acting as swap agents for the remarketing agents and for the benefit of the class A-7 noteholders, will enter into one or more reset date currency swap agreements with Eligible Swap Counterparties. Each such reset date currency swap will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. We refer to such agreements as the "initial reset date currency swap agreements."

        The initial reset date currency swap agreements will be utilized solely on the first reset date on which there is either a successful remarketing or an exercise of the call option, to convert all secondary market trade proceeds received by the remarketing agents in U.S. Dollars directly from the purchasers of the class A-7 notes (or indirectly from a Swap Counterparty pursuant to a new reset date currency swap agreement) into the amount of Pounds Sterling required to pay principal in full to the then-current class A-7 noteholders (after giving effect to any principal payments to be made by the trust on the related reset date), using an exchange rate of $                    = £1.00.

        Termination Dates.     Each initial cross-currency swap agreement and each initial reset date currency swap agreement (collectively referred to as the "initial currency swap agreements") will terminate, in accordance with their respective terms, on the earliest to occur of:

  •
  the next succeeding reset date for which there is a successful remarketing;

  •
  the reset date for which the call option is exercised;

  •
  the distribution date on which the outstanding principal balance of the class A-7 notes is reduced to zero (excluding for such purposes all amounts on deposit in the accumulation account); or

  •
  , the maturity date of the class A-7 notes.

Any initial currency swap agreement may also terminate as a result of the optional purchase of the trust student loans by the servicer or an auction of the trust student loans by the indenture trustee; provided, however that such optional purchase or auction will not occur prior to the initial reset date. No initial currency swap agreement will terminate solely as a result of a failed remarketing. In addition, the initial currency Swap Counterparties will have a security interest in the trust's assets subordinate to that of the noteholders.

        Modifications and Amendments.     The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into or consent to any amendments to the initial currency swap agreements to cure any ambiguity in, or correct or supplement any provision of, the initial currency swap agreements, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that any such amendment will not adversely affect the interest of the noteholders and the Rating Agency Condition is satisfied.

        Conditions Precedent.     The obligation of the trust to pay amounts due under the initial cross-currency swap agreements will be subject to the conditions that:

  •
  no event of default under the applicable initial cross-currency swap agreement by the related initial currency Swap Counterparty has occurred and is continuing; and

  •
  no event that with the giving of notice or lapse of time or both would become an event of default under the applicable initial cross-currency swap agreement by the related initial currency Swap Counterparty has occurred and is continuing.

        Each initial currency Swap Counterparty's obligation to pay amounts it owes under the initial cross-currency swap agreement will not be subject to any condition precedent, other than where an early termination under that initial currency Swap Counterparty's initial cross-currency swap agreement has occurred or been designated.

        Default under the Initial Reset Date Currency Swap Agreements.     Events of default under the initial reset date currency swap agreements are limited to:

  •
  the failure of the related initial swap agent or the related initial currency Swap Counterparty to pay any amount when due under the applicable initial reset date currency swap agreement after giving effect to the applicable grace period;

  •
  the occurrence of events of insolvency or bankruptcy of the related initial swap agent or the related initial currency Swap Counterparty, as applicable;

  •
  a default by the related initial currency Swap Counterparty's credit support provider, if applicable;

  •
  a "Cross Default," as described in Section 5(a)(vi) of the 1992 ISDA Master Agreement; however, this event of default is not applicable to any initial swap agent, except with respect to a default by the trust under any initial cross-currency swap agreement; and

  •
  a "Merger Without Assumption," as described in Section 5(a)(viii) of the 1992 ISDA Master Agreement.

        Termination Events.     Termination events under each initial currency swap agreement include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the related initial currency swap agreement; "Tax Event," which generally relates to either party to the related initial currency swap agreement receiving a payment under the applicable initial currency swap agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"—not applicable to the trust; "Credit Event Upon Merger"—not applicable to the trust; and the additional termination event described below.

        Additional Termination Event.     Each initial currency swap agreement will contain usual and customary termination events and will also include an additional termination event relating to the withdrawal or downgrade of the related initial currency Swap Counterparty's credit rating. This additional termination event will occur if:

  •
  (1) the short-term debt rating of the related initial currency Swap Counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "A-1+" (or in the absence of a short-term debt rating, the long-term senior or counterparty debt rating is withdrawn or downgraded below "A+") by S&P or any successor rating agency; (2) (a) the long-term senior debt rating or counterparty rating of the related initial currency Swap Counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by Moody's or any successor rating agency below "Aa2" where the related initial currency

    Swap Counterparty or its credit support provider, as the case may be, has only a long-term senior debt rating or counterparty rating, or (b) the long-term senior debt rating and the short-term debt rating of the related initial currency Swap Counterparty or its credit support provider, as the case may be, is withdrawn, downgraded or put on watch for downgrade by Moody's or any successor rating agency below "Aa3" and "P-1", respectively, where the related initial currency Swap Counterparty or its credit support provider, as the case may be, has both long-term and short-term debt ratings; or (3) the short-term debt rating or counterparty rating of the related initial currency Swap Counterparty or its credit support provider, as the case may be, is withdrawn or downgraded below "F1" or "A" by Fitch or any successor rating agency; and

  •
  the related initial currency Swap Counterparty has not, within 30 days of receiving notice of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

For purposes of this additional termination event:

        A "collateral arrangement" means any of:

  •
  A collateral agreement executed between the parties naming a third party collateral agent, providing for the collateralization of the related initial currency Swap Counterparty's obligations under the related initial currency swap agreement as measured by the net present value of the related initial currency Swap Counterparty's marked-to-market obligations, together with a rating reaffirmation from the applicable rating agency; or

  •
  A letter of credit, guaranty or surety bond or insurance policy covering the related initial currency Swap Counterparty's obligations under the related initial currency swap agreement from a bank, guarantor or insurer having a short term debt, long term debt, counterparty or claims paying rating equal to or above the ratings set forth above.

        A "replacement transaction" means a transaction with a replacement counterparty (which replacement counterparty shall meet the ratings criteria described in the preceding paragraph) who assumes the related initial currency Swap Counterparty's position under the applicable initial currency swap agreement on substantially the same terms or with such other amendments to the terms of the applicable initial currency swap agreement as may be approved by the parties and each of the rating agencies.

        A "rating affirmation" means a written acknowledgment from the rating agency whose rating was downgraded or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.

        Swap Agent Additional Termination Event.     Each initial swap agent will also at all times be required to meet certain ratings criteria set forth by the rating agencies, which may be lower than the ratings criteria applicable to an initial currency Swap Counterparty. In the event that the credit rating of an initial swap agent is downgraded or withdrawn below the required level and no acceptable collateral arrangement is provided, an initial swap agent will be required to resign and the remarketing agents will be required to select a successor swap agent that meets the Rating Agency Condition; provided that no swap agent will be permitted to resign until a successor swap agent has been appointed.

        Early Termination of the Initial Currency Swap Agreements.     Each initial cross-currency swap agreement will be cross-defaulted to the related initial reset date currency swap agreement. Upon the occurrence of any swap default or termination event under an initial currency swap agreement, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that swap default or termination event. The trust may not designate an early termination date without the consent of the administrator.

        Upon any early termination of an initial cross-currency swap agreement, either the trust or the related initial currency Swap Counterparty, as the case may be, may be liable to make a termination payment to the other, regardless of which party has caused that termination. No termination payment will be required by either party as the result of an early termination of an initial reset date currency swap agreement.

        The amount of that termination payment will be based on the value of the swap transaction computed in accordance with the procedures in the applicable initial cross-currency swap agreement. In the event that the trust is required to make a termination payment following a swap default under the applicable initial cross-currency swap agreement resulting from a payment default by the trust or an insolvency event with respect to the trust, or a cross-default resulting from an equivalent swap default under the related initial reset date currency swap agreement, such payments will be payable pari passu with the Class A Noteholders' Interest Distribution Amount. However, in the event that a termination payment is owed to the related initial currency Swap Counterparty following any other swap default of the trust or any other cross-default, any swap default resulting from a default of the related initial currency Swap Counterparty or a termination event under any initial currency swap agreement, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes on that distribution date, to the replenishment of the reserve account to the Specified Reserve Account Balance, to the payment of the Investment Premium Purchase Account Deposit Amount and to the payment of any carryover servicing fees.

Interest Rate Cap Agreement

        On the closing date, the trust will enter into an interest rate cap agreement with the Student Loan Marketing Association. The interest rate cap agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement.

        The interest rate cap agreement will terminate on the             distribution date. It may terminate earlier if a termination event or an event of default occurs under the 1992 ISDA Master Agreement.

        Under the terms of the interest rate cap agreement, the trust will pay Sallie Mae, as the counterparty, from the net proceeds from the sale of the notes an upfront payment of $             . On the third business day before each distribution date to and including the             distribution date, Sallie Mae will pay to the trust for deposit into the collection account an amount, calculated on a quarterly basis, equal to the product of:

  •
  the excess, if any, of (1) three-month LIBOR, except for the first accrual period, as determined for the accrual period related to the applicable distribution date over (2)        %; and

  •
  a notional amount equal to $                    .

        LIBOR for the first accrual period will be determined using the same formula as applies to the offered notes. Three-month LIBOR for each subsequent accrual period will be determined as of the LIBOR determination date for the applicable accrual period in the same manner as applies to the offered notes, as described in "Description of the Notes—Determination of Indices—LIBOR" in this prospectus supplement.

        Modifications and Amendment of the Interest Rate Cap Agreement.     The trust agreement and the indenture will contain provisions permitting the eligible lender trustee, with the consent of the indenture trustee, to enter into an amendment to the interest rate cap agreement to cure any ambiguity in, or correct or supplement any provision of, the interest rate cap agreement, so long as the eligible lender trustee determines, and the indenture trustee agrees in writing, that the amendment will not adversely affect the interest of the noteholders, and provided further that the Rating Agency Condition is satisfied.

        Default Under the Interest Rate Cap Agreement.     Events of default under the interest rate cap agreement, or defaults, are limited to:

  •
  the failure of the counterparty to pay any amount when due under the interest rate cap agreement after giving effect to the applicable grace period,

  •
  the occurrence of events of insolvency or bankruptcy of the trust or the counterparty,

  •
  an acceleration of the principal of the notes following an event of default under the indenture, and

  •
  the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.

        Additional Termination Event.     The interest rate cap agreement will contain usual and customary termination events and will also include an additional termination event relating to the withdrawal or downgrade of the counterparty's credit rating. This additional termination event is substantially the same as that which applies to the initial cross-currency swap agreements, provided that certain required ratings will be lower. See "—Initial Swap Agreements—Initial Cross-Currency Swap Agreements—Additional Termination Event" above.

        Early Termination of the Interest Rate Cap Agreement.     Upon the occurrence of any default under the interest rate cap agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date.

        Upon an early termination of the interest rate cap agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction computed in accordance with the procedures in the interest rate cap agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the reserve account to the Specified Reserve Account Balance.

        Counterparty.     The Student Loan Marketing Association, known as Sallie Mae, is a government-sponsored enterprise established by the 1972 amendments to the Higher Education Act, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in the federal Family Education Loan Program.

        As of September 30, 2003, on a consolidated basis, Sallie Mae had total assets of approximately $31.8 billion, total liabilities of approximately $29.4 billion and total stockholders' equity of approximately $3.1 billion. For the nine-month period ended September 30, 2003, Sallie Mae's net income was approximately $1.93 billion.

        Moody's currently rates the Student Loan Marketing Association's long-term senior debt "Aaa" and its short-term debt as "P-1". S&P currently rates the Student Loan Marketing Association's long-term senior debt "AAA" and its short-term debt as "A-1+". Fitch currently rates the Student Loan Marketing Association's long-term senior debt as "AAA" and its short-term debt as "F1". Further information on these ratings may be obtained directly from the applicable rating agency. No assurances can be given that these ratings will be maintained.

        The United States Government is not a party to the interest rate cap agreement, nor has it in any way guaranteed Sallie Mae's obligations thereunder.

        The information in the preceding four paragraphs has been provided by the Student Loan Marketing Association. This information is not guaranteed as to accuracy or completeness, and is not to be construed as representations, by the depositor, the issuer or the underwriters.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        For a summary of tax consequences for holders of the offered notes, you should refer to the section entitled "U.S. Federal Income Tax Consequences" in the prospectus.

EUROPEAN UNION DIRECTIVE
ON THE TAXATION OF SAVINGS INCOME

        The European Union has adopted a Directive regarding the taxation of savings income. Subject to a number of important conditions being met, it is proposed that Member States will be required from a date not earlier than January 1, 2005 to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to an individual in another Member State, except that Austria, Belgium and Luxembourg will instead impose a withholding system for a transitional period unless during such period they elect otherwise.

        The withholding tax provisions of the Directive could apply to payments on notes made through the Luxembourg paying agent. It is expected that holders will be able to take steps to keep payments from being subject to such withholding tax, for example, by receiving payments from a paying agent within the European Union but outside Luxembourg, Belgium and Austria (such as from the United Kingdom), although we cannot preclude the possibility that withholding tax will eventually be levied in some situations. In any event, details of payments made from a Member State on the notes will likely have to be reported to the tax or other relevant authorities under the Directive or local law, including, for example, to Member States in cases where recipients are located in the jurisdiction where payments are actually made.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on employee benefit plans or other retirement arrangements (including individual retirement accounts and Keogh plans) and any entities whose underlying assets include plan assets by reason of a plan's investment in these plans or arrangements (including certain insurance company general accounts) (collectively, "Plans").

        ERISA also imposes various duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and its so-called Parties in Interest under ERISA or Disqualified Persons under the Code ("Parties in Interest"). Particularly, the depositor, the servicer, the eligible lender trustee, the indenture trustee, the administrator, an underwriter, any Swap Counterparty, or any of their respective affiliates may be the fiduciary for one or more Plans. Because these parties may receive certain benefits from the sales of the notes, the purchase of the notes using Plan assets over which any of them has investment authority should not be made if it could be deemed a violation of the prohibited transaction rules of ERISA and the Code for which no exemption is available.

        Although there can be no certainty in this regard, the notes, which are denominated as debt, should be treated as debt and not as "equity interests" for purposes of the Plan Asset Regulations, as further described in the prospectus. However, acquisition of the notes could still cause prohibited transactions under Section 406 of ERISA and Section 4975 of the Code if a note is acquired or held by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee or any of their respective affiliates is a Party in Interest.

        Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA, certain church plans described in Section 3(33) of ERISA and foreign plans, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal, state, local or foreign law similar to the provisions of ERISA and Section 4975 of the Code ("Similar Law"). Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, the prohibited transaction rules in Section 503 of the Code will apply.

        Before making an investment in the notes, a Plan or other employee benefit plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using the assets of a Plan or other employee benefit plan, will be deemed to have represented that:

  •
  the Plan's purchase and holding of the notes will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 of

    ERISA or Section 4975 of the Code which is not covered by a class or other applicable exemption from the prohibited transaction rules as described in the prospectus; and

  •
  the purchase and holding of the notes by any employee benefit plan subject to a Similar Law will not cause a non-exempt violation of such Similar Law.

        Before making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of the investment in their specific circumstances. Moreover, in addition to determining whether the investment constitutes a direct or indirect prohibited transaction with a Party in Interest and whether exemptive relief is available to cover such transaction, each Plan fiduciary should take into account, among other considerations:

  •
  whether the fiduciary has the authority to make the investment;

  •
  the diversification by type of asset of the Plan's portfolio;

  •
  the Plan's funding objective; and

  •
  whether under the general fiduciary standards of investment procedure and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

REPORTS TO SECURITYHOLDERS

        Quarterly and annual reports concerning the Trust will be delivered to noteholders. See "Reports to Securityholders" in the prospectus. These reports will be available at the office of the Luxembourg paying agent or Luxembourg listing agent. The first such quarterly distribution report is expected to be available on or about May 5, 2004. See "Reports to Securityholders" in the prospectus.

        Except in very limited circumstances, you will not receive these reports directly from the trust. Instead, you will receive them through Cede & Co., as nominee of The Depository Trust Company and registered holder of the notes. See "Certain Information Regarding the Securities—Book-Entry Registration" in the prospectus.

UNDERWRITING

        The offered notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the offered notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System, on or about December     , 2003 against payment in immediately available funds. The issuance and sale of the offered notes is subject to the concurrent issuance of the class A-7 notes and vice versa.

        Subject to the terms and conditions in the underwriting agreement dated December     , 2003, the depositor has agreed to cause the trust to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the offered notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes
J.P. Morgan Securities Inc.	$	$	$	$
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
Lehman Brothers Inc.

Total	$	$	$	$

Underwriter	Class A-5 Notes	Class A-6 Notes	Class B Notes
J.P. Morgan Securities Inc.	$	$	$
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Greenwich Capital Markets, Inc.
Lehman Brothers Inc.

Total	$	$	$

        The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the offered notes listed above if any of the offered notes are purchased. The underwriters have advised the depositor that they propose initially to offer the offered notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

	Initial Public Offering Price		Underwriting Discount		Proceeds to The Depositor		Concession		Reallowance
Per Class A-1 Note		%		%		%		%		%
Per Class A-2 Note		%		%		%		%		%
Per Class A-3 Note		%		%		%		%		%
Per Class A-4 Note		%		%		%		%		%
Per Class A-5 Note		%		%		%		%		%
Per Class A-6 Note		%		%		%		%		%
Per Class B Note		%		%		%		%		%
Total	$		$		$

        The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date. The proceeds shown are before deducting estimated expenses of $                    payable by the depositor.

        The depositor and Sallie Mae have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The offered notes are new issues of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the offered notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the offered notes.

        In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with Sallie Mae, the depositor and their affiliates.

        The trust may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters.

        During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the offered notes.

        The underwriters, for example, may over-allot the offered notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more offered notes than are to be sold.

        In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the offered notes. This means that if an underwriter purchases offered notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the offered notes, it may reclaim the selling concession from the broker-dealers who sold those offered notes as part of the offering.

        In general, over-allotment transactions and open market purchases of the offered notes for the purpose of stabilization or to reduce a short position could cause the price of an offered note to be higher than it might be in the absence of such transactions.

        Each underwriter has represented and agreed that:

  •
  it has not offered or sold and will not offer or sell any offered notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the offered notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended (the "POS Regs");

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any offered notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

        No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the offered notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the offered notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by the depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver offered notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

        The depositor has not authorized any offer of offered notes to the public in the United Kingdom within the meaning of the POS Regs and the FSMA. The offered notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

LISTING INFORMATION

        We have applied for a listing of the offered notes on the Luxembourg Stock Exchange. We cannot assure you that this application will be granted. You should consult with The Bank of New York (Luxembourg) S.A., the Luxembourg listing agent for the offered notes, at Aerogolf Centre, IA, Hoehenhof, L-1736, Senningerberg, Luxembourg, phone number (352) 2634-771, to determine whether the offered notes are listed on the Luxembourg Stock Exchange. In connection with the listing application, the certificate of formation and limited liability company operating agreement of the depositor, as well as legal notice relating to the issuance of the notes together with copies of the indenture, the trust agreement, the form of the offered notes, the administration agreement, the servicing agreement, the initial swap agreements and other basic documents, will be deposited prior to listing with the Trade and Companies Register (Régistre des Commerce et des Sociétés) in Luxembourg, where copies of those documents may be obtained upon request. Copies of the indenture, the trust agreement, the forms of the notes, the administration agreement, the servicing agreement, the initial swap agreements and the other basic documents will be available at the offices of the Luxembourg paying agent or the Luxembourg listing agent. Once the offered notes have been listed, trading may be effected on the Luxembourg Stock Exchange. So long as any class of offered notes is listed on the Luxembourg Stock Exchange, and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be The Luxemburger Wort).

        The notes, the indenture, the administration agreement, each initial swap agreement and the interest rate cap agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The interest rate cap agreement and each initial swap agreement contain provisions under which the parties to the interest rate cap agreement or swap agreement, as applicable, agree to the non-exclusive jurisdiction of the New York courts.

        If the offered notes are listed on the Luxembourg Stock Exchange and definitive offered notes are issued and the rules of the Luxembourg Stock Exchange require a Luxembourg paying and transfer agent, a Luxembourg paying and transfer agent will be appointed and notices will also published in a leading newspaper having general circulation in Luxembourg (which is expected to be The Luxemburger Wort). We will maintain such a Luxembourg paying and transfer agent as long as required by the Luxembourg Stock Exchange.

        As long as the offered notes are listed on the Luxembourg Stock Exchange, quarterly distribution reports and annual servicing and administration reports concerning the trust and its activities will be available at the office of the Luxembourg paying agent or the Luxembourg listing agent. The first such quarterly distribution report is expected to be available not later than May 5, 2004.

        As of the date of this prospectus supplement, none of the trust, the eligible lender trustee nor the indenture trustee is involved in any litigation or arbitration proceeding relating to the issuance of the offered notes. The depositor is not aware of any proceedings relating to the issuance of the notes, whether pending or threatened.

        The depositor has taken all reasonable care to confirm that the information contained in this prospectus supplement and the attached prospectus is true and accurate in all material respects. In relation to the depositor, the trust, Sallie Mae or the offered notes, the depositor accepts full responsibility for the accuracy of the information contained in this prospectus supplement and the attached prospectus. Having made all reasonable inquiries, the depositor confirms that, to the best of its knowledge, there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained in this prospectus supplement or the attached prospectus, when taken as a whole.

        The depositor confirms that there has been no material adverse change in the assets of the trust since November 10, 2003, which is the cutoff date and the date of the information with respect to the assets of the trust set forth in this prospectus supplement.

RATINGS OF THE NOTES

        It is a condition to the issuance and sale of the offered class A notes that they be rated in the highest investment rating category by at least two of Fitch, Moody's and S&P. It is a condition to the issuance and sale of the class B notes that they be rated in one of the two highest investment rating categories by at least two of those rating agencies. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

LEGAL MATTERS

        Marianne M. Keler, Esq., General Counsel of Sallie Mae, as counsel to Sallie Mae, the servicer and the depositor, and McKee Nelson LLP, as special counsel to the trust, Sallie Mae, the servicer and the depositor, will give opinions on specified legal matters for the trust, the depositor, the servicer and the administrator. Shearman & Sterling LLP, Washington, D.C. will give opinions on specified federal income tax matters for the trust. Richards, Layton & Finger, P.A., as Delaware counsel for the trust, will give opinions on specified legal matters for the trust, including specified Delaware state income tax matters. Cadwalader, Wickersham & Taft LLP and Shearman & Sterling LLP also will give opinions on specified legal matters for the underwriters.

GLOSSARY
FOR PROSPECTUS SUPPLEMENT

"Adjusted Pool Balance" means, for any distribution date,

  •
  if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance and the Specified Reserve Account Balance for that distribution date, or

  •
  if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

"All Hold Rate" means, if the class A-7 notes are denominated in U.S. Dollars during the then-current reset period and the immediately following reset period, the applicable index plus or minus the related Spread (if the class A-7 notes are in floating rate mode) or the applicable fixed rate, which may be expressed as the fixed rate pricing benchmark plus or minus a spread (if the class A-7 notes are in fixed rate mode), that the remarketing agents, in consultation with the administrator, determine will be effective, unless the call option is exercised, in the event that 100% of the class A-7 noteholders choose to hold their notes for the upcoming reset period. The All Hold Rate shall be a rate that the remarketing agents, in consultation with the administrator, and in their good faith determination, believe would result in the remarketing of all of the class A-7 notes at a price equal to 100% of the outstanding principal balance thereof.

"Available Funds" means, as to a distribution date or any related monthly servicing payment date, the sum of the following amounts received with respect to the related collection period or, in the case of a monthly servicing payment date, the applicable portion of these amounts:

  •
  all collections on the trust student loans, including any guarantee payments received on the trust student loans, but net of:

  (1)
  any collections in respect of principal on the trust student loans applied by the trust to repurchase guaranteed loans from the guarantors under the guarantee agreements, and

  (2)
  amounts required by the Higher Education Act to be paid to the Department of Education or to be repaid to borrowers, whether or not in the form of a principal reduction of the applicable trust student loan, on the trust student loans for that collection period including consolidation loan rebate fees;

  •
  any interest subsidy payments and special allowance payments with respect to the trust student loans during that collection period;

  •
  all proceeds of the liquidation of defaulted trust student loans which were liquidated during that collection period in accordance with the servicer's customary servicing procedures, net of expenses incurred by the servicer related to their liquidation and any amounts required by law to be remitted to the borrower on the liquidated student loans, and all recoveries on liquidated student loans which were written off in prior collection periods or during that collection period;

  •
  the aggregate purchase amounts received during that collection period for those trust student loans repurchased by the depositor or purchased by the servicer or for trust student loans sold to another eligible lender pursuant to the servicing agreement;

  •
  the aggregate purchase amounts received during that collection period for those trust student loans purchased by Sallie Mae;

  •
  the aggregate amounts, if any, received from Sallie Mae, the depositor or the servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost interest subsidy payments and special allowance payments, on the trust student loans pursuant to the sale agreement or the servicing agreement; amounts received by the trust pursuant to the servicing agreement during that collection period as to yield or principal adjustments;

  •
  any interest remitted by the administrator to the collection account prior to such distribution date or monthly servicing date;

  •
  investment earnings for that distribution date earned on amounts on deposit in each trust account;

  •
  amounts transferred from the remarketing fee account in excess of the Reset Period Target Amount for that distribution date;

  •
  payments received under the interest rate cap agreement;

  •
  amounts transferred from the investment premium purchase account in excess of the amount required to be on deposit therein pursuant to the formula set forth in the administration agreement;

  •
  all amounts on deposit in the investment reserve account not transferred to the accumulation account to offset realized losses on eligible investments as of that distribution date;

  •
  all amounts on deposit in the supplemental interest account;

  •
  all amounts received by the trust from any Swap Counterparty, but only to the extent paid in U.S. Dollars, for that distribution date; and

  •
  amounts transferred from the reserve account in excess of the Specified Reserve Account Balance as of that distribution date;

provided that if on any distribution date there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the capitalized interest account and the reserve account, to pay any of the items specified in clauses (a) through (e) under "Description of the Notes—

Distributions—Distributions from Collection Account" (but excluding clause (e), and including clauses (f) and (g), in the event that a condition exists as described in either (1) or (2) under "Description of the Notes—The Notes—The Class B Notes—Subordination of the Class B Notes)," then Available Funds for that distribution date will include, in addition to the Available Funds as defined above, amounts on deposit in the collection account, or amounts held by the administrator, or which the administrator reasonably estimates to be held by the administrator, for deposit into the collection account which would have constituted Available Funds for the distribution date succeeding that distribution date, up to the amount necessary to pay such items, and the Available Funds for the succeeding distribution date will be adjusted accordingly.

"Call Rate" means, if the call option has been exercised, the rate of interest that is either:

  •
  if the class A-7 notes did not have at least one related swap agreement in effect during the previous reset period, the floating rate applicable for the most recent reset period during which the Failed Remarketing Rate was not in effect; or

  •
  if the class A-7 notes had one or more related swap agreements in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related Swap Counterparties from the trust during the previous reset period.

The Call Rate will continue to apply for each reset period while the call holder retains the class A-7 notes.

"Class A Note Interest Shortfall" means, for any distribution date, the excess of:

  •
  the Class A Noteholders' Interest Distribution Amount on the preceding distribution date, over

  •
  the amount of interest actually distributed to the class A noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the interest rate applicable for each such class of notes from that preceding distribution date to the current distribution date.

"Class A Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

  •
  the Class A Noteholders' Principal Distribution Amount on that distribution date, over

  •
  the amount of principal actually distributed or allocated to the class A noteholders or deposited into the accumulation account on that distribution date.

"Class A Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class A Noteholders' Interest Distribution Amount and the Class A Noteholders' Principal Distribution Amount for that distribution date.

"Class A Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  •
  the amount of interest accrued at the class A note interest rates for the related accrual period on the aggregate outstanding principal balances of all classes of class A notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date) after giving effect to all principal distributions to class A noteholders on that preceding distribution date; and

  •
  the Class A Note Interest Shortfall for that distribution date.

"Class A Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount times the Class A Percentage for that distribution date, plus any Class A Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class A Noteholders' Principal Distribution Amount will not exceed the outstanding principal balance of the class A notes, less all amounts, other than investment earnings, on deposit in the accumulation account. In addition, on the maturity date for any class of class A notes, the principal required to be distributed to the related noteholders will include the amount required to reduce the outstanding balance of that class to zero.

"Class A Percentage" means 100% minus the Class B Percentage.

"Class B Note Interest Shortfall" means, for any distribution date, the excess of:

  •
  the Class B Noteholders' Interest Distribution Amount on the preceding distribution date, over

  •
  the amount of interest actually distributed to the class B noteholders on that preceding distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from that preceding distribution date to the current distribution date.

"Class B Note Principal Shortfall" means, as of the close of any distribution date, the excess of:

  •
  the Class B Noteholders' Principal Distribution Amount on that distribution date, over

  •
  the amount of principal actually distributed to the class B noteholders on that distribution date,

plus interest on the amount of that excess, to the extent permitted by law, at the class B note interest rate from the preceding distribution date to the current distribution date.

"Class B Noteholders' Distribution Amount" means, for any distribution date, the sum of the Class B Noteholders' Interest Distribution Amount and the Class B Noteholders' Principal Distribution Amount for that distribution date.

"Class B Noteholders' Interest Distribution Amount" means, for any distribution date, the sum of:

  •
  the amount of interest accrued at the class B note rate for the related accrual period on the outstanding principal balance of the class B notes on the immediately preceding distribution date (or in the case of the first distribution date, the closing date), after giving effect to all principal distributions to class B noteholders on that preceding distribution date, and

  •
  the Class B Note Interest Shortfall for that distribution date.

"Class B Noteholders' Principal Distribution Amount" means, for any distribution date, the Principal Distribution Amount times the Class B Percentage for that distribution date, plus any Class B Note Principal Shortfall as of the close of business on the preceding distribution date; provided that the Class B Noteholders' Principal Distribution Amount will not exceed the principal balance of the class B Notes.

In addition, on the class B maturity date, the principal required to be distributed to the class B noteholders will include the amount required to reduce the outstanding principal balance of the class B notes to zero.

"Class B Percentage" with respect to any distribution date, means:

  •
  prior to the Stepdown Date or with respect to any distribution date on which a Trigger Event is in effect, zero; and

  •
  on and after the Stepdown Date and provided that no Trigger Event is in effect, a fraction expressed as a percentage, the numerator of which is the aggregate principal balance of the class B notes immediately prior to that distribution date and the denominator of which is the aggregate principal balance of all outstanding notes, less all amounts (other than investment earnings) on deposit in the accumulation account, immediately prior to that distribution date.

"DTC" means The Depository Trust Company, or any successor thereto.

"Eligible Swap Counterparty" means an entity, which may be an affiliate of a remarketing agent, engaged in the business of entering into derivative instrument contracts that satisfies the Rating Agency Condition.

"Extension Rate" means, for each quarterly distribution date following a Failed Remarketing if the class A-7 notes are then in foreign exchange mode, the rate of

interest payable to the related Swap Counterparty, generally not to exceed three-month LIBOR plus    %, unless the remarketing agents, in consultation with the administrator, determine that market conditions or some other benefit to the trust requires a higher rate; provided that in such case the Rating Agency Condition is satisfied. The initial Extension Rate for the class A-7 notes under each initial cross-currency swap agreement is three-month LIBOR plus    %.

"Failed Remarketing" means, on any reset date for the class A-7 notes, the situation where:

  •
  the remarketing agents, in consultation with the administrator, cannot establish one or more of the terms required to be set on the Remarketing Terms Determination Date,

  •
  the remarketing agents are unable to establish the related Spread or fixed rate on the Spread Determination Date,

  •
  the remarketing agents are unable to remarket some or all of the tendered notes at the Spread or fixed rate established on the Spread Determination Date, or committed purchasers default on their purchase obligations, and the remarketing agents, in their sole discretion, elect not to purchase those class A-7 notes themselves,

  •
  the remarketing agents, in consultation with the administrator, are unable to obtain one or more swap agreements meeting the required criteria, if applicable,

  •
  certain conditions specified in the remarketing agreement are not satisfied, or

  •
  any applicable Rating Agency Condition has not been satisfied.

"Failed Remarketing Rate" means, for any reset period when the class A-7 notes are then denominated in U.S. Dollars, three-month LIBOR plus    %; and when the class A-7 notes are in foreign exchange mode during a reset period, as will be determined on the related Spread Determination Date pursuant to the terms of the related cross-currency swap agreement (and for the initial reset period for the class A-7 notes, the Failed Remarketing Rate due to the class A-7 noteholders will be three-month GBP-LIBOR plus         %).

"Fitch" means Fitch Inc., also known as Fitch Ratings, or any successor rating agency.

"Hold Notice" means a written statement (or an oral statement confirmed in writing, which may be by e-mail) from a holder of a class A-7 note denominated in U.S. Dollars during the then-current and immediately following reset periods, delivered to a remarketing agent that it desires to hold its class A-7 notes for the upcoming reset period and affirmatively agrees to receive a rate of interest of not less than the applicable All Hold Rate during that reset period.

"Investment Premium Purchase Account Deposit Amount" means, with respect to each distribution date when funds are deposited into the accumulation account, an amount generally equal to    % of the amount deposited into the accumulation account.

"Investment Reserve Account Required Amount" means, with respect to each distribution date, immediately following the date when the ratings of any eligible investment in the accumulation account have been downgraded by one or more rating agencies, an amount (to the extent funds are available), to be set by each applicable rating agency in satisfaction of the Rating Agency Condition (such amount not to exceed the amount of the unrealized loss on the related eligible investments).

"Moody's" means Moody's Investors Service, Inc., or any successor rating agency.

"Notice Date" means, for each class of reset rate notes, 12:00 p.m. (noon), New York City time, on the sixth business day prior to the related reset date.

"Pool Balance" for any date means the aggregate principal balance of the trust student loans on that date, including accrued interest that is expected to be capitalized, as reduced by:

  •
  all payments received by the trust through that date from borrowers, the guarantee agencies and the Department of Education;

  •
  all amounts received by the trust through that date from purchases of the trust student loans by Sallie Mae, the depositor or the servicer;

  •
  all liquidation proceeds and Realized Losses on the trust student loans liquidated through that date;

  •
  the amount of any adjustments to balances of the trust student loans that the servicer makes under the servicing agreement through that date; and

  •
  the amount by which guarantor reimbursements of principal on defaulted trust student loans through that date are reduced from 100% to 98%, or other applicable percentage, as required by the risk sharing provisions of the Higher Education Act.

"Principal Distribution Amount" means:

  •
  as to the initial distribution date, the amount by which the aggregate outstanding principal balance of the notes exceeds the Adjusted Pool Balance for that distribution date, and

  •
  as to each subsequent distribution date, the sum of (1) the amount by which the Adjusted Pool Balance for the preceding distribution date exceeds the Adjusted Pool Balance for that distribution date and (2) any amounts received under the interest rate cap agreement for that distribution date.

"Quarterly Funding Amount" means, for the class A-7 notes, for any distribution date that is (1) more than one year before the next reset date, zero; and (2) one year or less before the next reset date, an amount to be deposited in the remarketing fee account so that the amount therein equals the Quarterly Required Amount; provided, however, that if on any distribution date that is not a reset date, the amount on deposit in the remarketing fee account is greater than the Quarterly Required Amount, such excess will be transferred to the collection account and included in Available Funds for that distribution date.

"Quarterly Required Amount" means, for the class A-7 notes, (1) on any reset date, the Reset Period Target Amount or (2) on a distribution date that is one year or less before the next reset date (x) the Reset Period Target Amount multiplied by (y) 5 minus the number of distribution dates remaining until the next reset date (excluding the current distribution date and including the next reset date), divided by (z) 5.

"Rating Agency Condition" means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the notes that any intended action will not result in the downgrading of its then-current rating of any class of notes.

"Realized Loss" means the excess of the principal balance, including any interest that had been or had been expected to be capitalized, of any liquidated student loan over liquidation proceeds for a student loan to the extent allocable to principal, including any interest that had been or had been expected to be capitalized.

"Remarketing Terms Determination Date" means, for the class A-7 notes, not later than 3:00 p.m., New York City time, on the eighth business day prior to the applicable reset date.

"Reset Period Target Amount" means, for any distribution date that is (1) more than one year before the next reset date, zero, and (2) one year or less before the next reset date, the highest remarketing fee payable to the remarketing agents for the class A-7 notes (not to exceed       % of the maximum principal balance of the class A-7 notes that could be remarketed) on the next related reset date as determined by the administrator based on the assumed weighted average life of the class A-7 notes and the maximum remarketing fee set forth on a schedule attached to the remarketing agreement, as such schedule may be amended from time to time.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor rating agency.

"Specified Reserve Account Balance" for any distribution date means the greater of:

  (a)
  % of the Pool Balance as of the close of business on the last day of the related collection period; and

  (b)
  $             ;

provided that in no event will that balance exceed the aggregate outstanding principal balance of the notes. For these purposes, if the class A-7 notes then bear a fixed rate of interest, the outstanding principal balance of the class A-7 notes (or its U.S. Dollar equivalent, if applicable) will be reduced by any amounts (less any investment earnings) on deposit in the accumulation account.

"Spread" means the percentage determined by the remarketing agents when the class A-7 notes bear a floating rate of interest, in excess of or below the applicable interest rate index that will be applicable to class A-7 notes during any reset period after the initial reset period so as to result in a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered notes to be remarketed by the remarketing agents at 100% of the principal balance thereof, as described under "Description of the Notes—The Reset Rate Notes—Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

"Spread Determination Date" means 3:00 p.m., New York City time, on the third business day prior to the related reset date.

"Stepdown Date" means the earlier to occur of (1) the                      distribution date or (2) the first date on which no class A notes remain outstanding. For this purpose, the outstanding principal balance of the class A-7 notes will be deemed reduced by any amounts (other than investment earnings) on deposit in the accumulation account.

"Supplemental Interest Account Deposit Amount" means, with respect to any distribution date during a reset period when the class A-7 notes are in fixed rate mode, the lesser of:

  •
  the product of:

  (1)
  the difference between (a) the weighted average of the three-month LIBOR-based rates (as determined on the LIBOR Determination Date related to that distribution date) that will be payable by the trust to the related Swap Counterparties on the next distribution date, and (b) an assumed rate of investment earnings that satisfies the Rating Agency Condition,

  (2)
  the amount on deposit in the accumulation account immediately after that distribution date, and

  (3)
  the actual number of days from that distribution date to the next reset date for the class A-7 notes, divided by 360; and

  •
  an amount that satisfies the Rating Agency Condition.

"Swap Counterparty" means each Eligible Swap Counterparty (including any swap counterparty that enters into a swap agreement on the closing date) with which the trust enters into a swap agreement to hedge some or all of the currency and/or basis risk associated with the class A-7 notes.

"Trigger Event" means, on any distribution date while any of the class A notes are outstanding, that the outstanding principal balance of the notes, less any amounts on deposit in the accumulation account (other than investment earnings), after giving effect to distributions to be made on that distribution date, would exceed the Adjusted Pool Balance as of the end of the related collection period.

PRINCIPAL OFFICES

DEPOSITOR

SLM FUNDING LLC
11600 Sallie Mae Drive
Reston, Virginia 20193

ADMINISTRATOR

STUDENT LOAN MARKETING ASSOCIATION
11600 Sallie Mae Drive
Reston, Virginia 20193

SLM STUDENT LOAN TRUST 2003-14

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Eligible Lender Trustee Christiana Center/OPS4 500 Stanton Christiana Road Newark, Delaware 19713	THE BANK OF NEW YORK, as Indenture Trustee 101 Barclay Street, 8 West New York, New York 10286

PAYING AGENT
 THE BANK OF NEW YORK
101 Barclay Street, 8 West
New York, New York 10286

THE BANK OF NEW YORK
 One Canada Square
London E14 5AL

LUXEMBOURG PAYING AGENT AND LUXEMBOURG LISTING AGENT

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Centre
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg

LEGAL ADVISORS TO THE DEPOSITOR, THE TRUST AND THE ADMINISTRATOR

MCKEE NELSON LLP
5 Times Square
New York, New York 10036

RICHARDS, LAYTON & FINGER, P.A.
920 King Street
Wilmington, Delaware 19801

SHEARMAN & STERLING LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604

LEGAL ADVISORS TO THE UNDERWRITERS

CADWALADER, WICKERSHAM & TAFT LLP
1201 F Street, N.W.
Suite 1100
Washington, D.C. 20004

SHEARMAN & STERLING LLP
801 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2604

INDEPENDENT PUBLIC ACCOUNTANTS

PRICEWATERHOUSECOOPERS LLC
1751 Pinnacle Drive
McLean, Virginia 22102-3811

PROSPECTUS

The SLM Student Loan Trusts
Student Loan-Backed Notes
Student Loan-Backed Certificates

SLM Funding LLC
Depositor
Sallie Mae Servicing L.P.
Servicer

You should consider carefully the risk factors described in this prospectus beginning on page 19 and in the prospectus supplement that accompanies this prospectus.

Each issue of securities represents obligations of, or interests in, the applicable trust only. They do not represent interests in or obligations of SLM Corporation, the Student Loan Marketing Association, the depositor, the servicer or any of their affiliates.

The securities are not guaranteed or insured by the United States of America or any governmental agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Depositor

SLM Funding LLC, a Delaware limited liability company, is the depositor. The Student Loan Marketing Association, also known as Sallie Mae, is the sole member of SLM Funding LLC.

The Securities

The depositor intends to form trusts to issue student loan-backed securities. These securities may be in the form of notes or certificates. Each issue will have its own series designation. We will sell the securities from time to time in amounts, at prices and on terms determined at the time of offering and sale.

Each series may include:

  •
  one or more classes of certificates that represent ownership interests in the assets of the trust for that issue; and

  •
  one or more classes of notes secured by the assets of that trust.

A class of certificates or notes may:

  •
  be senior or subordinate to other classes; and

  •
  receive payments from one or more forms of credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans.

Each class of certificates or notes has the right to receive payments of principal and interest at the rates, on the dates and in the manner described in the applicable supplement to this prospectus.

Trust Assets

The assets of each trust will include:

  •
  education loans to students or parents of students; and

  •
  other moneys, investments and property.

A supplement to this prospectus will describe the specific amounts, prices and terms of the notes and certificates of each series. The supplement will also give details of the specific student loans, credit enhancement, and other assets of the trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 6, 2003

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

        We provide information to you about the securities in two separate documents that progressively provide more detail:

  •
  this prospectus, which provides general information, some of which may not apply to your series of securities; and

  •
  the related prospectus supplement that describes the specific terms of your series of securities, including:

  •
  the timing of interest and principal payments;

  •
  financial and other information about the student loans and the other assets owned by the trust;

  •
  information about credit enhancement;

  •
  the ratings; and

  •
  the method of selling the securities.

        You should rely only on the information contained or incorporated in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or other jurisdiction where the offer is prohibited.

        We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

		Page
Prospectus Summary		7
•	Principal Parties	7
•	The Notes	8
•	The Certificates	9
•	Assets of the Trust	10
•	Collection Account	11
•	Pre-Funding Account	11
•	Reserve Account	12
•	Credit and Cash Flow or Other Enhancement or Derivative Arrangements	12
•	Purchase Agreements	13
•	Sale Agreements	13
•	Servicing Agreements	13
•	Servicing Fee	13
•	Administration Agreement	14
•	Administration Fee	14
•	Representations and Warranties of the Depositor	14
•	Representations and Warranties of Sallie Mae and the Other Sellers under the Purchase Agreements	15
•	Covenants of the Servicer	15
•	Optional Purchase	16
•	Auction of Trust Assets	16
•	Tax Considerations	17
•	ERISA Considerations	17
•	Capital Treatment of the Senior Notes	18
•	Ratings	18
Risk Factors		19
•	Because The Securities May Not Provide Regular or Predictable Payments, You May Not Receive The Return on Investment That You Expected	19
•	If a Secondary Market For Your Securities Does Not Develop, The Value of Your Securities May Diminish	19
•	The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses	19
•	You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans	19
•	If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities	20
•	The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal and Interest on Your Securities	20
•	You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control	21
•	You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities	21
•	A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans Which May Result In Delays In Payment Or Losses On Your Securities	22
•	The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities	22
•	The Noteholders' Right To Waive Defaults May Adversely Affect Certificateholders	22
•	Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities	22

•	The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk	23
•	The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs	23
•	Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities	23
•	A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities	24
•	The Bankruptcy Of The Depositor, Sallie Mae or any Other Seller Could Delay or Reduce Payments On Your Securities	24
•	The Indenture Trustee May Have Difficulty Liquidating Student Loans After An Event Of Default	25
•	The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors	25
•	Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or Sallie Mae and the Other Sellers And, Accordingly, Adversely Affect Your Securities	26

•	The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans	26
•	Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities	27
Formation of the Trusts		28
•	The Trusts	28
•	Eligible Lender Trustee	28
Use of Proceeds		29
Sallie Mae, the Other Sellers, the Depositor and the Servicer		29
•	Sallie Mae	29
•	The Other Sellers	30
•	The Depositor	30
•	The Servicer	31
The Student Loan Pools		32
•	Sallie Mae's Student Loan Financing Business	32
	Loan Purchases	32
	Servicing	33
	Consolidation/Repayment Programs	34
	Incentive Programs	35
•	Delinquencies, Defaults, Claims and Net Losses	35
•	Payment of Notes	36
•	Termination	36
Transfer and Servicing Agreements		37
•	General	37
•	Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers	37
•	Sale of Student Loans to the Trust; Representations and Warranties of the Depositor	38
•	Custodian of Promissory Notes	39
•	Additional Fundings	39

•	Amendments to Transfer and Servicing Agreements	39
Servicing and Administration		40
•	General	40
•	Accounts	40
•	Servicing Procedures	40
•	Payments on Student Loans	41
•	Servicer Covenants	42
•	Servicing Compensation	43
•	Net Deposits	44
•	Evidence as to Compliance	44
•	Certain Matters Regarding the Servicer	44
•	Servicer Default	45
•	Rights Upon Servicer Default	46
•	Waiver of Past Defaults	46
•	Administration Agreement	46
•	Administrator Default	47
•	Rights Upon Administrator Default	48
•	Statements to Indenture Trustee and Trust	48
•	Evidence as to Compliance	49
Trading Information		50
•	Pool Factors	51
Description of the Notes		52
•	General	52
•	Principal and Interest on the Notes	52
•	The Indenture	53
	General	53
	Modification of Indenture	53
	Events of Default; Rights Upon Event of Default	54
	Certain Covenants	56
	Indenture Trustee's Annual Report	57
	Satisfaction and Discharge of Indenture	57
	The Indenture Trustee	57
Description of the Certificates		58
•	General	58
•	Distributions on the Certificate Balance	58
Certain Information Regarding the Securities		59
•	Fixed Rate Securities	59
•	Floating Rate Securities	59
•	Distributions	59
•	Credit and Cash Flow or other Enhancement or Derivative Arrangements	60
General		60
Reserve Account		61
•	Insolvency Events	61
•	Book-Entry Registration	61
•	Definitive Securities	64
•	List of Securityholders	65
•	Reports to Securityholders	65
Certain Legal Aspects of the Student Loans		66
•	Transfer of Student Loans	66
•	Consumer Protection Laws	67
•	Loan Origination and Servicing Procedures Applicable to Student Loans	67
•	Student Loans Generally Not Subject to Discharge in Bankruptcy	68
U.S. Federal Income Tax Consequences		68
•	Tax Characterization of the Trust	69
•	Tax Consequences to Holders of Securities	69
	Treatment of the Securities as Indebtedness	69
	Stated Interest	69
	Original Issue Discount	69
	Market Discount	71
	Amortizable Bond Premium	71
	Election to Treat all Interest as OID	72
	Sale or Other Disposition	72
	Waivers and Amendments	72
	Tax Consequences to Foreign Investors	72
	Information Reporting and Backup Withholding	74
State Tax Consequences		74
ERISA Considerations		75
•	The Notes	76
•	The Certificates	77

Available Information	77
Reports to Securityholders	78
Incorporation of Certain Documents By Reference	78
The Plan of Distribution	79
Legal Matters	80

Appendix A: Federal Family Education Loan Program	A-1
Appendix B: Global Clearance, Settlement and Tax Documentation Procedures	B-1

PROSPECTUS SUMMARY

        This summary highlights selected information concerning the securities. It does not contain all of the information that you might find important in making your investment decision. You should read the full description of this information appearing elsewhere in this document and in the prospectus supplement for your particular securities.

Principal Parties
Issuer	A Delaware statutory trust to be formed for each series of securities under a trust agreement between the depositor and an eligible lender trustee.
Depositor	The depositor is SLM Funding LLC. Student Loan Marketing Association, also known as Sallie Mae, is the sole member of the depositor. An interim eligible lender trustee specified in the prospectus supplement for your securities will hold legal title to the student loans on our behalf. References to the "depositor" also include the interim eligible lender trustee where the context involves the holding or transferring of legal title to the student loans.
Eligible Lender Trustee	For each series of securities, the related prospectus supplement will specify the eligible lender trustee for the related trust. See "Formation of the Trusts—Eligible Lender Trustee" in this prospectus.
Servicer	The servicer is Sallie Mae Servicing L.P., a wholly owned subsidiary of SLM Corporation, the parent of Sallie Mae, or another third-party servicer specified in the prospectus supplement for your securities. Sallie Mae Servicing L.P. manages and operates Sallie Mae's loan servicing functions for Sallie Mae, its affiliates and various unrelated parties. SLM Corporation changed its name effective May 17, 2002. It was formerly named USA Education, Inc. Under the circumstances described in this prospectus, the servicer may transfer its obligations to other entities. The servicer may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub-servicers. See "Servicing and Administration—Certain Matters Regarding the Servicer" in this prospectus.
Indenture Trustee	For each series of securities, the related prospectus supplement will specify the indenture trustee for the notes. See "Description of the Notes—The Indenture—The Indenture Trustee" in this prospectus.

Administrator	Sallie Mae will act as administrator of each trust. Under the circumstances described in this prospectus, Sallie Mae may transfer its obligations as administrator. See "Servicing and Administration—Administration Agreement."
The Notes	Each series of securities will include one or more classes of student loan-backed notes. The notes will be issued under an indenture between the trust and the related indenture trustee. We may offer each class of notes publicly or privately, as specified in the related prospectus supplement. The notes will be available for purchase in multiples of $1,000 or as otherwise provided in the related prospectus supplement. They will be available initially in book-entry form only. Investors who hold the notes in book-entry form will be able to receive definitive notes only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities."
Each class of notes will have a stated principal amount and will bear interest at a specified rate. Classes of notes may also have different interest rates. The interest rate may be:
	•	fixed,
	•	variable,
	•	adjustable,
	•	auction-determined, or
	•	any combination of these rates.
The related prospectus supplement will specify:
	•	the principal amount of each class of notes; and
	•	the interest rate for each class of notes or the method for determining the interest rate.
See "Description of the Notes—Principal and Interest on the Notes."
If a series includes two or more classes of notes:
	•	the timing and priority of payments, seniority, interest rates or amount of payments of principal or interest may differ for each class; or
	•	payments of principal or interest on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information.

The Certificates
Each series of securities may also include one or more classes of certificates. The certificates will be issued under the trust agreement for that series. We may offer each class of certificates publicly or privately, as specified in the related prospectus supplement.

Certificates will be available for purchase in a minimum denomination of $100,000 and additional increments of $1,000. They will be available initially in book-entry form only. Investors who hold the certificates in book-entry form will be able to receive definitive certificates only in the limited circumstances described in this prospectus or in the related prospectus supplement. See "Certain Information Regarding the Securities—Book-Entry Registration" and "—Definitive Securities."
Each class of certificates will have a stated certificate balance. The certificates will yield a return on that balance at a specified certificate rate. The rate of return may be:
	•	fixed,
	•	variable,
	•	adjustable,
	•	auction-determined, or
	•	any combination of these rates.
The related prospectus supplement will specify:
	•	the certificate balance for each class of certificates; and
	•	the rate of return for each class of certificates or the method for determining the rate of return.
If a series includes two or more classes of certificates:
	•	timing and priority of distributions, seniority, allocations of losses, certificate rates or distributions on the certificate balance may differ for each class; and
	•	distributions on a class may or may not be made, depending on whether specified events occur.

The related prospectus supplement will provide this information. See "Description of the Certificates—Distributions on the Certificate Balance."

Distributions on the certificates may be subordinated in priority of payment to payments of principal and interest on the notes. If this is the case, the related prospectus supplement will provide this information.
Assets of the Trust	The assets of each trust will include a pool of student loans. They may be:
• education loans to students or parents of students made under the Federal Family Education Loan Program; or
• if so specified in the prospectus supplement, other education loans not made under the Federal Family Education Loan Program.

Unless we say otherwise in this prospectus or in a prospectus supplement, "student loans" refer to loans made under the Federal Family Education Loan Program. Student loans owned by a specific trust are called "trust student loans".
The assets of the trust will include rights to receive payments made on these student loans and any proceeds related to them.

We will purchase the student loans from Sallie Mae or another seller under a purchase agreement. If the seller is an entity other than Sallie Mae or an eligible lender acting on behalf of Sallie Mae, the prospectus supplement for your securities will describe the seller of the student loans. The student loans will be selected based on criteria listed in that purchase agreement. We will sell the student loans to the trust under a sale agreement. The related prospectus supplement will specify the aggregate principal balance of the loans sold. The property of each trust also will include amounts on deposit in specific trust accounts, including a collection account, any reserve account, any pre-funding account and any other account identified in the applicable prospectus supplement and the right to receive payments under any swap agreements entered into by the trust. See "Formation of the Trusts—The Trusts."

Each student loan sold to a trust will be 98% guaranteed—or 100% for student loans disbursed before October 1, 1993—as to the payment of principal and interest by a state guaranty agency or a private non-profit guarantor. These guarantees are contingent upon compliance with specific origination and servicing procedures as prescribed by various federal and guarantor regulations. Each guarantor is reinsured by the Department of Education for between 75% and 100% of claims paid by that guarantor for a given federal fiscal year. The reinsured amount depends on a guarantor's claims experience and the year in which the loans subject to the claims were disbursed. The percentage of the claims paid by a guarantor that are reinsured could change in the future by legislation. See "Appendix A—Federal Family Education Loan Program—Guarantee Agencies under the FFELP."

A trust may also have among its assets various agreements with counterparties providing for interest rate swaps, caps and similar financial contracts. These agreements will be described in the related prospectus supplement.
Collection Account
For each trust, the administrator will establish and maintain accounts to hold all payments made on the trust student loans. We refer to these accounts as the collection account. The collection account will be in the name of the indenture trustee on behalf of the holders of the notes and the certificates. The prospectus supplement will describe the permitted uses of funds in the collection account and the conditions for their application.
Pre-Funding Account
A prospectus supplement may indicate that a portion of the net proceeds of the sale of the securities may be kept in a pre-funding account for a period of time and used to purchase additional student loans. If a pre-funding account is established, it will be in the name of the indenture trustee and will be an asset of the trust. The prospectus supplement will describe the permitted uses of any funds in the pre-funding account and the conditions to their application.

Reserve Account
The administrator will establish an account for each series called the reserve account. This account will be in the name of the indenture trustee and will be an asset of the trust. On the closing date, we will make a deposit into the reserve account, as specified in the prospectus supplement. The initial deposit into the reserve account may also be supple-mented from time to time by additional deposits. The prospectus supplement will describe the amount of these additional deposits.

The prospectus supplement for each trust will describe how amounts in the reserve account will be available to cover shortfalls in payments due on the securities. It will also describe how amounts on deposit in the reserve account in excess of the required reserve account balance will be distributed.
Credit and Cash Flow or other Enhancement or	Credit or cash flow enhancement for any series of securities may include one or more of the following:
Derivative Arrangements	•	subordination of one or more classes of securities;
	•	a reserve account or a cash collateral account;
	•	overcollateralization;
	•	letters of credit, credit or liquidity facilities;
	•	surety bonds;
	•	guaranteed investment contracts;
	•	interest rate, currency or other swaps, exchange agreements, interest rate protection agreements, re-purchase obligations, put or call options and other yield protection agreements;
	•	agreements providing for third party payments; or
	•	other support, deposit or derivative arrangements.

If any credit or cash flow enhancement applies to a trust or any of the securities issued by that trust, the related prospectus supplement will describe the specific enhancement as well as the conditions for their application. A credit or cash flow enhancement may have limitations and exclusions from coverage. If applicable, the related prospectus supplement will describe these limitations or exclusions.

See "Certain Information Regarding the Securities—Credit and Cash Flow or other Enhancement or Derivative Ar-rangements" in this prospectus.
Purchase Agreements
For each trust, the depositor will acquire the related student loans under a purchase agreement. We will assign our rights under the purchase agreement to the eligible lender trustee on behalf of the trust. The trust will further assign these rights to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agreements" in this prospectus.
Sale Agreements
The depositor will sell the trust student loans to the trust under a sale agreement. The eligible lender trustee will hold legal title to the trust student loans. The trust will assign its rights under the sale agreement to the indenture trustee as collateral for the notes. See "Transfer and Servicing Agree-ments" in this prospectus.
Servicing Agreements
The servicer will enter into a servicing agreement or servicing agreements covering the student loans held by each trust. Under the servicing agreement, the servicer will be responsible for servicing, managing, maintaining custody of, and making collections on the trust student loans. In addition, it will file with the Department of Education and the guarantors all appropriate claims to collect interest subsidy payments, special allowance payments and guarantee payments owed on the trust student loans. See "Servicing and Administration" in this prospectus.
Servicing Fee
The servicer will receive a servicing fee specified in the related prospectus supplement. It will also receive reimbursement for expenses and charges, as specified in that prospectus supplement. These amounts will be payable monthly.

The servicing fee and any portion of the servicing fee that remains unpaid from prior dates will be payable before the related securities unless any portion of the servicing fee is expressly subordinated to payments on the securities, as specified in the related prospectus supplement. See "Servicing and Administration—Servicing Compensa-tion" in this prospectus.

Administration Agreement
Sallie Mae, in its capacity as administrator, entered into a master administration agreement with the depositor in May 1997. Sallie Mae and the depositor also will enter into a supplement to the master administration agreement with each trust, the eligible lender trustee, the servicer and the indenture trustee. Under these agreements, Sallie Mae will undertake specific administrative duties for each trust. See "Servicing and Administration—Administration Agreement" in this prospectus.
Administration Fee
The administrator will receive an administration fee specified in the related prospectus supplement. It may also receive reimbursement for expenses and charges, as specified in the related prospectus supplement. These amounts will be payable before the related securities, as specified in the related prospectus supplement. See "Servicing and Administration—Administration Agreement" in this prospectus.
Representations and Warranties of the Depositor
Under the sale agreement for each trust, the depositor, as the seller of the loans to the trust, will make specific representations and warranties to the trust concerning the student loans. We will have an obligation to repurchase any trust student loan if the trust is materially and adversely affected by a breach of our representations or warranties, unless we can cure the breach within the period specified in the applicable prospectus supplement. Alternatively, we may substitute qualified substitute student loans rather than repurchasing the affected loans. Qualified substitute student loans are student loans that comply, on the date of substitution, with all of the representations and warranties made by us in the sale agreement. Qualified substitute student loans must also be substantially similar on an aggregate basis to the loans they are being substituted for with regard to the following characteristics:
	•	principal balance;
	•	status—in-school, grace, deferment, forbearance or repayment;
	•	program type—Unsubsidized Stafford, Subsidized Stafford, PLUS, SLS, Consolidation or non-Federal Family Education Loan Program loans;

	•	school type;
	•	total return; and
	•	remaining term to maturity.
Any required repurchase or substitution will occur on the date the next collection period ends after the applicable cure period has expired.
In addition, we have an obligation to reimburse the trust for:
	•	any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and
	•	any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of our representations and warranties.
See "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor."
Representations and Warranties of Sallie Mae and the Other Sellers under the Purchase Agreements
In each purchase agreement, Sallie Mae or any other seller of the student loans will make representations and warranties to the depositor concerning the student loans covered by that purchase agreement. These representations and warranties will be similar to the representations and warranties made by the depositor under the related sale agreement. Sallie Mae and the other sellers will have repurchase, substitution and reimbursement obligations under the purchase agreement that match those of the depositor under the sale agreement. See "Transfer and Servicing Agree-ments—Purchase of Student Loans by the Depositor; Rep-resentations and Warranties of Sallie Mae and the Other Sellers."
Covenants of the Servicer
The servicer will agree to service the trust student loans in compliance with the servicing agreement and the Higher Education Act, if applicable. It will have an obligation to purchase from a trust, or substitute qualified substitute student loans for, any trust student loan if the trust is materially and adversely affected by a breach of any covenant of the servicer concerning that student loan. Any breach that relates to compliance with the Higher Education Act or the requirements of a guarantor, but that does not affect that guarantor's obligation to guarantee payment of a trust student loan, will not be considered to have a material adverse effect.

If the servicer does not cure a breach within the period specified in the applicable prospectus supplement, the purchase or substitution will be made on the next collection period end date after the applicable cure period has expired, or as described in the related prospectus supplement.
In addition, the servicer has an obligation to reimburse the trust for:
• any shortfall between the balance of the qualified substitute student loans and the balance of the loans being replaced, and
• any accrued interest not guaranteed by, or that is required to be refunded to, a guarantor and any program payments lost as a result of a breach of the servicer's covenants.
See "Servicing and Administration—Servicer Covenants."
Optional Purchase
The servicer or another entity specified in the prospectus supplement may, at its option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is 10% or less of the initial pool balance. The exercise of this purchase option will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools—Termination" in this prospectus.
Auction of Trust Assets
The indenture trustee will offer for sale all remaining trust student loans at the end of the collection period when their pool balance reduces to 10% or less of the initial pool balance. An auction will occur only if the entity with the optional purchase right has first waived its optional purchase right. The auction of the remaining trust student loans will result in the early retirement of the securities issued by that trust. See "The Student Loan Pools—Termi-nation" in this prospectus and "Summary of Terms—Auction of Trust Assets" in the related prospectus supplement.

Tax Considerations
On the closing date for a series, Shearman & Sterling LLP or a law firm identified in the applicable prospectus supplement, as federal tax counsel to the applicable trust, will deliver an opinion that, for U.S. federal income tax purposes:
	•	the notes of that series will be characterized as debt; and
	•	the trust will not be characterized as an association or a publicly traded partnership taxable as a corporation.
In addition, a law firm identified in the applicable prospectus supplement as Delaware tax counsel will deliver an opinion that:
	•	the same characterizations would apply for Delaware state income tax purposes as for U.S. federal income tax purposes; and
	•	holders of the securities that are not otherwise subject to Delaware taxation on income will not become subject to Delaware state tax as a result of their ownership of the securities.

By acquiring a note, you will agree to treat that note as indebtedness. By acquiring a certificate, you will agree to treat the related trust either as a partnership in which you are a partner for federal income tax purposes, or as otherwise described in the related prospectus supplement.
See "U.S. Federal Income Tax Consequences" and "State Tax Consequences."
ERISA Considerations
A fiduciary of any employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Consid-erations" in this prospectus and in the related prospectus supplement.

Capital Treatment of the Senior Notes
The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have advised us in letters addressed to the depositor that senior notes backed by Federal Family Education Loan Program loans are eligible for 20% risk-based capital treatment. These regulators further advised us generally that if any trust student loan was disbursed on or after October 1, 1993, consistent with the Higher Education Act's two percent lender risk sharing provisions, only 98% of each senior note would be eligible for the 20% risk category. Most of the student loans sold by the depositor will be disbursed on or after October 1, 1993 and, accordingly, only 98% of each senior note is eligible for the 20% risk category. The letters from the banking regulators did not address the subordinate notes' or certificates' eligibility for the 20% risk category.

In addition, we have received letters from the banking regulators for France, Germany, Italy, Japan, Luxembourg, the Netherlands and the United Kingdom, in each case advising us that the senior notes may be eligible for 20% risk-based capital treatment. We also received a letter from the banking regulator for Switzerland advising us that the senior notes may be eligible for 25% risk-based capital treatment. The Netherlands banking regulator further advised us that it considers the Federal Family Education Loan Program loans to be a homogenous pool of assets and, accordingly, will make no distinction between trust student loans disbursed before and after October 1, 1993. With the exception of the French, German, Japanese and Swiss banking regulators, whose advice does not address the matter, the European bank authorities have advised us that they will treat trust student loans disbursed on or after October 1, 1993 in a manner consistent with the advice we received from the United States banking regulators.
Ratings	All of the securities will be rated in one of the four highest rating categories. The related prospectus supplement will specify the ratings for the securities.

RISK FACTORS

        You should carefully consider the following risk factors in deciding whether to purchase any securities. You should also consider the additional risk factors described in each prospectus supplement. All of these risk factors could affect your investment in or return on the securities.

Because The Securities May Not Provide Regular or Predictable Payments, You May Not Receive The Return on Investment That You Expected	The securities may not provide a regular or predictable schedule of payments or payment on any specific date. Accordingly, you may not receive the return on investment that you expected.
If a Secondary Market For Your Securities Does Not Develop, The Value of Your Securities May Diminish
The securities will be a new issue without an established trading market. We do not intend to list the securities on any national exchange. As a result, we cannot assure you that a secondary market for the securities will develop. If a secondary market does not develop, the spread between the bid price and the asked price for your securities may widen, thereby reducing the net proceeds to you from the sale of your securities.
The Trust Will Have Limited Assets From Which To Make Payments On The Securities, Which May Result In Losses
The trust will not have, nor will it be permitted to have, significant assets or sources of funds other than the trust student loans, the guarantee agreements, and, if so provided in the related prospectus supplement, a reserve account and other credit or cash flow enhancements.

Consequently, you must rely upon payments on the trust student loans from the borrowers and guarantors, and, if available, amounts on deposit in the reserve account and any other credit or cash flow enhancement to repay your securities. If these sources of funds are insufficient to repay your securities, you may experience a loss on your investment.
You May Incur Losses Or Delays In Payments On Your Securities If Borrowers Default On The Student Loans
The majority of the student loans owned by the trust will be only 98% guaranteed. If a borrower defaults on a student loan that is only 98% guaranteed, the related trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on that student loan. If defaults occur on the trust student loans and the credit enhancement described in the related prospectus supplement is insufficient, you may suffer a delay in payment or losses on your securities.

If A Guarantor Of The Student Loans Experiences Financial Deterioration Or Failure, You May Suffer Delays In Payment Or Losses On Your Securities
All of the student loans will be unsecured. As a result, the primary security for payment of a student loan is the guarantee provided by the applicable guarantor. Student loans acquired by each trust will be subject to guarantee agreements with a number of individual guarantors. A deterioration in the financial status of a guarantor and its ability to honor guarantee claims could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. A guarantor's financial condition could be adversely affected by a number of factors including:
	•	the amount of claims made against that guarantor as a result of borrower defaults;
•
the amount of claims reimbursed to that guarantor from the Department of Education, which range from 75% to 100% of the 98% guaranteed portion of the loan depending on the date the loan was made and the performance of the guarantor; and
•
changes in legislation that may reduce expenditures from the Department of Education that support federal guarantors or that may require guarantors to pay more of their reserves to the Department of Education.
If the financial condition of a guarantor deteriorates, it may fail to make guarantee payments in a timely manner. In that event, you may suffer delays in payment or losses on your securities.
The Department Of Education's Failure To Make Reinsurance Payments May Negatively Affect The Timely Payment Of Principal And Interest On Your Securities
If a guarantor is unable to meet its guarantee obligations, the trust may submit claims directly to the Department of Education for payment. The Department of Education's obligation to pay guarantee claims directly is dependent upon it determining that the guarantor is unable to meet its obligations. If the Department of Education delays in mak-ing this determination, you may suffer a delay in the payment of principal and interest on your securities. In addition, if the Department of Education determines that the guarantor is able to meet its obligations, the Department of Education will not make guarantee payments to the trust. The Department of Education may or may not make the necessary determination or, if it does, it may or may not make this determination or the ultimate payment of the guarantee claims in a timely manner. This could result in delays or losses on your investment.

You Will Bear Prepayment And Extension Risk Due To Actions Taken By Individual Borrowers And Other Variables Beyond Our Control
A borrower may prepay a student loan in whole or in part at any time. The likelihood of prepayments is higher as a result of various loan consolidation programs. In addition, a trust may receive unscheduled payments due to defaults and to purchases by the servicer or the depositor. The rate of prepayments on the student loans may be influenced by a variety of economic, social, competitive and other factors, including changes in interest rates, the availability of alternative financings and the general economy. Because a pool will include thousands of student loans, it is impossible to predict the amount and timing of payments that will be received and paid to securityholders in any period. Consequently, the length of time that your securities are outstanding and accruing interest may be shorter than you expect.

On the other hand, the trust student loans may be extended as a result of grace periods, deferment periods and, under some circumstances, forbearance periods. This may lengthen the remaining term of the student loans and delay principal payments to you. The amount available for distribution to you will be reduced if borrowers fail to pay timely the principal and interest due on the student loans. Consequently, the length of time that your securities are outstanding and accruing interest may be longer than you expect.

Any optional purchase right, any provision for the auction of the student loans, and, if applicable, the possibility that any pre-funded amount may not be fully used to purchase additional student loans create additional uncertainty regarding the timing of payments to securityholders.
The effect of these factors is impossible to predict. To the extent they create reinvestment risk, you will bear that risk.
You May Be Unable To Reinvest Principal Payments At The Yield You Earn On The Securities
Asset-backed securities usually produce increased principal payments to investors when market interest rates fall below the interest rates on the collateral—student loans in this case—and decreased principal payments when market interest rates rise above the interest rates on the collateral. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing lower yields than the yield on the securities. Similarly, you are likely to receive less money to reinvest when other investments generally are producing higher yields than the yield on the securities.

A Failure To Comply With Student Loan Origination And Servicing Procedures Could Jeopardize Guarantor, Interest Subsidy And Special Allowance Payments On The Student Loans, Which May Result In Delays In Payment Or Losses On Your Securities
The Higher Education Act requires lenders making and servicing student loans and the guarantors guaranteeing those loans to follow specified procedures, including due diligence procedures, to ensure that the student loans are properly made, disbursed and serviced.
Failure to follow these procedures may result in:

  • the Department of Education's refusal to make reinsurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the trust student loans; or

  • the guarantors' inability or refusal to make guarantee payments on the trust student loans.
Loss of any program payments could adversely affect the amount of available funds and the trust's ability to pay principal and interest on your securities.
The Inability Of The Depositor Or The Servicer To Meet Its Repurchase Obligation May Result In Losses On Your Securities
Under some circumstances, the trust has the right to require the depositor or the servicer to purchase or substitute for a trust student loan. This right arises generally if a breach of the representations, warranties or covenants of the depositor or the servicer, as applicable, has a material adverse effect on the trust, if the breach is not cured within the applicable cure period. We cannot guarantee you, however, that we or the servicer will have the financial resources to make a purchase or substitution. In this case, you, rather than us or the servicer, will bear any resulting loss.
The Noteholders' Right To Waive Defaults May Adversely Affect Certificateholders
The noteholders have the ability, with specified exceptions, to waive defaults by the servicer or the administrator, including defaults that could materially and adversely affect the certificateholders.
Subordination Of The Certificates Or Some Classes Of Notes Results In A Greater Risk Of Losses Or Delays In Payment On Those Securities
Payments on the certificates may be subordinated to payments due on the notes of that series. In addition, some classes of notes may be subordinate to other classes. Consequently, holders of the certificates and the holders of some classes of notes may bear a greater risk of losses or delays in payment. The prospectus supplement will describe the nature and the extent of any subordination.

The Securities May Be Repaid Early Due To An Auction Sale Or The Exercise Of The Purchase Option. If This Happens, Your Yield May Be Affected And You Will Bear Reinvestment Risk
The securities may be repaid before you expect them to be if:

  • the indenture trustee successfully conducts an auction sale or
  • the servicer or other applicable entity exercises its option to purchase all the trust student loans.

Either event would result in the early retirement of the securities outstanding on that date. If this happens, your yield on the securities may be affected. You will bear the risk that you cannot reinvest the money you receive in comparable securities at as high a yield.
The Principal Of The Student Loans May Amortize Faster Because Of Incentive Programs
Sallie Mae and the other sellers currently offer various incentive programs to borrowers. The servicer may also make these incentive programs available to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payment from Sallie Mae and the other sellers in an amount sufficient to offset the effective yield reductions. If these benefits are made available to borrowers with trust student loans, the principal of the affected trust student loans may amortize faster than anticipated.
Payment Offsets By Guarantors Or The Department Of Education Could Prevent The Trust From Paying You The Full Amount Of The Principal And Interest Due On Your Securities
The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by the depositor. If so, the billings submitted to the Department of Education and the claims submitted to the guarantors will be consolidated with the billings and claims for payments for trust student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantors will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in a lump sum. Those payments must be allocated by the eligible lender trustee or the administrator among the various trusts that reference the same lender identification number.

If the Department of Education or a guarantor determines that the eligible lender trustee owes it a liability on any trust student loan, including loans it holds on behalf of the trust for your securities or other trusts, the Department or the applicable guarantor may seek to collect that liability by offsetting it against payments due to the eligible lender trustee under the terms of the trust. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of available funds for any collection period and thus the trust's ability to pay you principal and interest on the securities.

The servicing agreement for your securities and other servicing agreements of the depositor will contain provisions for cross-indemnification concerning those payments and offsets. Even with cross-indemnification provisions, however, the amount of funds available to the trust from indemnification would not necessarily be adequate to compensate the trust and investors in the securities for any previous reduction in the available funds.

A Servicer Default May Result In Additional Costs, Increased Servicing Fees By A Substitute Servicer Or A Diminution In Servicing Performance, Any Of Which May Have An Adverse Effect On Your Securities
If a servicer default occurs, the indenture trustee or the noteholders in a given series of securities may remove the servicer without the consent of the eligible lender trustee or any of the certificateholders of that series. Only the inden-ture trustee or the noteholders, and not the eligible lender trustee or the certificateholders, have the ability to remove the servicer if a servicer default occurs. In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:
• the cost of the transfer of servicing to the successor,
• ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or
• the servicing fees charged by the successor.
In addition, the noteholders have the ability, with some exceptions, to waive defaults by the servicer, including defaults that could materially and adversely affect the certificateholders.
The Bankruptcy Of The Depositor, Sallie Mae or any Other Seller Could Delay or Reduce Payments On Your Securities
We have taken steps to assure that the voluntary or involuntary application for relief by Sallie Mae and the other sellers under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of the depositor with those of Sallie Mae and the other sellers. However, we cannot guarantee that our activi-ties will not result in a court concluding that our assets and liabilities should be consolidated with those of Sallie Mae or any other seller in a proceeding under any insolvency law. If a court were to reach this conclusion or a filing were made under any insolvency law by or against us, or if an attempt were made to litigate this issue, then delays in distributions on the securities or reductions in these amounts could result.

Sallie Mae, the other sellers and the depositor intend that each transfer of student loans to the depositor will constitute a true sale. If a transfer constitutes a true sale, the student loans and their proceeds would not be property of Sallie Mae or the other sellers should it become the subject of any insolvency law.

If Sallie Mae or any other seller were to become subject to an insolvency law, and a creditor, a trustee-in-bankruptcy or the seller itself were to take the position that the sale of student loans should instead be treated as a pledge of the student loans to secure a borrowing of that seller, delays in payments on the securities could occur. In addition, if the court ruled in favor of this position, reductions in the amounts of these payments could result.

If the transfer of student loans by Sallie Mae or any other seller to us is treated as a pledge instead of a sale, a tax or government lien on the property of Sallie Mae or the applicable seller arising before the transfer of those student loans to us may have priority over that trust's interest in the student loans.
The Indenture Trustee MayHave Difficulty Liquidating Student Loans After An Event Of Default
Generally if an event of default occurs under an indenture, the indenture trustee may sell the trust student loans, without the consent of the certificateholders. However, the indenture trustee may not be able to find a purchaser for the trust student loans in a timely manner or the market value of those loans may not be high enough to make securityholders whole, especially certificateholders.
The Federal Direct Student Loan Program Could Result In Reduced Revenues For The Servicer And The Guarantors
The federal direct student loan program, established under the Higher Education Act, may result in reductions in the volume of loans made under the Federal Family Education Loan Program. If so, the administrator and the servicer may experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the trust student loans. This increased competition from the federal direct student loan program could also reduce revenues of the guarantors that would otherwise be available to pay claims on defaulted student loans. The level of demand currently existing in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of the student loans and lower prices available in the secondary market for those loans. The Department of Education also has implemented a direct consolidation loan program, which may reduce the volume of loans outstanding under the Federal Family Education Loan Program and result in prepayments of student loans held by the trust.

Changes In Law May Adversely Affect Student Loans, The Guarantors, The Depositor Or Sallie Mae and the Other Sellers And, Accordingly, Adversely Affect Your Securities
The Higher Education Act or other relevant federal or state laws, rules and regulations may be amended or modified in the future in a manner that could adversely affect the federal student loan programs as well as the student loans made under these programs and the financial condition of the guarantors. Among other things, the level of guarantee payments may be adjusted from time to time. Future changes could affect the ability of Sallie Mae, the other sellers, the depositor or the servicer to satisfy their obligations to purchase or substitute student loans. Future changes could also have a material adverse effect on the revenues received by the guarantors that are available to pay claims on defaulted student loans in a timely manner. We cannot predict whether any changes will be adopted or, if adopted, what impact those changes would have on any trust or the securities that it issues.
The Use Of Master Promissory Notes May Compromise The Indenture Trustee's Security Interest In The Student Loans
Beginning on July 1, 1999, a master promissory note may evidence any student loan made to a borrower under the Federal Family Education Loan Program. If a master promissory note is used, a borrower executes only one promissory note with each lender. Subsequent student loans from that lender are evidenced by a confirmation sent to the student. Therefore, if a lender originates multiple student loans to the same student, all the student loans are evidenced by a single promissory note.

Under the Higher Education Act, each student loan made under a master promissory note may be sold independently of any other student loan made under that same master promissory note. Each student loan is separately enforceable on the basis of an original or copy of the master promissory note. Also, a security interest in these student loans may be perfected either through the secured party taking possession of the original or a copy of the master promissory note, or the filing of a financing statement. Prior to the master promissory note, each student loan made under the Federal Family Education Loan Program was evidenced by a separate note. Assignment of the original note was required to effect a transfer and possession of a copy did not perfect a security interest in the loan.

It is possible that student loans transferred to the trust may be originated under a master promissory note. If the servicer were to deliver a copy of the master promissory note, in exchange for value, to a third party that did not have knowledge of the indenture trustee's lien, that third party may also claim an interest in the student loan. It is possible that the third party's interest could be prior to or on a parity with the interest of the indenture trustee.
Withdrawal Or Downgrade Of Initial Ratings May Decrease The Prices Of Your Securities
The prospectus supplement for your securities will specify the required ratings for the securities. A security rating is not a recommendation to buy, sell or hold securities. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. A rating agency may revise or withdraw its rating at any time if it believes circumstances have changed. A subsequent downward change in rating is likely to decrease the price a subsequent purchaser will be willing to pay for your securities.

FORMATION OF THE TRUSTS

The Trusts

        The depositor will establish a separate trust for each series of securities. Each trust will be formed under a trust agreement. It will perform only the following activities:

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  acquire, hold, sell and manage trust student loans, the other trust assets and related proceeds;

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  issue the securities;

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  make payments on the securities; and

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  engage in other incidental or related activities.

        Each trust will have only nominal initial capital. On behalf of each trust, the eligible lender trustee will use the proceeds from the sale of the related securities to purchase the trust student loans.

        Following the purchase of the trust student loans, the assets of the trust will include:

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  the trust student loans themselves, legal title to which the eligible lender trustee will hold;

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  all funds collected on the trust student loans on or after the date specified in the prospectus supplement, including any guarantor and Department of Education payments;

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  all moneys and investments on deposit in the collection account, any reserve account, any pre-funding account and any other trust accounts or any other form of credit enhancement;

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  rights under the related transfer and servicing agreements, including the right to require Sallie Mae and the other sellers, the depositor or the servicer to repurchase trust student loans from it or to substitute student loans under some conditions;

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  rights under the guarantee agreements with guarantors; and

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  any other property described in the prospectus supplement.

        The certificates will represent beneficial ownership of the assets of the trust and the notes will represent indebtedness of the trust secured by its assets. To facilitate servicing and to minimize administrative burden and expense, the servicer, directly or through subservicers, will retain possession of the promissory notes and other documents related to the student loans as custodian for the trust and the eligible lender trustee.

Eligible Lender Trustee

        The eligible lender trustee for a trust will be the bank or trust company specified in the related prospectus supplement. It will acquire legal title to all trust student loans on behalf of that trust and will enter into a guarantee agreement with each of the guarantors of those loans. The eligible lender trustee must qualify as an eligible lender under the Higher Education Act and the guarantee agreements.

        The liability of the eligible lender trustee in connection with the issuance and sale of any securities will consist solely of its express obligations in the trust agreement and sale agreement. An eligible lender trustee may resign at any time. If it does, the administrator must appoint a successor. The administrator may also remove an eligible lender trustee if the eligible lender trustee becomes insolvent or ceases to be eligible to continue as trustee. In that event, the administrator must appoint a successor. The resignation or removal of an eligible lender trustee and appointment of a successor will become effective only when a successor accepts its appointment.

        The prospectus supplement will specify the principal office of each trust and eligible lender trustee.

USE OF PROCEEDS

        On the closing date specified in the applicable prospectus supplement, the eligible lender trustee, on behalf of the trust, will purchase student loans from us and make an initial deposit into the reserve account and the pre-funding account, if any, with the net proceeds of sale of the securities. The eligible lender trustee may also apply the net proceeds for other purposes to the extent described in the related prospectus supplement. We will use the money we receive for general company purposes, including purchasing the student loans and acquiring any credit or cash flow enhancement specified in the related prospectus supplement.

SALLIE MAE, THE OTHER SELLERS,
THE DEPOSITOR AND THE SERVICER

Sallie Mae

        Congress chartered the Student Loan Marketing Association, or Sallie Mae, in 1972 as a government-sponsored enterprise or GSE. It is a for-profit, stockholder-owned corporation that provides a national secondary market for federally sponsored student loans and serves as a source of credit to participants in the post-secondary education-lending sector. It also engages in other credit, service and investment operations related to higher education finance. Sallie Mae will provide management and administrative services to the trusts as administrator.

        Sallie Mae's structure and the scope of its business activities appear in Section 439, Part B, Title IV of the Higher Education Act. These provisions of the Higher Education Act, including Sallie Mae's charter, are subject to legislative change from time to time. See "The Student Loan Pools—Sallie Mae's Student Loan Financing Business" in this prospectus.

        On September 30, 1996, the Student Loan Marketing Association Reorganization Act of 1996, known as the Privatization Act, became effective. The Privatization Act authorized the creation of a state-chartered holding company. Under the Privatization Act, this holding company can pursue new business opportunities beyond the limited scope of Sallie Mae's restrictive federal charter.

        This reorganization occurred on August 7, 1997. In the reorganization, SLM Holding Corporation, now known as SLM Corporation, became Sallie Mae's parent and Sallie Mae transferred various assets, including Sallie Mae Servicing, to SLM Holding Corporation. As required by the Privatization Act, all Sallie Mae employees were transferred to SLM Holding Corporation or another of its subsidiaries that is not a GSE.

        The securities are likely to be outstanding past the projected termination date of Sallie Mae's federal charter and its GSE status, currently expected to occur in 2006. Before the termination of Sallie Mae's federal charter, we expect to transfer Sallie Mae's obligations under the purchase agreements, including its obligation to repurchase non-qualifying loans from the depositor, and its obligations under the administration agreement, to an affiliate of Sallie Mae. See "Transfer and Servicing Agreements—Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers" and "Servicing and Administration—Administration Agreement" in this prospectus.

The Other Sellers

        If your securities will be secured by student loans being sold to the depositor by someone other than Sallie Mae, the prospectus supplement for your securities will provide you details about that other seller.

The Depositor

        SLM Funding LLC is the depositor. Sallie Mae is the sole member of SLM Funding LLC. The predecessor entity of SLM Funding LLC, SLM Funding Corporation, was incorporated in Delaware on July 25, 1995 and was converted to a limited liability company on December 31, 2002. The depositor has only limited purposes, which include purchasing student loans from Sallie Mae, transferring the student loans to the trusts and other incidental and related activities. Its principal executive offices are at 11600 Sallie Mae Drive, Reston, VA 20193. Its telephone number is (703) 810-3000.

        The depositor has taken steps intended to prevent any application for relief by Sallie Mae under any insolvency law from resulting in consolidation of our assets and liabilities with those of Sallie Mae. These steps include its creation as a separate, limited-purpose subsidiary with its own limited liability company identity. Our operating agreement contains limitations including:

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  restrictions on the nature of its business; and

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  a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

        Among other things, we will maintain our separate limited liability company identity by:

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  maintaining records and books of accounts separate from those of Sallie Mae;

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  refraining from commingling its assets with the assets of Sallie Mae; and

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  refraining from holding itself out as having agreed to pay, or being liable for, the debts of Sallie Mae.

        We have structured the transactions described in this prospectus to assure that the transfer of the student loans by Sallie Mae or any other seller to us constitutes a "true sale" of the student loans. If the transfer constitutes a "true sale," the student loans and related proceeds would not be property of the applicable seller should it become subject to any insolvency law.

        Upon each issuance of securities, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by the applicable seller to us would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under the insolvency laws.

        The depositor will also represent and warrant that each sale of student loans by us to the trust is a valid sale of those loans. In addition, the depositor, the eligible lender trustee and the trust will treat the conveyance of the student loans as a sale. The depositor and Sallie Mae and each other seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

The Servicer

        Sallie Mae Servicing L.P. will service the trust student loans on behalf of each trust. The servicer's partnership interests are 100% owned by wholly owned subsidiaries of SLM Corporation. The servicer manages and operates Sallie Mae's loan servicing functions. It was incorporated in Delaware on November 1, 1995 and converted to limited partnership status under Delaware law on March 31, 2001. Its principal executive offices are at 11600 Sallie Mae Drive, Reston, Virginia 20193. Its telephone number is (703) 810-3000.

        The servicer's loan servicing centers service the vast majority of student loans owned by Sallie Mae. The centers are located in Florida, Indiana, Nevada, Pennsylvania and Texas. The servicer may delegate or subcontract its duties as servicer, but no delegation or subcontract will relieve the servicer of liability under the servicing agreement.

        The prospectus supplement for a series may contain additional information concerning the administrator, the depositor or the servicer.

THE STUDENT LOAN POOLS

        The depositor will purchase the trust student loans from Sallie Mae or each other seller described in the prospectus supplement for your securities out of the portfolio of student loans held by that seller. The trust student loans must meet several criteria, including:

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  Each loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under the Federal Family Education Loan Program, known by its acronym, FFELP.

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  Each loan was originated in the United States, its territories or its possessions in accordance with a FFELP program.

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  Each loan contains terms required by the program and the applicable guarantee agreements.

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  Each loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods.

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  Each loan satisfies any other criteria described in the related prospectus supplement.

        The prospectus supplement for each series will provide information about the student loans in the related trust that will include:

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  the composition of the pool,

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  the distribution of the pool by loan type, payment status, interest rate basis and remaining term to maturity,

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  the borrowers' states of residence, and

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  the percentages of the student loans guaranteed by the applicable guarantors.

Sallie Mae's Student Loan Financing Business

        Sallie Mae purchases student loans insured under federally sponsored programs and makes secured loans, also known as warehousing advances, to providers of education credit. "Appendix A—Federal Family Education Loan Program" to this prospectus describes these federally sponsored programs.

        Loan Purchases.     Sallie Mae purchases Stafford Loans, SLS Loans and PLUS Loans originated under the FFELP, all of which are insured by guarantors and reinsured by the Department of Education. It also originates consolidation loans and makes loans as a lender of last resort.

        Sallie Mae also purchases loans that are not originated under the FFELP, such as Health Education Assistance Program loans, which the United States Department of Health and Human Services insures directly, and loans which are privately insured by entities other than the guarantors and not reinsured by the federal government.

        Sallie Mae purchases insured loans from various sources including:

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  commercial banks, thrift institutions and credit unions,

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  pension funds and insurance companies,

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  educational institutions, and

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  various state and private nonprofit loan originating and secondary market agencies.

        These purchases occur at various times including:

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  shortly after loan origination;

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  while the borrowers are still in school;

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  just before their conversion to repayment after borrowers graduate or otherwise leave school; or

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  while the loans are in repayment.

        In addition to buying loans on a spot basis, Sallie Mae enters into commitment contracts to purchase loans over a specified period of time. Many lenders using the secondary market for student loans hold loans while borrowers are in school and sell loans shortly before their conversion to repayment status, when servicing costs and risks increase significantly. Sallie Mae offers these lenders commitment contracts under which they have the right or the obligation to sell Sallie Mae a specified amount of loans over a specified term, usually two to three years.

        In conjunction with commitment contracts, Sallie Mae frequently provides the selling institution with operational support in the form of either:

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  its automated loan administration system called PortSS for the lender to use prior to loan sale; or

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  its loan origination and interim servicing system called ExportSS.

        Both PortSS and ExportSS provide Sallie Mae and the lender with the assurance that the loans will be administered by the servicer's computerized servicing systems.

        Servicing.     Prior to Sallie Mae's loan purchase, the servicer or a third party servicing agent surveys appropriate loan documents for compliance with Department of Education and guarantor requirements. Once acquired, loans are serviced through the servicer or third-party servicers, in each case under contractual agreements with Sallie Mae.

        The Department of Education and the various guarantors prescribe rules and regulations which govern the servicing of federally insured loans. These rules and regulations include specific procedures for contacting delinquent borrowers, locating borrowers who can no longer be contacted at their documented address or telephone number, and filing claims for reimbursement on loans in default. Payments under a guarantor's guarantee agreement require strict adherence to these stated due diligence and collection procedures.

        Regulations require that collection efforts commence within ten days of any delinquency and continue for the period of delinquency until the loan is deemed to be in default status. During the delinquency period, the holder of the loan must diligently attempt to contact the borrower, in writing and by telephone, at specified intervals. Most FFELP loans are considered to be in default when they become 270 days delinquent.

        A guarantor may reject any claim for payment under a guarantee agreement if the specified due diligence and collection procedures required by that guarantee agreement have not been strictly followed and documented or if the claim is not timely filed. Minor errors in due diligence may result in the imposition of interest penalties, rather than a complete loss of the guarantee. In instances in which a claim for payment under a guarantee agreement is denied due to servicing or claim-filing errors, the guaranteed status of the affected student loans may be reinstated by following specified procedures, called "curing the defect". Interest penalties are commonly incurred on loans that are cured. The servicer's recent experience has been that the significant majority of all rejected claims are cured within two years, either internally or through collection agencies.

        The servicer's internal procedures support compliance with existing Department of Education and guarantor regulations and reporting requirements, and provide high quality service to borrowers. It utilizes a computerized loan servicing system called CLASS. This program monitors all student loans serviced by its loan servicing centers. The CLASS system identifies loans which require due diligence or other servicing procedures and disseminates the necessary loan information to initiate the servicing or collection process. The CLASS system enables the servicer to service a high volume of loans in a manner consistent with industry requirements. Sallie Mae also requires its third-party servicers to maintain operating procedures which comply with applicable Department of Education and guarantor regulations and reporting requirements, and periodically reviews certain operations for compliance.

        Consolidation/Repayment Programs.     Consolidation and repayment programs made available by Sallie Mae to student loan borrowers will continue to be made available to borrowers with trust student loans. Sallie Mae currently participates in the consolidation loan program. Therefore, the transfer and servicing agreements permit Sallie Mae to purchase student loans from the trust to effect consolidations at the request of borrowers. See "Appendix A—Federal Family Education Loan Program—Consolidation Loan Program."

        In addition, Sallie Mae offers some borrowers loan repayment terms that do not provide for level payments over the repayment term of the loan. For example, under Sallie Mae's graduated repayment program, some student loans provide for an "interest only" period. During this period, the borrower is required to make payment of accrued interest only. No payment of the principal of the loan is required. At the conclusion of the interest only period, the loan must be amortized through level payments over the remaining term.

        In other cases, Sallie Mae offers borrowers a "graduated phased in" amortization of the principal of the loans. For these loans, a greater portion of the principal amortization of the loan occurs in the later stages of the loan than would be the case if amortization were on a level payment basis.

        Sallie Mae also offers an income-sensitive repayment plan under which repayments are based on the borrower's income. Under this plan, ultimate repayment may be delayed up to five years.

        Incentive Programs.     Sallie Mae has offered, and intends to continue to offer, incentive programs to student loan borrowers. Some of the programs that may apply to student loans owned by the trusts are:

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  Great RewardsSM.    Under the Great RewardsSM program, which is available for all student loans that were disbursed prior to June 30, 2002 and enter repayment after July 1993, if a borrower makes 48 consecutive scheduled payments in a timely fashion, the effective interest rate is reduced permanently by 2% per annum.

  •
  Great ReturnsSM.    Under the Great ReturnsSM program, borrowers whose loans were disbursed prior to June 30, 2002 and who make 24 consecutive scheduled payments in a timely fashion get a reduction in principal equal to any amount over $250 that was paid as part of the borrower's origination fee to the extent that the fee does not exceed 3% of the principal amount of the loan.

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  Direct Repay plan.    Under the Direct Repay plan, borrowers who make student loan payments electronically through automatic monthly deductions from a savings, checking or NOW account receive a 0.25% effective interest rate reduction as long as they continue in the Direct Repay plan.

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  Cash Back plan.    Under the Cash Back plan, borrowers whose loans were disbursed between July 1, 2002 and June 30, 2003 with a Sallie Mae lender partner and who enroll in Manage Your LoansSM, Sallie Mae's on-line account manager, who agree to receive their account information by e-mail and who make their first 33 scheduled payments on time, receive a 3.3% check or credit based upon their original loan amount.

        We cannot predict how many borrowers will participate in these programs.

        The incentive programs currently or in the future made available by Sallie Mae to borrowers may also be made available by the servicer to borrowers with trust student loans. Any incentive program that effectively reduces borrower payments or principal balances and is not required by the Higher Education Act will be applicable to the trust student loans only if the servicer receives payments from Sallie Mae in an amount sufficient to offset the effective yield reductions.

Delinquencies, Defaults, Claims and Net Losses

        Information about delinquencies, defaults, guarantee claims and net losses on student loans is available in the Department of Education's Loan Programs Data Books, called DOE Data Books. The delinquency, default, claim and net loss experience on any pool of trust student loans may not be comparable to this information.

Payment of Notes

        Upon the payment in full of all outstanding notes of a given series, the eligible lender trustee will succeed to all the rights of the indenture trustee, and the certificateholders will succeed to all the rights of the noteholders under the related sale agreement.

Termination

        For each trust, the obligations of the servicer, the depositor, the administrator, the eligible lender trustee and the indenture trustee under the transfer and servicing agreements will terminate upon:

  •
  the maturity or other liquidation of the last trust student loan and the disposition of any amount received upon liquidation of any remaining trust student loan, and

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  the payment to the securityholders of all amounts required to be paid to them.

        The servicer or another entity specified in the related prospectus supplement, at its option, may repurchase or arrange for the purchase of all remaining trust student loans as of the end of any collection period if the outstanding pool balance is 10% or less of the initial pool balance, as defined in the related prospectus supplement. The purchase price will equal the aggregate purchase amounts for the loans as of the end of that collection period. It will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes and certificates. Upon termination of the trust, any remaining assets of that trust, after giving effect to final distributions to the securityholders, will be transferred to the reserve account and paid as provided in the related prospectus supplement.

        The indenture trustee will try to auction any trust student loans remaining in the trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. Sallie Mae, and each other seller, their affiliates and unrelated third parties may make bids to purchase these trust student loans on the trust auction date; however, Sallie Mae, each other seller or their affiliates may offer bids only if the pool balance at that date is 10% or less of the initial pool balance.

TRANSFER AND SERVICING AGREEMENTS

General

        The following is a summary of the important terms of the sale agreements under which the trusts will purchase student loans from the depositor, and the purchase agreements under which the depositor will acquire the student loans from Sallie Mae and each other seller. We have filed forms of the sale agreement and purchase agreement as exhibits to the registration statement of which this prospectus is a part. The summary does not cover every detail of these agreements, and it is subject to all of the provisions of the sale agreements and the purchase agreements. We refer to the purchase agreements, the sale agreements, the servicing agreements and the administration agreements collectively as the "transfer and servicing agreements."

Purchase of Student Loans by the Depositor; Representations and Warranties of Sallie Mae and the Other Sellers

        On the closing date, Sallie Mae and each other seller will sell to the depositor, without recourse, its entire interest in the student loans and all collections received on and after the cutoff date specified in the prospectus supplement. An exhibit to the purchase agreement will list each student loan.

        In each purchase agreement, Sallie Mae and each other seller will make representations and warranties concerning the student loans. These include, among other things, that:

  •
  each student loan is free and clear of all security interests and other encumbrances and no offsets, defenses or counterclaims have been asserted or threatened,

  •
  the information provided about the student loans is true and correct as of the cutoff date,

  •
  each student loan complies in all material respects with applicable federal and state laws and applicable restrictions imposed by the FFELP or under any guarantee agreement; and

  •
  each student loan is guaranteed by the applicable guarantor.

        Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the depositor, Sallie Mae or the applicable other seller will repurchase the affected student loan unless the breach is cured within the applicable cure period specified in the related prospectus supplement. The purchase amount will be equal to the amount required to prepay in full that student loan including all accrued interest. Alternatively, rather than repurchasing the trust student loan, the affected seller may, in its discretion, substitute qualified substitute student loans for that loan. In addition, the affected seller will have an obligation to reimburse the depositor:

  •
  for any shortfall between:

  •
  the purchase amount of the qualified substitute student loans;

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  the purchase amount of the trust student loans being replaced; and

  •
  for any accrued interest amounts not guaranteed by, or that are required to be refunded to, a guarantor and any interest subsidy payments or special allowance payments lost as a result of the breach.

        The repurchase or substitution and reimbursement obligations of Sallie Mae and each other seller constitute the sole remedy available to the depositor for any uncured breach. A seller's repurchase or substitution and reimbursement obligations are contractual obligations that the depositor or trust may enforce against the seller, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

        Under the Higher Education Act, Sallie Mae is required to "wind-down" its operations on or before September 30, 2008. Sallie Mae has approved a plan to accomplish this prior to December 31, 2006. We anticipate that Sallie Mae's obligations under each purchase agreement will be assigned to an affiliate prior to that date.

Sale of Student Loans to the Trust; Representations and Warranties of the Depositor

        On the closing date, the depositor will sell to the eligible lender trustee, on behalf of that trust, without recourse, its entire interest in the student loans acquired by the depositor from the sellers. Each student loan will be listed in an exhibit to the sale agreement. The eligible lender trustee concurrently with that sale will issue the certificates and notes. The trust will apply net proceeds from the sale of the notes and certificates to purchase the student loans from the depositor.

        In each sale agreement, the depositor will make representations and warranties concerning the student loans to the related trust for the benefit of security holders, including representatives and warranties that are substantially the same as those made by the sellers to the depositor.

        Upon discovery of a breach of any representation or warranty that has a materially adverse effect on the trust, the depositor will have repurchase or substitution and reimbursement obligations that are substantially the same as those of the sellers.

        The repurchase or substitution and reimbursement obligations of the depositor will constitute the sole remedy available to the securityholders for any uncured breach. The depositor's repurchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce against us, but the breach of these obligations will not constitute an event of default under the indenture. In cases where the obligations the trust is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trust being able to enforce the agreement.

        Under the Higher Education Act, Sallie Mae is required to "wind-down" its operations on or before September 30, 2008. Sallie Mae has approved a plan to accomplish this prior to December 31, 2006. We anticipate that Sallie Mae's obligations under each purchase agreement will be assigned to an affiliate prior to that date.

Custodian of Promissory Notes

        To assure uniform quality in servicing and to reduce administrative costs, the servicer will act as custodian of the promissory notes, in physical or electronic form, through its own facilities or through other sub-custodians, representing the student loans and any other related documents. The depositor's and the servicer's records will reflect the sale by the seller of the student loans to the depositor and their subsequent sale by the depositor to the trust.

Additional Fundings

        The related prospectus supplement will indicate whether a pre-funding account will exist for a particular trust. The prospectus supplement will also indicate:

  •
  the amount in the pre-funding account on the closing date,

  •
  the length of the funding period, and

  •
  the uses to which the funds in the pre-funding account can be applied and the conditions to the application of those funds.

        If the pre-funding amount has not been fully applied to purchase additional student loans by the end of the funding period, the securityholders will receive any remaining amounts.

Amendments to Transfer and Servicing Agreements

        The parties to the transfer and servicing agreements may amend them without the consent of securityholders if, in the opinion of counsel satisfactory to the indenture trustee and eligible lender trustee, the amendment will not materially and adversely affect the interests of the noteholders or certificateholders. The parties also may amend the transfer and servicing agreements with the consent of a majority in interest of noteholders and certificateholders. However, such an amendment may not reduce the percentage of the notes or certificates required to consent to an amendment, without the consent of the holders of all the outstanding notes and certificates.

SERVICING AND ADMINISTRATION

General

        The following is a summary of the important terms of the servicing agreements under which the servicer will service the trust student loans and the administration agreement under which the administrator will undertake administrative duties for a trust and its trust student loans. We have filed forms of the servicing agreement and the administration agreement as exhibits to the registration statement of which this prospectus is a part. This summary does not cover every detail of these agreements and it is subject to all provisions of the servicing agreements and the administration agreements.

Accounts

        For each trust, the administrator will establish a collection account with the indenture trustee into which all payments on the related trust student loans will be deposited. The related prospectus supplement will describe any other accounts established for a trust, including any pre-funding account and any reserve account.

        For any series of securities, the indenture trustee will invest funds in the collection account, pre-funding account, reserve account and any other accounts identified as accounts of the trust in eligible investments as provided in the indenture. The administrator will instruct the indenture trustee concerning investment decisions.

        In general, eligible investments will be those which would not result in the downgrading or withdrawal of any rating of any of the securities. They will mature on the dates specified in the related prospectus supplement. A portion of these eligible investments may mature after the next distribution date if so provided in the related prospectus supplement.

        Each trust account will be either:

  •
  a segregated account with an FDIC-insured depository institution which has either (A) a long-term unsecured debt rating acceptable to the applicable rating agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the applicable rating agencies; or

  •
  a segregated trust account with the corporate trust department of a depository institution having corporate trust powers, so long as any of the securities of that depository institution have an investment grade credit rating from each applicable rating agency.

Servicing Procedures

        Under each servicing agreement, the servicer will agree to service all the trust student loans. The servicer is required to perform all services and duties customary to the servicing of student loans, including all collection practices. It must use the same standard of care as it uses to service student loans owned by Sallie Mae and in compliance with the Higher Education Act, the guarantee agreements and all other applicable federal and state laws.

        The duties of the servicer include the following:

  •
  collecting and depositing into the collection account all payments on the trust student loans, including claiming and obtaining any program payments;

  •
  responding to inquiries from borrowers;

  •
  attempting to collect delinquent payments; and

  •
  sending out statements and payment coupons to borrowers.

        In addition, the servicer will keep ongoing records on the loans and its collection activities, and it will furnish periodic statements to the indenture trustee, the eligible lender trustee and the securityholders, in accordance with the servicer's customary practices and as specifically required in the servicing agreement.

Payments on Student Loans

        The servicer will deposit all payments on trust student loans and proceeds that it collects during each collection period specified in the related prospectus supplement into the related collection account within two business days of its receipt.

        However, for so long as:

  •
  either (a) the senior unsecured obligations of the administrator or of any affiliate that guarantees the obligations of the administrator have a long-term rating of not less than "AA-" or equivalent or a short-term rating of not less than "A-1" or equivalent by each of the rating agencies or (b) remittances to the administrator will not result in a downgrading or withdrawal of any of the then current ratings of any of the securities,

  •
  no administrator default has occurred and is continuing, and

  •
  each other condition to making deposits less frequently than daily as described in the related prospectus supplement is satisfied,

the servicer will remit these amounts to the administrator within two business days of receipt. The administrator will deposit these amounts in the collection account by the business day preceding each monthly servicing payment date to the extent of the servicing fee then due and on each distribution date.

        A business day is any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in the City of New York are authorized or obligated by law, regulation or executive order to remain closed.

        The administrator may invest collections, pending deposit into the collection account, at its own risk and for its own benefit, and it will not segregate these funds. The administrator may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances. The depositor and the servicer will pay the aggregate purchase amount of student loans repurchased by us or purchased by the servicer to the administrator, and the administrator will deposit these amounts into the collection account on or before the business day preceding each distribution date.

Servicer Covenants

        For each trust, the servicer will agree that:

  •
  it will satisfy all of its obligations relating to the trust student loans, maintain in effect all qualifications required in order to service the loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the trust;

  •
  it will not permit any rescission or cancellation of a trust student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

  •
  it will do nothing to impair the rights of the certificateholders and noteholders in the trust student loans; and

  •
  it will not reschedule, revise, defer or otherwise compromise payments due on any trust student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the loans.

        Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the related trust, the servicer will purchase that trust student loan unless the breach is cured within the applicable cure period specified on the related prospectus supplement. However, any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a trust student loan will not be considered to have a material adverse effect. In addition, a finding by the Department of Education that the Higher Education Act was violated or that a loan is no longer insured because of a violation of the Higher Education Act may be required prior to the trust being able to enforce the agreement.

        The purchase price will equal the unpaid principal amount of that trust student loan plus any accrued interest calculated using the applicable percentage that would have been insured pursuant to Section 428(b)(1)(G) of the Higher Education Act—currently either 98% or 100%—plus any interest subsidy payments or special allowance payments not paid by, or required to be refunded to, the Department of Education for that trust student loan as a result of a breach of any covenant of the servicer. The related trust's interest in that purchased trust student loan will be assigned to the servicer or its designee. Alternatively, rather than purchase the trust student loan, the servicer may, in its sole discretion, substitute qualified substitute student loans.

        In addition, the servicer will be obligated to reimburse the related trust:

  •
  for the shortfall, if any, between

  •
  the purchase amount of any qualified substitute student loans

            and

  •
  the purchase amount of the trust student loans being replaced; and

  •
  for any accrued interest amounts not guaranteed by or that are required to be refunded to a guarantor and any interest subsidy payments or special allowance payments lost as a result of a breach.

        The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

        For each trust, the servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

  •
  a specified annual percentage of the pool balance;

  •
  a unit amount based on the number of accounts and other activity or event related fees;

  •
  any combination of these; or

  •
  any other formulation described in the related prospectus supplement.

        The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over the securities, to the extent specified in the applicable prospectus supplement.

        The servicing fee compensates the servicer for performing the functions of a third party servicer of student loans, including:

  •
  collecting and posting all payments,

  •
  responding to inquiries of borrowers on the trust student loans,

  •
  investigating delinquencies,

  •
  pursuing, filing and collecting any program payments,

  •
  accounting for collections,

  •
  furnishing monthly and annual statements to the trustees, and

  •
  paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Net Deposits

        As an administrative convenience, unless the servicer must remit collections daily to the collection account, the administrator will deposit collections for any collection period net of servicing and administration fees for the same period. The administrator may make a single, net transfer to the collection account on the business day preceding each distribution date. The administrator, however, will account to the indenture trustee, the eligible lender trustee, the noteholders and the certificateholders as if all deposits, distributions and transfers were made individually.

Evidence as to Compliance

        The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the servicer's compliance with the terms of that administration agreement and the related servicing agreement, including all statutory provisions incorporated into those agreements. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

        The administration agreement will require the servicer to deliver to the trust and indenture trustee, concurrently with the compliance report, a certificate signed by an officer of the servicer stating that, to his knowledge, the servicer has fulfilled its obligations under that administration agreement and the related servicing agreement. If there has been a material default, the officer's certificate for that period will describe the default. The servicer has agreed to give the indenture trustee and eligible lender trustee notice of servicer defaults under the servicing agreement.

        You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

Certain Matters Regarding the Servicer

        The servicing agreements will provide that the servicer is an independent contractor and that, except for the services to be performed under the servicing agreement, the servicer does not hold itself out as an agent of the trusts.

        Each servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer unless its performance of these duties is no longer legally permissible. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's duties. The servicer, however, may resign as a result of any sale or transfer of substantially all of its student loan servicing operations relating to the trust student loans if:

  •
  the successor to the servicer's operations assumes in writing all of the obligations of the servicer,

  •
  the sale or transfer and the assumption comply with the requirements of the servicing agreement, and

  •
  the rating agencies confirm that this will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and certificates.

        Each servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or to securityholders for taking or not taking any action under the servicing agreement, or for errors in judgment. However, the servicer will not be protected against:

  •
  its obligation to purchase trust student loans from a trust as required in the related servicing agreement or to pay to the trust the amount of any program payment which a guarantor or the Department of Education refuses to pay, or requires the trust to refund, as a result of the servicer's actions, or

  •
  any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or because of reckless disregard of its obligations and duties.

        In addition, each servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action where it is not named as a party.

        Under the circumstances specified in each servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer must assume the obligations of the servicer.

Servicer Default

        A servicer default under each servicing agreement will consist of:

  •
  any failure by the servicer to deposit in the trust accounts any required payment that continues for five business days after the servicer receives written notice from the indenture trustee or the eligible lender trustee;

  •
  any failure by the servicer to observe or perform in any material respect any other term, covenant or agreement in the servicing agreement that materially and adversely affects the rights of noteholders or certificateholders and continues for 60 days after written notice of the failure is given (1) to the servicer by the indenture trustee, eligible lender trustee or administrator or (2) to the servicer, the indenture trustee and eligible lender trustee by holders of 50% or more of the notes (or the senior notes, if applicable) or certificates (or subordinate notes, if applicable);

  •
  the occurrence of an insolvency event involving the servicer; and

  •
  any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

        An insolvency event is an event of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or other actions by a person indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

        A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected trust student loans and to pay to the applicable trust the amount of any program payments lost as a result of the servicer's actions.

Rights Upon Servicer Default

        As long as a servicer default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) will have the ability to remove the servicer if a default occurs while the notes (or senior notes, if applicable) are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the servicer under that servicing agreement, unless the compensation arrangements will not result in a downgrading or withdrawal of the then ratings of the notes and certificates. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Waiver of Past Defaults

        For each trust, the holders of a majority of the outstanding notes (or senior notes, if applicable) or a majority of the outstanding certificates (or subordinate notes, if applicable) in the case of any servicer default which does not adversely affect the indenture trustee or the noteholders (or the senior noteholders, if applicable) may, on behalf of all noteholders and certificateholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts. Therefore, the noteholders (or the senior noteholders, if applicable) have the ability, except as noted, to waive defaults by the servicer which could materially and adversely affect the certificateholders (or the subordinate noteholders, if applicable). No waiver will impair the noteholders' or certificateholders' rights as to subsequent defaults.

Administration Agreement

        Sallie Mae, as administrator, has entered into a master administration agreement. It will also enter into an administration agreement supplement with each trust, the depositor, the servicer, the eligible lender trustee and the indenture trustee. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, trust agreement and sale agreement. These services include:

  •
  directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

  •
  preparing, based on periodic data received from the servicer, and providing quarterly and annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

  •
  providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the sale agreement.

As compensation, the administrator will receive an administration fee specified in the related prospectus supplement. Except as described in the next paragraph, Sallie Mae may not resign as administrator unless its performance is no longer legally permissible. No resignation will become effective until a successor administrator has assumed Sallie Mae's duties under the administration agreement.

        Each administration agreement will provide that Sallie Mae may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes and the certificates. Under the Higher Education Act, Sallie Mae is required to "wind-down" its operations on or before September 30, 2008. Sallie Mae has approved a plan to accomplish this prior to December 31, 2006. We anticipate that Sallie Mae's obligations as administrator will be assigned to an affiliate prior to that date.

Administrator Default

        An administrator default under the administration agreement will consist of:

  •
  any failure by the administrator to deliver to the indenture trustee for deposit any required payment by the business day preceding any monthly servicing payment date or distribution date, if the failure continues for five business days after notice or discovery;

  •
  any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery;

  •
  any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in an administration agreement or a related agreement that materially and adversely affects the rights of noteholders or certificate-holders and continues for 60 days after written notice of the failure is given:

  (1)
  to the administrator by the indenture trustee or the eligible lender trustee, or

    (2)
    to the administrator, the indenture trustee and the eligible lender trustee by holders of 50% or more of the notes (or senior notes, if applicable) or certificates (or subordinate notes if applicable); and

  •
  the occurrence of an insolvency event involving the administrator.

Rights Upon Administrator Default

        As long as any administrator default has not been remedied, the indenture trustee or holders of not less than 50% of the outstanding notes (or senior notes, if applicable) may terminate all the rights and obligations of the administrator. Only the indenture trustee or the noteholders (or the senior noteholders, if applicable) and not the eligible lender trustee or the certificateholders (or the subordinate noteholders, if applicable) may remove the administrator if an administrator default occurs while the notes, (or senior notes, if applicable) are outstanding. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement. If, however, a bankruptcy trustee or similar official has been appointed for the administrator, and no other administrator default other than that appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting the transfer. If the indenture trustee is unwilling or unable to act, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the administrator unless the compensation arrangements will not result in a downgrading of the notes and the certificates.

Statements to Indenture Trustee and Trust

        Before each distribution date, the administrator will prepare and provide a statement to the indenture trustee and eligible lender trustee as of the end of the preceding collection period. The statement will include:

  •
  the amount of principal distributions for each class;

  •
  the amount of interest distributions for each class and the applicable interest rates;

  •
  the pool balance at the end of the preceding collection period;

  •
  the outstanding principal amount and the note pool factor for each class of the notes and the certificate balance and the certificate pool factor for each class of the certificates for that distribution date;

  •
  the servicing and the administration fees for that collection period; (the interest rates, if available, for the next period for each class;

  •
  the amount of any aggregate realized losses for that collection period;

  •
  the amount of any note interest shortfall, note principal shortfall, certificate return shortfall and certificate balance shortfall, if applicable, for each class, and any changes in these amounts from the preceding statement;

  •
  the amount of any carryover servicing fee for that collection period;

  •
  the amount of any note interest carryover and certificate return carryover, if applicable, for each class of securities, and any changes in these amounts from the preceding statement;

  •
  the aggregate purchase amounts for any trust student loans repurchased by the depositor, the servicer or Sallie Mae or any other seller from the trust in that collection period;

  •
  the balance of trust student loans that are delinquent in each delinquency period as of the end of that collection period; and

  •
  the balance of any reserve account, after giving effect to changes in the balance on that distribution date.

Evidence as to Compliance

        The administration agreement will provide that a firm of independent public accountants will furnish to the trust and indenture trustee an annual report attesting to the administrator's compliance with the terms of the administration agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

        The administration agreement will require the administrator to deliver to the trust and indenture trustee, concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to his knowledge, the administrator has fulfilled its obligations under that administration agreement. If there has been a material default the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and eligible lender trustee notice of administrator defaults under the administration agreement.

        You may obtain copies of these reports and certificates by a request in writing to the eligible lender trustee.

TRADING INFORMATION

        The weighted average lives of the notes and the certificates of any series generally will depend on the rate at which the principal balances of the related student loans are paid. Payments may be in the form of scheduled amortization or prepayments. For this purpose, prepayments include borrower prepayments in full or in part, including the discharge of student loans by consolidation loans, or as a result of:

  •
  (borrower default, death, disability or bankruptcy;

  •
  the closing of the borrower's school;

  •
  the school's false certification of borrower eligibility;

  •
  liquidation of the student loan or collection of the related guarantee payments; and

  •
  purchase of a student loan by the depositor or the servicer.

All of the student loans are prepayable at any time without penalty.

        A variety of economic, social and other factors, including the factors described below, influence the rate at which student loans prepay. In general, the rate of prepayments may tend to increase when cheaper alternative financing becomes available. However, because many student loans bear interest at a rate that is either actually or effectively floating, it is impossible to predict whether changes in prevailing interest rates will correspond to changes in the interest rates on student loans.

        On the other hand, scheduled payments on the student loans, as well as their maturities, may be extended due to applicable grace, deferral and forbearance periods, or for other reasons. The rate of defaults resulting in losses on student loans, as well as the severity and timing of those losses, may affect the principal payments and yield on the securities. The rate of default also may affect the ability of the guarantors to make guarantee payments.

        Some of the terms of payment that Sallie Mae offers to borrowers may extend principal payments on the securities. Sallie Mae offers some borrowers loan payment terms which provide for an interest only period, when no principal payments are required, or graduated phased in amortization of the principal, in which case a greater portion of the principal amortization of the loan occurs in the later stages of the loan than if amortization were on a level payment basis. Sallie Mae also offers an income-sensitive repayment plan, under which repayments are based on the borrower's income. Under the plan, ultimate repayment may be delayed up to five years. If trust student loans have these payment terms, principal payments on the related securities could be affected. If provided in the related prospectus supplement, a trust may elect to offer consolidation loans to borrowers with trust student loans and other student loans. The making of consolidation loans by a trust could increase the average lives of the notes and certificates and reduce the effective yield on student loans included in the trust.

        The servicing agreements will provide that the servicer may offer, at the request of Sallie Mae, incentive payment programs or repayment programs currently or in the future made available by Sallie Mae. If these benefits are made available to borrowers of trust student loans, the effect may be faster amortization of principal of the affected trust student loans. See "The Student Loan Pools—Sallie Mae's Student Loan Financing Business—Incentive Programs."

        In light of the above considerations, we cannot guarantee that principal payments will be made on the securities on any distribution date, since that will depend, in part, on the amount of principal collected on the trust student loans during the applicable period. As an investor, you will bear any reinvestment risk resulting from a faster or slower rate of prepayment of the loans.

Pool Factors

        The pool factor for each class of securities will be a seven-digit decimal computed by the administrator before each distribution date. Each pool factor will indicate the remaining outstanding balance of the related class, after giving effect to distributions to be made on that distribution date, as a fraction of the initial outstanding balance of that class. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the applicable class. Your portion of the aggregate outstanding balance of a class of securities will be the product of:

  •
  the original denomination of your note or certificate; and

  •
  the applicable pool factor.

Securityholders will receive reports on or about each distribution date concerning various matters, including the payments the trust has received on the related trust student loans, the pool balance, the applicable pool factor and various other items of information. See "Certain Information Regarding the Securities—Reports to Securityholders" in this prospectus.

DESCRIPTION OF THE NOTES

General

        Each trust may issue one or more classes of notes under an indenture. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the notes and the indenture. It does not cover every detail of the notes or the indenture and is subject to all of the provisions of the notes and the indenture.

        Each class of notes will initially be represented by one or more notes, registered in the name of the nominee of The Depository Trust Company. The notes will be available for purchase in multiples of $1,000 in book-entry form only or as otherwise provided in the related prospectus supplement. We have been informed by DTC that DTC's nominee will be Cede & Co., unless another nominee is specified in the related prospectus supplement. Accordingly, that nominee is expected to be the holder of record of the notes of each class. Unless and until definitive notes are issued under the limited circumstances described in this prospectus, an investor in notes in book-entry form will not be entitled to receive a physical certificate representing a note. All references in this prospectus and in the related prospectus supplement to actions by holders of notes in book-entry form refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of notes in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the notes.

Principal and Interest on the Notes

        The prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, note rate and amount of or method of determining payments of principal and interest on each class of notes. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series. Payments of interest on the notes will be made prior to payments of principal. Each class of notes may have a different note rate, which may be a fixed, variable, adjustable, auction-determined rate or any combination of these rates. The related prospectus supplement will specify the rate for each class of notes or the method for determining the note rate. See also "Certain Information Regarding the Securities—Fixed Rate Securities" and "—Floating Rate Securities". One or more classes of notes of a series may be redeemable under the circumstances specified in the related prospectus supplement, including as a result of the depositor's exercising its option to purchase the related trust student loans.

        Under some circumstances, the amount available for these payments could be less than the amount of interest payable on the notes on any distribution date, in which case each class of noteholders will receive its pro rata share of the aggregate amount available for interest on the notes. See "Certain Information Regarding the Securities—Distributions" and "—Credit and Cash Flow or other Enhancement or Derivative Arrangements."

        In the case of a series which includes two or more classes of notes, the prospectus supplement will describe the sequential order and priority of payment of principal and interest of each class. Payments of principal and interest of any class of notes will be on a pro rata basis among all the noteholders of that class.

The Indenture

        General.     The notes will be issued under and secured by an indenture entered into by the trust, the eligible lender trustee and the indenture trustee.

        Modification of Indenture.     With the consent of the holders of a majority of the outstanding notes of the related series, the indenture trustee and the eligible lender trustee may execute a supplemental indenture to add, change or eliminate any provisions of the indenture or to modify the rights of the noteholders.

        However, without the consent of the holder of each affected note, no supplemental indenture will:

  •
  change the due date of any installment of principal of or interest on any note or reduce its principal amount, interest rate or redemption price;

  •
  change the provisions of the indenture relating to the application of collections on, or the proceeds of the sale of, the trust student loans to payment of principal or interest on the notes;

  •
  change the place of payment or the payment currency for any note;

  •
  impair the right to institute suit for the enforcement of provisions of the indenture regarding payment;

  •
  reduce the percentage of outstanding notes whose holders must consent to any supplemental indenture;

  •
  modify the provisions of the indenture regarding the voting of notes held by the trust, the depositor or an affiliate;

  •
  reduce the percentage of outstanding notes whose holders must consent to a sale or liquidation of the trust student loans if the proceeds of the sale would be insufficient to pay the principal amount and accrued interest on the notes;

  •
  modify the provisions of the indenture which specify the applicable percentages of principal amount of notes necessary to take specified actions except to increase these percentages or to specify additional provisions;

  •
  modify any of the provisions of the indenture to affect the calculation of interest or principal due on any note on any distribution date or to affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes; or

  •
  permit the creation of any lien ranking prior or equal to the lien of the indenture on any of the collateral for that series or, except as otherwise permitted or contemplated in that indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by that lien.

        The trust and the indenture trustee may also enter into supplemental indentures, without the consent of noteholders, for the purpose of adding, changing or eliminating any provisions of the indenture or of modifying the rights of noteholders, so long as such action will not, in the opinion of counsel satisfactory to the indenture trustee, adversely affect in any material respect the interest of any noteholder.

        Events of Default; Rights Upon Event of Default.     An "event of default" under the indenture will consist of the following:

  •
  a default for five business days or more in the payment of any interest on any note after it is due;

  •
  a default in the payment of the principal of any note at maturity;

  •
  a default in the performance of any covenant or agreement of the trust in the indenture, or a material breach of any representation or warranty made by the trust in the related indenture or in any certificate, if the default or breach has a material adverse effect on the holders of the notes and is not cured within 30 days after notice by the indenture trustee or by holders of at least 25% in principal amount of the outstanding notes (or senior notes, if applicable); or

  •
  the occurrence of an insolvency event involving the trust.

        The amount of principal required to be distributed to holders of the notes on any distribution date will generally be limited to amounts available after payment of interest and all other prior obligations of the trust. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of any event of default until the final scheduled distribution date for that class of notes.

        If an event of default occurs and is continuing, the indenture trustee or holders of a majority of the outstanding notes (or senior notes, if applicable) may declare the principal of those notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of a majority of the outstanding notes (or senior notes, if applicable).

        If the notes have been declared to be due and payable following an event of default, the related indenture trustee may, in its discretion,

  •
  exercise remedies as a secured party against the trust student loans and other properties of the trust that are subject to the lien of the indenture,

  •
  sell those properties; or

  •
  elect to have the eligible lender trustee maintain ownership of the trust student loans and continue to apply collections on them as if there had been no declaration of acceleration.

        However, the indenture trustee may not sell the trust student loans and other properties following an event of default, other than a default in the payment of any principal at maturity or a default for five days or more in the payment of any interest, unless:

  •
  the holders of all the outstanding notes (or senior notes, if applicable) consent to the sale,

  •
  the proceeds of the sale are sufficient to pay in full the principal and accrued interest on the outstanding notes (or senior notes, if applicable) at the date of the sale, or

  •
  the indenture trustee determines that the collections would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes (or senior notes, if applicable) had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the outstanding notes (or senior notes, if applicable).

        Such a sale also requires the consent of the holders of a majority of the outstanding certificates (or subordinate notes, if applicable) unless the proceeds of a sale would be sufficient to discharge all unpaid amounts on the certificates (or subordinate notes, if applicable).

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it might incur in complying with their request. Subject to the provisions for indemnification and limitations contained in the related indenture, the holders of a majority of the outstanding notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and may, in certain cases, waive any default, except a default in the payment of principal or interest or a default under a covenant or provision of the applicable indenture that cannot be modified without the waiver or consent of all the holders of outstanding notes.

        No holder of notes of any series will have the right to institute any proceeding with respect to the related indenture, unless:

  •
  the holder previously has given to the indenture trustee written notice of a continuing event of default,

  •
  the holders of not less than 25% of the outstanding notes (or senior notes, if applicable) have requested in writing that the indenture trustee institute a proceeding in its own name as indenture trustee,

  •
  the holder or holders have offered the indenture trustee reasonable indemnity,

  •
  the indenture trustee has for 60 days after receipt of notice failed to institute the proceeding, and

  •
  no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding notes (or senior notes, if applicable).

        In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

        The indenture trustee, Sallie Mae, each other seller, the depositor, the administrator, the servicer, the eligible lender trustee in its individual capacity, the certificate holders and their owners, beneficiaries, agents, officers, directors, employees, successors and assigns will not be liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture.

        Certain Covenants.     Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

  •
  the surviving entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

  •
  no default will occur and be continuing immediately after the merger or consolidation,

  •
  the trust has been advised that the ratings of the notes and the certificates would not be reduced or withdrawn as a result of the merger or consolidation, and

  •
  the trust has received opinions of federal and Delaware tax counsel that the consolidation or merger would have no material adverse federal or Delaware state tax consequences to the trust or to any holder of the notes or certificates.

        Each trust will not:

  •
  except as expressly permitted by the indenture, the transfer and servicing agreements or other related documents, sell, transfer, exchange or otherwise dispose of any of the assets of that trust,

  •
  claim any credit on or make any deduction from the principal and interest payable on notes of the series, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust,

  •
  except as contemplated by the indenture and the related documents, dissolve or liquidate in whole or in part,

  •
  permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations under the indenture, except as expressly permitted by the indenture, or

  •
  permit any lien, charge or other encumbrance to be created on the assets of the trust, except as expressly permitted by the indenture and the related documents.

        No trust may engage in any activity other than as specified under the section of the related prospectus supplement entitled "Formation of the Trust—The Trust." In addition, no trust will incur, assume or guarantee any indebtedness other than indebtedness evidenced by the notes of a related series and the applicable indenture, except as permitted by the indenture and the related documents.

        Indenture Trustee's Annual Report.     Each indenture trustee will be required to mail all noteholders a brief annual report relating to, among other things, any changes in its eligibility and qualification to continue as the indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

        Satisfaction and Discharge of Indenture.     An indenture will be satisfied and discharged when the indenture trustee has received for cancellation all of the notes or, with certain limitations, when the indenture trustee receives funds sufficient for the payment in full of all of the notes.

        The Indenture Trustee.     The prospectus supplement will specify the indenture trustee for each series. The indenture trustee may resign at any time, in which event the eligible lender trustee must appoint a successor. The eligible lender trustee may also remove any indenture trustee that ceases to be eligible to continue as a trustee under the indenture or if the indenture trustee becomes insolvent. In those circumstances, the eligible lender trustee must appoint a successor trustee. Any resignation or removal of the indenture trustee for any series will become effective only when the successor has accepted its appointment.

DESCRIPTION OF THE CERTIFICATES

General

        For each trust, one or more classes of certificates may be issued under the terms of a trust agreement. We have filed the form of the trust agreement as an exhibit to the registration statement of which this prospectus is a part. The following summary describes the important terms of the certificates and the trust agreement. It does not cover every term of the certificates or the trust agreement and it is subject to all of the provisions of the certificates and the trust agreement.

        The certificates will be available for purchase in minimum denominations of $100,000 and additional increments of $1,000. DTC's nominee, Cede & Co., is expected to be the holder of record of the certificates that are in book-entry form. Unless definitive certificates are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no investor will be entitled to receive a physical certificate. All references in this prospectus and in the related prospectus supplement to actions by holders of certificates in book-entry form refer to actions taken by DTC upon instructions from the participants and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to holders of certificates in book-entry form refer to distributions, notices, reports and statements to DTC or its nominee. Certificates of a given series owned by the depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable trust agreement, except that their certificates will be deemed not to be outstanding for the purpose of disapproving the termination of the related trust upon the occurrence of an insolvency event involving us.

Distributions on the Certificate Balance

        The prospectus supplement will describe the timing and priority of distributions, seniority, allocations of losses, certificate rate and amount of or method of determining distributions on the balance of the certificates. Distributions of return on the certificates will be made on each distribution date and will be made before distributions of the certificate balance. Each class of certificates may have a different certificate rate, which may be fixed, variable, adjustable, auction-determined, or any combination of the foregoing.

        The related prospectus supplement will specify the certificate rate for each class of certificates or the method for determining the certificate rate. Distributions on the certificates of a given series may be subordinate to payments on the notes of that series as more fully described in the related prospectus supplement. Distributions in reduction of the certificate balance of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

        The related prospectus supplement will specify the timing, sequential order, priority of payment or amount of distributions on the certificate balance for each class.

CERTAIN INFORMATION REGARDING THE SECURITIES

        Each class of securities may be fixed rate securities that bear interest at a fixed annual rate or floating rate securities that bear interest at a variable or adjustable annual rate, as more fully described below and in the applicable prospectus supplement.

Fixed Rate Securities

        Each class of fixed rate securities will bear interest or return at the annual rate specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes—Principal and Interest on the Notes" and "Description of the Certificates" in this prospectus.

Floating Rate Securities

        Each class of floating rate securities will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for a floating rate security. The index may be based on LIBOR, a commercial paper rate, a federal funds rate, a U.S. Treasury securities rate, a negotiable certificate of deposit rate or some other rate.

        Floating rate securities also may have either or both of the following:

  •
  a maximum limitation, or ceiling, on its interest rate, and

  •
  a minimum limitation, or floor, on its interest rate.

        In addition to any prescribed maximum interest rate, the interest rate applicable to any class of floating rate securities will in no event be higher than any maximum rate permitted by law.

        Each trust that issues a class of floating rate securities will appoint, and enter into agreements with, a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1%, or .0000001, with five one-millionths of a percentage point being rounded upward.

Distributions

        Beginning on the distribution date specified in the related prospectus supplement, the applicable trustee will make distributions of principal and interest on each class of securities.

Credit and Cash Flow or other Enhancement or Derivative Arrangements

        General.     The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements for each series. If provided in the related prospectus supplement, credit or cash flow enhancement may take the form of:

  •
  subordination of one or more classes of securities,

  •
  reserve accounts,

  •
  capitalized interest accounts,

  •
  overcollateralization,

  •
  letters of credit, credit or liquidity facilities,

  •
  cash collateral accounts,

  •
  financial insurance,

  •
  commitment agreements,

  •
  surety bonds,

  •
  guaranteed investment contracts,

  •
  swaps, including interest rate and currency swaps and cap agreements,

  •
  exchange agreements,

  •
  interest rate protection agreements,

  •
  repurchase obligations,

  •
  put or call options,

  •
  yield protection agreements,

  •
  other agreements providing for third party payments,

  •
  any combination of the foregoing, or

  •
  other support, cash deposit, derivative or other arrangements described in the related prospectus supplement.

        The presence of a reserve account and other forms of credit or liquidity enhancement is intended to enhance the likelihood of receipt by the securityholders of the full amount of distributions when due and to decrease the likelihood that the securityholders will experience losses.

        Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of all distributions. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

        Reserve Account.     If so provided in the related prospectus supplement, the administrator will establish a reserve account for each series of securities. The indenture trustee will maintain the reserve account. It will be funded by an initial deposit by the trust. As further described in the related prospectus supplement, the amount on deposit in the reserve account may be increased after the closing date. The increase will be funded by deposits into the reserve account of the amount of any collections on the related trust student loans remaining on each distribution date after the payment of all other required payments. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the reserve account.

Insolvency Events

        Each trust agreement will provide that the eligible lender trustee may commence a voluntary bankruptcy proceeding relating to that trust only with the unanimous prior approval of all certificateholders, excluding the depositor, of the related series. In order to commence a voluntary bankruptcy, all certificateholders, excluding us, must deliver to the eligible lender trustee a certificate certifying that they reasonably believe the related trust is insolvent.

Book-Entry Registration

        Investors in securities in book-entry form may, directly or indirectly, hold their securities through DTC in the United States or, if so provided in the related prospectus supplement, through Clearstream Banking, société anonyme (known as Clearstream, Luxembourg), formerly known as Cedelbank, société anonyme, or the Euroclear System in Europe.

        Cede & Co., as nominee for DTC, will hold one or more global notes and certificates. Unless the related prospectus supplement provides otherwise, Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories, which in turn will hold these positions in the depositories' names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected at DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with DTC participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits for any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the securities, and for information on tax documentation procedures relating to the securities, see Appendix B in this prospectus.

        DTC is a limited purpose trust company organized under the laws of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Securityholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities held through DTC may do so only through participants and indirect participants. Securityholders will receive all distributions of principal and interest from the indenture trustee or the eligible lender trustee, through participants and indirect participants. Under a book-entry format, securityholders may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to DTC's nominee. DTC will forward those payments to its participants, which will forward them to indirect participants or securityholders. Securityholders will not be recognized by the applicable trustee as noteholders or certificateholders under the indenture or trust agreement, as applicable, and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

        Under the rules, regulations and procedures creating DTC and affecting its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit principal and interest payments on the securities. Participants and indirect participants with which securityholders have accounts with respect to the securities are likewise required to make book-entry transfers and receive and transmit payments of principal and interest on the securities on behalf of their customers. Accordingly, although securityholders will not possess securities, the DTC rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

        Because DTC can only act on behalf of participants, which in turn act on behalf of indirect participants, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited since securityholders will not possess physical certificates for their securities.

        DTC has advised us that it will take any action that a securityholder is permitted to take under the indenture or trust agreement, only at the direction of one or more Participants to whose DTC accounts the securities are credited. DTC may take conflicting actions on undivided interests to the extent that those actions are taken on behalf of participants whose holdings include undivided interests.

        Except as required by law, neither the administrator nor the applicable trustee for any trust will have any liability for the records relating to payments or the payments themselves, made on account of beneficial ownership interests of the securities held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Clearstream is organized under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants. Thus, the need for physical movement of certificates is eliminated. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank, S.A./N.V.

        All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "U.S. Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

        Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures. The procedures may therefore be discontinued at any time.

Definitive Securities

        The notes and the certificates of a given series will be issued in fully registered, certificated form to noteholders or certificateholders or their nominees, rather than to DTC or its nominee, only if:

  •
  the administrator advises the applicable trustee in writing that DTC is not willing or able to discharge its responsibilities as depository for the securities and the administrator is unable to locate a successor;

  •
  the administrator, at its option, elects to terminate the book-entry system through DTC; or

  •
  after the occurrence of an event of default, a servicer default or an administrator default, investors holding a majority of the outstanding principal amount of the notes or the certificates, advise the trustee through DTC in writing that the continuation of a book-entry system through DTC or a successor is no longer in the best interest of the holders of these securities.

        Upon the occurrence of any event described in the bullets above, the applicable trustee will be required to notify all applicable securityholders, through DTC participants, of the availability of definitive securities. When DTC surrenders the definitive securities, the applicable trustee will reissue to the securityholders the corresponding securities as definitive securities upon receipt of instructions for re-registration. From then on, payments of principal and interest on the definitive securities will be made by the applicable trustee, in accordance with the procedures set forth in the related indenture or trust agreement, directly to the holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date specified in the related prospectus supplement. Payments will be made by check mailed to the address of each holder as it appears on the register maintained by the applicable trustee.

        However, the final payment on any definitive security will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final distribution.

        Definitive securities will be transferable and exchangeable at the offices of the applicable trustee or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed.

List of Securityholders

        Holders of the notes of a series evidencing at least 25% of the outstanding notes may, by written request to the indenture trustee, obtain a list of all noteholders for communicating with other noteholders regarding their rights under the indenture or under the notes. The indenture trustee may elect not to give the noteholders access to the list if it agrees to mail the desired communication or proxy, for and at the expense of the requesting noteholders, to all noteholders of that series.

        Three or more certificateholders of any series or one or more holders of certificates of that series evidencing at least 25% of the certificate balance of those certificates may, by written request to the eligible lender trustee, obtain access to the list of all certificateholders for the purpose of communicating with other certificateholders regarding their rights under the trust agreement or under the certificates.

Reports to Securityholders

        On each distribution date, the administrator will provide to securityholders of record as of the record date a statement containing substantially the same information as is required to be provided on the periodic report to the indenture trustee and the trust described under "Servicing and Administration—Statements to the Indenture Trustee and the Trust" in this prospectus. Those statements will be filed with the SEC during the period required by Rule 15d-1 under the Securities Exchange Act. The statements provided to securityholders will not constitute financial statements prepared in accordance with generally accepted accounting principles and will not be audited.

        Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will mail to each person, who at any time during that calendar year was a securityholder and who received a payment from that trust, a statement containing certain information to enable it to prepare its federal income tax return. See "U.S. Federal Income Tax Consequences" in this prospectus.

CERTAIN LEGAL ASPECTS OF THE STUDENT LOANS

Transfer of Student Loans

        Sallie Mae and each other seller intends that the transfer of the student loans by it to the depositor will constitute a valid sale and assignment of those loans. We intend that the transfer of the student loans by us to the eligible lender trustee on behalf of each trust will also constitute a valid sale and assignment of those loans. Nevertheless, if the transfer of the student loans by Sallie Mae or another seller to the depositor, or the transfer of those loans by us to the eligible lender trustee, is deemed to be an assignment of collateral as security, then a security interest in the student loans may be perfected under the provisions of the Higher Education Act, by either taking possession of the promissory note or a copy of the master promissory note evidencing the loan or by filing of notice of the security interest in the manner provided by the applicable Uniform Commercial Code, or the UCC as it is commonly known, for perfection of security interests in accounts. Accordingly,

  •
  A financing statement or statements covering the student loans naming Sallie Mae, as debtor, will be filed under the UCC to protect the interest of the depositor in the event that the transfer by Sallie Mae and each other seller is deemed to be an assignment of collateral as security; and

  •
  A financing statement or statements covering the trust student loans naming the depositor, as debtor, will also be filed under the UCC to protect the interest of the eligible lender trustee in the event that the transfer by the depositor is deemed to be an assignment of collateral as security.

        If the transfer of the student loans is deemed to be an assignment as security for the benefit of the depositor or a trust, there are limited circumstances under the UCC in which prior or subsequent transferees of student loans could have an interest in the student loans with priority over the related eligible lender trustee's interest. A tax or other government lien on property of Sallie Mae or any other seller or us arising before the time a student loan comes into existence may also have priority over the interest of the depositor or the eligible lender trustee in the student loan. Under the purchase agreement and sale agreement, however, Sallie Mae, any other seller or the depositor, as applicable, will warrant that it has transferred the student loans to the depositor or the eligible lender trustee free and clear of the lien of any third party. In addition, Sallie Mae, any other seller and the depositor each will covenant that it will not sell, pledge, assign, transfer or grant any lien on any student loan held by a trust or any interest in that loan other than to the depositor or the eligible lender trustee.

        Under the servicing agreement, the servicer as custodian will have custody of the promissory notes evidencing the student loans. Although the records of Sallie Mae and each other seller, the depositor and the servicer will be marked to indicate the sale and although Sallie Mae, each other seller and the depositor will cause UCC financing statements to be filed with the appropriate authorities, the student loans will not be physically segregated, stamped or otherwise marked to indicate that the student loans have been sold to the depositor and to the eligible lender trustee. If, through inadvertence or otherwise, any of the student loans were sold to another party that:

  •
  purchased the student loans in the ordinary course of its business,

  •
  took possession of the student loans, and

  •
  acquired the student loans for new value and without actual knowledge of the related eligible lender trustee's interest,

then that purchaser might acquire an interest in the student loans superior to the interest of the depositor and the eligible lender trustee.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. Also, some state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon lenders who fail to comply with their provisions. The requirements generally do not apply to federally sponsored student loans. The depositor or a trust, however, may be liable for violations of consumer protection laws that apply to the student loans, either as assignee from Sallie Mae, any other seller or the depositor or as the party directly responsible for obligations arising after the transfer. For a discussion of a trust's rights if the student loans were not originated or serviced in compliance in all material respects with applicable laws, see "Transfer and Servicing Agreements—Sale of Student Loans to the Trust; Representations and Warranties of the Depositor" and "Servicing and Administration—Servicer Covenants" in this prospectus.

Loan Origination and Servicing Procedures Applicable to Student Loans

        The Higher Education Act, including the implementing regulations, imposes specific requirements, guidelines and procedures for originating and servicing federally sponsored student loans. Generally, those procedures require that (1) completed loan applications be processed, (2) a determination of whether an applicant is an eligible borrower under applicable standards be made, including a review of a financial need analysis, (3) the borrower's responsibilities under the loan be explained to him or her, (4) the promissory note evidencing the loan be executed by the borrower and (5) the loan proceeds be disbursed in a specified manner by the lender. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made on the loan. If a borrower becomes delinquent in repaying a loan, a lender or its servicing agent must perform collection procedures, primarily telephone calls and demand letters, which vary depending upon the length of time a loan is delinquent.

        The servicer will perform collection and servicing procedures on behalf of the trusts. Failure of the servicer to follow these procedures or failure of the originator of the loan to follow procedures relating to the origination of the student loans could result in adverse consequences. Any failure could result in the Department of Education's refusal to make reinsurance payments to the guarantors or to make interest subsidy payments or special allowance payments to the eligible lender trustee.

Student Loans Generally Not Subject to Discharge in Bankruptcy

        Student loans are generally not dischargeable by a borrower in bankruptcy under the U.S. Bankruptcy Code, unless excepting this debt from discharge will impose an undue hardship on the debtor and the debtor's dependents.

U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is, in the opinion of Shearman & Sterling LLP, federal tax counsel to the depositor and the trust, a general summary of all material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. It does not deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules, and it also does not address U.S. federal income tax and withholding issues relating to the holding of the securities through partnerships or entities treated as partnerships for U.S. federal income tax purposes. Moreover, it does not deal with the U.S. federal income tax consequences to holders who hold the securities as part of a hedging transaction or straddle.

        There are no cases or IRS rulings on similar transactions. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors should consult their own tax advisors as to the federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of the securities.

        The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and judicial or ruling authority. These authorities are all subject to change, which change may be retroactive.

        Each trust will be provided with an opinion of federal tax counsel regarding the U.S. federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS.

        For purposes of this summary, references to the trust, the securities and related terms, parties and documents refer, unless described differently in this prospectus, to each trust and the notes, certificates and related terms, parties and documents applicable to that trust. References to a holder of a security generally are deemed to refer to the beneficial owner of the security.

Tax Characterization of the Trust

        Federal tax counsel will deliver its opinion to the trust that the trust will not be an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with.

        Federal tax counsel may also deliver an opinion to the trust that the trust will be treated as a financial asset securitization investment trust, or FASIT, for federal income tax purposes. The following summary assumes that the trust will not intend to be treated as a FASIT. If a trust intends to qualify as a FASIT for federal income tax purposes, the prospectus supplement will indicate this and will describe the material U.S. federal income tax consequences associated with the purchase, ownership and disposition of interests in a FASIT.

Tax Consequences to Holders of Securities

        Treatment of the Securities as Indebtedness.     Except as described in the prospectus supplement, federal tax counsel will deliver an opinion that certain classes of the notes will qualify, and the certificates would qualify, as debt for U.S. federal income tax purposes. The depositor will agree, and the securityholders will agree by their purchase of the securities, to treat the securities as debt for U.S. federal income tax purposes. The discussion below assumes this characterization of the securities is correct. Treatment of the securities as equity interests could have adverse tax consequences to certain holders. For example, all or a portion of the income accrued by tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders might be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their shares of trust expenses, including losses. Securityholders should consult their own tax advisors regarding the possibility that the securities could be treated as equity interests.

        Stated Interest.     Stated interest on the securities will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with the method of tax accounting of the holder of the securities.

        Original Issue Discount.     Stated interest other than qualified stated interest must be accrued under the rules applicable to original issue discount. Qualified stated interest must be unconditionally payable at least annually. Interest on a subordinated note may not qualify under this standard because it is subject to deferral in certain circumstances. Nonetheless, absence guidance on this point, the trust does not intend to report interest on subordinated securities as other than qualified stated interest solely because of the potential interest deferral which may result from the subordination feature. The discussion below assumes that all payments on the securities are denominated in U.S. dollars, and that the interest formula for the securities meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, except as described forth below. If these conditions are not satisfied with respect to a series of securities, additional tax considerations with respect to the securities will be disclosed in the prospectus supplement.

        A security will be treated as issued with OID if the excess of the security's "stated redemption price at maturity" over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of the security's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities, calculated using the "prepayment assumption," if any, used in pricing the securities and weighing each payment by reference to the number of full years elapsed from the closing date prior to the anticipated date of such payment. Generally, the issue price of a security should be the first price at which a substantial amount of the securities is sold to other than placement agents, underwriters, brokers or wholesalers. The stated redemption price at maturity of a security of a series is generally equal to all payments on a security other than payments of "qualified stated interest." Assuming that interest is qualified stated interest, the stated redemption price is generally expected to equal the principal amount of the security. Any de minimis OID must be included in income as principal payments are received on the securities in the proportion that each such payment bears to the original principal balance of the security. The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Disposition" below.

        If the securities are treated as issued with OID, a holder will be required to include OID in income before the receipt of cash attributable to such income using a constant yield method. The amount of OID generally includible in income is the sum of the daily portions of OID with respect to a security for each day during the taxable year or portion of the taxable year in which the holder holds the security. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of OID on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of OID on the securities issued with OID that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. Holders of the securities should consult their own tax advisors regarding the impact of the OID rules in the event that securities are issued with OID.

        In the event a holder purchases a security issued with OID at an acquisition premium—that is, at a price in excess of its "adjusted issue price" but less than its stated redemption price—the amount includible in income in each taxable year as OID is reduced by that portion of the excess properly allocable to such year. The adjusted issue price of a security is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the security in all prior periods, other than "qualified stated interest"

payments. Acquisition premium is allocated on a pro rata basis to each accrual of OID, so that the holder is allowed to reduce each accrual of OID by a constant fraction.

        An initial holder who owns an interest in more than one class of securities with respect to a series should be aware that the OID regulations may treat such interests as a single debt instrument for purposes of the OID provisions of the Code.

        Market Discount.     The securities, whether or not issued with original issue discount, may be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules apply if the holder purchases the security at a market discount—that is, a discount from its stated redemption price at maturity or, if the securities were issued with OID, adjusted issue price—that exceeds a de minimis amount specified in the Code. If the holder acquires the security at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (1) such gain or payment or (2) the accrued market discount that has not previously been included in income, will be taxed as ordinary interest income.

        Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a security issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for that period plus the remaining OID as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any. The treatment of the resulting gain is subject to the general rules discussed under "—Sale or Other Disposition" below.

        Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a security with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

        Amortizable Bond Premium.     In general, if a holder purchases a security at a premium—that is, an amount in excess of the amount payable at maturity—the holder will be considered to have purchased the security with "amortizable bond premium" equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under Market Discount over the remaining term of the note, using the prepayment assumption, if any. A holder's tax basis in the security will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludible from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a security held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the security.

        Election to Treat all Interest as OID.     A holder may elect to include in gross income all interest with respect to the securities, including stated interest, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described under Original Issue Discount. This election will generally apply only to the specific security for which it was made. It may not be revoked without the consent of the IRS. Holders should consult their own tax advisors before making this election.

        Sale or Other Disposition.     If a holder of a security sells the security, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the security. The adjusted tax basis will equal the holder's cost for the security, increased by any market discount, OID and gain previously included by the holder in income with respect to the security, and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by the security holder with respect to the security. Any such gain or loss will be capital gain or loss if the security was held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued OID. Capital gains or losses will be long-term capital gains or losses if the security was held for more than one year. Capital losses generally may be used only to offset capital gains.

        Waivers and Amendments.     An indenture for a series may permit securityholders to waive an event of default or rescind an acceleration of the securities in some circumstances upon a vote of the requisite percentage of the holders. Any such waiver or rescission, or any amendment of the terms of the securities, could be treated for federal income tax purposes as a constructive exchange by a holder of the securities for new securities, upon which gain or loss might be recognized.

        Tax Consequences to Foreign Investors.     The following information describes the material U.S. federal income tax treatment of investors in the securities that are foreign persons. The IRS has recently issued regulations which set forth procedures to be followed by a foreign person in establishing foreign status for certain purposes. Prospective investors should consult their tax advisors concerning the requirements imposed by the new regulations and their effect on the holding of the securities.

        The term "foreign person" means any person other than:

  •
  a citizen or individual resident of the United States;

  •
  a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

        To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons prior to that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

        Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person:

  •
  is not actually or constructively a "10 percent shareholder" of SLM Corporation or a "controlled foreign corporation" with respect to which SLM Corporation is a "related person" within the meaning of the Code, and

  •
  provides an appropriate statement, signed under penalties of perjury, certifying that the holder is a foreign person and providing that foreign person's name and address. For beneficial owners that are individuals or entities treated as corporations, this certification may be made on Form W-8BEN. If the information provided in this statement changes, the foreign person must report that change within 30 days of such change. The statement generally must be provided in the year a payment occurs or in any of the three preceding years.

        If this interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a current rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

        Any capital gain realized on the sale or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that:

  •
  the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and

  •
  in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

        If the interest, gain or income on a security held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder—although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished—generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to

30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        Information Reporting and Backup Withholding.     The indenture trustee will be required to report annually to the IRS, and to each securityholder, the amount of interest paid on, or the proceeds from the sale or other disposition of, the securities and the amount withheld for federal income taxes, if any, for each calendar year, except as to exempt recipients—generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each securityholder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt certificateholder fail to provide the required certification or should the IRS notify the indenture trustee or the issuer that the holder has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the issuer will be required to withhold at a prescribed rate from the interest otherwise payable to the certificateholder, or the proceeds from the sale or other disposition of the securities, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

STATE TAX CONSEQUENCES

        The above discussion does not address the tax treatment of the related trust or the notes, the certificates, or the holders of the notes or the certificates of any series under any state or local tax laws. The activities of the servicer in servicing and collecting the trust student loans will take place at each of the locations at which the servicer's operations are conducted and, therefore, different tax regimes apply to the trust and the holders of the securities. Prospective investors are urged to consult with their own tax advisors regarding the state and local tax treatment of the trust as well as any state and local tax consequences to them of purchasing, owning and disposing of the notes and certificates.

* * *

        The Federal and state tax discussions described above are included for general information only and may not be applicable depending upon each securityholder's particular tax situation. Prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain restrictions on:

  •
  employee benefit plans as defined in Section 3(3) of ERISA;

  •
  certain other retirement plans and arrangements described in Section 4975 of the Code, including:

  1.
  individual retirement accounts and annuities,

  2.
  Keogh plans,

  3.
  collective investment funds and separate accounts and, as applicable, insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code, and

  4.
  any other entity whose assets are deemed to be "plan assets" as a result of any of the above plans, arrangements, funds or accounts investing in such entity; and

  •
  persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

        The term "Plans" includes the plans and arrangements listed in the first two bullet points above.

        Some employee benefit plans, such as governmental plans described in Section 3(32) of ERISA and certain church plans described in Section 3(33) of ERISA, are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, these plans may be subject to the provisions of other applicable federal or state law, materially similar to the provisions of ERISA and Section 4975 of the Code described in this prospectus. Moreover, if a plan is not subject to ERISA requirements but is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, the prohibited transaction rules in Section 503 of the Code will apply.

        ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that the Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who are called "Parties in Interest" under ERISA and "Disqualified Persons" under the Code ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. A trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support, a swap provider, an auction agent or any of their affiliates may be considered to be or may become Parties in Interest with respect to certain Plans. Some Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

The Notes

        Under regulations issued by the Department of Labor called the "Plan Asset Regulations," if a Plan makes an "equity" investment in an entity, the underlying assets and properties of that entity will be deemed for purposes of ERISA to be assets of the investing Plan unless exceptions in the regulation apply. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. If the notes are treated as debt for purposes of the Plan Asset Regulations, the student loans and the other assets of the trust should not be deemed to be assets of an investing Plan. If, however, the notes were treated as "equity" for purposes of the Plan Asset Regulations, a Plan purchasing the notes could be treated as holding the student loans and the other assets of the trust.

        Unless described differently in the related prospectus supplement, the notes of each series denominated as debt should be treated as debt and not as equity interests for purposes of the Plan Asset Regulations. However, without regard to this characterization of the securities, prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a note is acquired by a Plan with respect to which any of the trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any credit support provider or any of their affiliates is a Party in Interest unless the transactions are subject to one or more statutory or administrative exemptions, such as the following class exemptions:

  •
  Prohibited Transaction Class Exemption 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

  •
  PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

  •
  PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

  •
  PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; or

  •
  PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

        These "class exemptions" may not apply with respect to any particular Plan's investment in notes and, even if an exemption were deemed to apply, it might not apply to all prohibited transactions that may occur in connection with the investment. Accordingly, before making an investment in the notes, investing Plans should determine whether the applicable trust, the depositor, any underwriter, the eligible lender trustee, the indenture trustee, the servicer, the administrator, any provider of credit support or any of their affiliates is a Party in Interest for that Plan and, if so, whether the transaction is subject to one or more statutory, regulatory or administrative exemptions.

The Certificates

        Unless described differently in the prospectus supplement, no certificates of any series may be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in that entity. As discussed above, the purchase of an equity interest in a trust will result in the assets of that trust being deemed Plan assets for the purposes of ERISA and the Code, and certain transactions involving the trust may then be deemed to constitute prohibited transactions under Section 406 of ERISA and Section 4975 of the Code. A violation of the "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code.

        By its acceptance of a certificate, each certificateholder will be deemed to have represented and warranted that it is not a Plan, is not purchasing the certificates on behalf of a Plan and is not using the assets of a Plan to purchase certificates.

        If a given series of certificates may be acquired by a Plan because of the application of an exception contained in a regulation or administrative exemption issued by the United States Department of Labor, the exception will be discussed in the related prospectus supplement.

* * *

        A Plan fiduciary considering the purchase of the securities of a given series should consult its legal advisors regarding whether the assets of the related trust would be considered Plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Plan, considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio, as well as whether the investment is permitted under the Plan's governing instruments.

AVAILABLE INFORMATION

        SLM Funding LLC, as the originator of each trust and the depositor, has filed with the SEC a registration statement for the securities under the Securities Act of 1933. This prospectus and the accompanying prospectus supplement, both of which form part of the registration statement, do not contain all the information contained in the registration statement. You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at

  •
  450 Fifth Street, N.W., Washington, D.C. 20549;

and at the SEC's regional offices at

  •
  500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

  •
  233 Broadway, New York, New York 10279.

        In addition, you may obtain copies of the registration statement from the Public Reference Branch of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC's public reference facilities by calling the SEC at 1-800-732-0330.

        The registration statement may also be accessed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC's website located at http://www.sec.gov.

REPORTS TO SECURITYHOLDERS

        The administrator will prepare periodic unaudited reports as described in the prospectus supplement for each series. These periodic unaudited reports will contain information concerning the trust student loans in the related trust. They will be sent only to Cede & Co., as nominee of DTC. The administrator will not send reports directly to the beneficial holders of the securities. The reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

        The trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934. For as long as a trust files reports under the Exchange Act, the reports will include unaudited quarterly financial statements and audited annual financial statements prepared in accordance with generally accepted accounting principles. The reports concerning the trust are required to be delivered to the holders of the securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        All reports and other documents filed by or for a trust under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities will be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded by a subsequently filed document.

        We will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents incorporated in this prospectus or in any related prospectus supplement by reference, except the exhibits to those documents, unless the exhibits are specifically incorporated by reference.

        Written requests for copies should be directed to SLM Funding LLC, in care of Trust Administration, Student Loan Marketing Association, 11600 Sallie Mae Drive, Reston, Virginia 20193. Telephone requests for copies should be directed to (703) 810-3000.

THE PLAN OF DISTRIBUTION

        The depositor and the underwriters named in each prospectus supplement will enter into an underwriting agreement for the notes of the related series and a separate underwriting agreement for the certificates of that series. Under the underwriting agreements, we will agree to cause the related trust to sell to the underwriters, and each of the underwriters will severally agree to purchase, the amount of each class of securities listed in the prospectus supplement.

        The underwriters will agree, subject to the terms and conditions of their underwriting agreements, to purchase all the notes and certificates described in the underwriting agreements and offered by this prospectus and the related prospectus supplement. In some series, the depositor or an affiliate may offer some or all of the securities for sale directly.

        The underwriters or other offerors may offer the securities to potential investors in person, by telephone, over the internet or by other means.

        Each prospectus supplement will either:

  •
  show the price at which each class of notes and certificates is being offered to the public and any concessions that may be offered to dealers participating in the offering; or

  •
  specify that the notes and certificates will be sold by the depositor or an affiliate or will be sold or resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

        After the initial public offering of any notes and certificates, the offering prices and concessions may be changed.

        Until the distribution of the securities is completed, SEC rules may limit the ability of the underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

        If an underwriter creates a short position in the securities in connection with the offering—that is, if it sells more securities than are shown on the cover page of the related prospectus supplement—the underwriter may reduce that short position by purchasing securities in the open market.

        An underwriter may also impose a penalty bid on other underwriters and selling group members. This means that if the underwriter purchases securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those securities as part of the offering.

        In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security.

        Neither the depositor nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

        The underwriters may assist in resales of the securities but are not required to do so. The related prospectus supplement will indicate whether any of the underwriters intends to make a secondary market in the securities offered by that prospectus supplement. No underwriter will be obligated to make a secondary market.

        Each underwriting agreement will provide that the depositor and Sallie Mae will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make on those civil liabilities.

        Each trust may, from time to time, invest the funds in its trust accounts in eligible investments acquired from the underwriters.

        Under each of the underwriting agreements for a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes.

        The place and time of delivery for the securities will appear in the related prospectus supplement.

LEGAL MATTERS

        Marianne M. Keler, General Counsel of Sallie Mae, as counsel to Sallie Mae, the servicer and the depositor, and Cadwalader, Wickersham & Taft LLP, Washington, D.C. or McKee Nelson LLP, as specified in the related prospectus supplement, special counsel to Sallie Mae, the servicer and the depositor, or another firm named in the prospectus supplement, will give opinions on specific matters for the trust, the depositor, the servicer and the administrator.

        Each prospectus supplement will identify the other law firms who will give opinions on additional legal matters for the underwriters and specific U.S. federal and Delaware state income tax matters.

APPENDIX A

FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

        The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

  •
  default of the borrower;

  •
  the death, bankruptcy or permanent, total disability of the borrower;

  •
  closing of the borrower's school prior to the end of the academic period;

  •
  false certification by the borrower's school of his eligibility for the loan; and

  •
  an unpaid school refund.

        In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans.

        Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

        Four types of student loans are currently authorized under the Higher Education Act:

  •
  Subsidized Stafford Loans to students who demonstrate requisite financial need;

  •
  Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

  •
  Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

  •
  Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

        Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The Unsubsidized Stafford Loan program replaced the SLS program.

        This appendix and the prospectus describe or summarize the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation. Both the Higher Education Act and the related regulations have been the subject of extensive amendments in recent years. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this appendix or the statutes and regulations that implement them.

Legislative Matters

        The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act has been amended by the Ticket to Work and Work Incentives Improvement Act of 1999, the Consolidated Appropriations Act of 2001 and Public Law 107-139 in 2002.

        In 1993 Congress created the William D. Ford Federal Direct Loan Program ("FDLP") pursuant to which Stafford, PLUS and Consolidation Loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

        The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2003. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91-day Treasury bill rate plus 2.3 percent (1.7 percent during in-school and grace periods) and the lender's rate after special allowance payments to the 91-day Treasury bill rate plus 2.8 percent (2.2 percent during in-school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

        The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three-month commercial paper rate (financial) for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

        The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the 1-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 2001.

        Public Law 107-139 amended the Higher Education Act to (i) extend current borrower interest rates for student or parent loans with a first disbursement before July 1, 2006 and for consolidation loans with an application received by the lender before July 1, 2006, (ii) establish fixed borrower interest rates on student loans made on or after July 1, 2006 and (iii) extend the computation of special allowance payments based on the three-month commercial paper (financial) index.

Eligible Lenders, Students and Educational Institutions

        Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a "qualified student." A "qualified student" is an individual who

  •
  is a United States citizen, national or permanent resident;

  •
  has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

  •
  is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

  •
  meets the financial need requirements for the particular loan program.

        Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

        Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

        The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter, generally within 45 to 60 days after the receipt of a bill from the lender.

        The special allowance payment equals the average unpaid principal balance, including interest which has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

        For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

          (1)   determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

          (2)   subtracting the applicable borrower interest rate;

          (3)   adding the applicable special allowance margin described in the table below; and

          (4)   dividing the resultant percentage by 4.

        If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
Before 10/17/86	3.50%
From 0/17/86 through 09/30/92	3.25%
From 10/01/92 through 06/30/95	3.10%
From 07/01/95 through 06/30/98	2.50% for Stafford Loans that are in In-School, Grace or Deferment
3.10% for Stafford Loans that are in Repayment and all other loans
From 07/01/98 through 12/31/99	2.20% for Stafford Loans that are in In-School, Grace or Deferment
2.80% for Stafford Loans that are in Repayment
3.10% for PLUS, SLS and Consolidation Loans

        For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

          (1)   determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

          (2)   subtracting the applicable borrower interest rate;

          (3)   adding the applicable special allowance margin described in the table below; and

          (4)   dividing the resultant percentage by 4.

        If the result is negative, the special allowance payment is zero.

Date of First Disbursement	Special Allowance Margin
From 01/01/00	1.74% for Stafford Loans that are in In-School, Grace or Deferment
2.34% for Stafford Loans that are in Repayment
2.64% for PLUS and Consolidation Loans

        Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

        For Stafford Loans, the Higher Education Act provides for:

  •
  federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

  •
  federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

  •
  special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

        We refer to all three types of assistance as "federal assistance".

        Interest.     The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	7%	N/A	N/A
From 01/01/81 through 09/12/83	9%	N/A	N/A
From 09/13/83 through 06/30/88	8%	N/A	N/A
From 07/01/88 through 09/30/92	8% for 48 months; thereafter, 91-day Treasury + Interest Rate Margin	8% for 48 months, then 10%	3.25% for loans made before 7/23/92 and for loans made on or before 10/1/92 to new student borrowers; 3.10% for loans made after 7/23/92 and before 7/1/94 to borrowers with outstanding FFELP loans
From 10/01/92 through 06/30/94	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/94 through 06/30/95	91-day Treasury + Interest Rate Margin	8.25%	3.10%
From 07/01/95 through 06/30/98	91-day Treasury + Interest Margin Rate	8.25%	2.50% (In-School, Grace or Deferment); 3.10% (Repayment)
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	8.25%	1.70% (In-School, Grace or Deferment); 2.30% (Repayment)
From 07/01/06	6.8%	N/A	N/A

        The trigger date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Stafford Loan is made. The trigger date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Stafford Loan. All Stafford Loans made on or after July 1, 1994 have a variable interest rate regardless of the applicable rate on any prior loans.

        The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of:

  •
  the applicable maximum borrower rate

        and

  •
  the sum of

  •
  the bond equivalent rate of 91-day Treasury bills auctioned at the final auction held before that June 1,

        and

  •
  the applicable interest rate margin.

        Interest Subsidy Payments.     The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

  •
  while the borrower is a qualified student,

  •
  during the grace period, and

  •
  during prescribed deferral periods.

        The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

  •
  satisfaction of need criteria, and

  •
  continued eligibility of the loan for federal insurance or reinsurance.

        If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

        Lenders generally receive interest subsidy payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

        Loan Limits.     The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

	Dependent Students	Independent Students
Borrower's Academic Level	Subsidized and Unsubsidized on or after 10/1/93	Additional Unsubsidized only on or after 7/1/94	Maximum Annual Total Amount
Undergraduate (per year):
1st year	$2,625	$4,000	$6,625
2nd year	$3,500	$4,000	$7,500
3rd year and above	$5,500	$5,000	$10,000
Graduate (per year)	$8,500	$10,000	$18,500
Aggregate Limit:
Undergraduate	$23,000	$23,000	$46,000
Graduate (including undergraduate)	$65,500	$73,000	$138,500

        For the purposes of the table above:

  •
  The loan limits include both FFELP and FDLP loans.

  •
  The amounts in the second column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

  •
  Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the next to last column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and they cannot qualify for a PLUS Loan.

  •
  Students attending certain medical schools are eligible for higher annual and aggregate loan limits.

  •
  The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

        Repayment.     In general, repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, which is usually 6 months. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and Consolidation Loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive and extended repayment schedules, if applicable, to all borrowers entering repayment.

        Grace Periods, Deferral Periods and Forbearance Periods.     After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

        For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred:

  •
  while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

  •
  when the borrower is seeking, but unable to find, full-time employment, subject to a maximum deferment of 3 years; or

  •
  when the lender determines that repayment will cause the borrower "economic hardship", as defined in the Act, subject to a maximum deferment of 3 years.

        The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

        The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

        Loan Limits.     PLUS and SLS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

        The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

        Interest.     The interest rate for a PLUS or SLS Loan depends on the date of disbursement and period of enrollment. The interest rates for PLUS Loans and SLS Loans are presented in the following chart. Until July 1, 2001, the 1-year index was the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the 1-year index is the weekly average 1-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

Trigger Date	Borrower Rate	Maximum Borrower Rate	Interest Rate Margin
Before 10/01/81	9%	N/A	N/A
From 10/01/81 through 10/30/82	14%	N/A	N/A
From 11/01/82 through 06/30/87	12%	N/A	N/A
From 07/01/87 through 09/30/92	1-year Index + Interest Rate Margin	12%	3.25%
From 10/01/92 through 06/30/94	1-year Index + Interest Rate Margin	PLUS 10%, SLS 11%	3.10%
From 07/01/94 through 06/30/98	1-year Index + Interest Rate Margin	9%	3.10%
From 07/01/98 through 06/30/06	91-day Treasury + Interest Rate Margin	9%	3.10%
From 07/01/06	7.9%	N/A	N/A

        For PLUS and SLS Loans made before October 1, 1992, the trigger date is the first day of the enrollment period for which the loan was made. For PLUS and SLS Loans made on or after October 1, 1992, the trigger date is the date of the first disbursement of the loan.

        For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of:

  •
  the applicable maximum borrower rate

        and

  •
  the sum of:

  •
  the 1-year Index or the bond equivalent rate of 91-day or 52-week Treasury bills, as applicable,

        and

  •
  the applicable interest rate margin.

        A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if:

  •
  the borrower rate is set at the maximum borrower rate and

  •
  the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

        Repayment; Deferments.     Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

        The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single Consolidation Loan that is insured and reinsured on a basis similar to Stafford and PLUS Loans. Consolidation Loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP or FDLP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a Consolidation Loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, the borrower has multiple holders of his outstanding student loans, or his holder does not make Consolidation Loans. Under certain circumstances, a FFELP borrower may obtain a Consolidation Loan under the FDLP.

        Consolidation Loans made on or after July 1, 1994 have no minimum loan amount. Consolidation Loans for which an application was received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, Consolidation Loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

        To obtain a FFELP Consolidation Loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain Consolidation Loans if they re-enter repayment through loan consolidation. Since January 1, 1993, married couples who agree to be jointly and severally liable may apply for one Consolidation Loan.

        Consolidation Loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For Consolidation Loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Consolidation Loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of 8.25 percent. Consolidation Loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the lesser of (i) the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent or (ii) 8.25 percent.

        The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91-day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications were received on or after February 1, 1999 and before July 1, 2006 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent. This is the same rate that the 1998 legislation set on FFELP Consolidation Loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2006. The 1998 legislation, as modified by the 1999 act and in 2002, set the special allowance payment rate for FFELP Consolidation Loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2006. Lenders of FFELP Consolidation Loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

        Interest on Consolidation Loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For Consolidation Loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Consolidation Loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of Consolidation Loans made on or after November 13, 1997, the portion of a Consolidation Loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

        No insurance premium is charged to a borrower or a lender in connection with a Consolidation Loan. However, FFELP lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on Consolidation Loans disbursed on or after October 1, 1993, or at an annualized rate of 0.62 percent for Consolidation Loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for Consolidation Loans is determined in the same manner as for other FFELP loans.

        A borrower must begin to repay his Consolidation Loan within 60 days after his consolidated loans have been discharged. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive repayment plans. Loans are repaid over periods determined by the sum of the Consolidation Loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income-sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

        A borrower must consolidate his loans with his current lender if he has only FFELP loans, they are all held by the same holder and that holder makes Consolidation Loans. Otherwise, the borrower may consolidate his loans with any lender or, if he has FDLP loans or applies for an income-sensitive repayment plan, with the FDLP.

Guarantee Agencies under the FFELP

        Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest.

        The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date	Maximum	5% Trigger	9% Trigger
Before October 1, 1993	100%	90%	80%
October 1, 1993 – September 30, 1998	98%	88%	78%
On or after October 1, 1998	95%	85%	75%

        After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

        To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the regulations issued under the Higher Education Act. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skiptracing procedures and requesting assistance from the guarantor.

        A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

        FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the "wage earner" provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

        Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge. This discharge is conditional for the first three years; if a borrower recovers sufficiently during that period to earn a reasonable income, the borrower must resume repayment.

        If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

        The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, and then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

        In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source	Basis
Insurance Premium	Up to 1% of the principal amount guaranteed, withheld from the proceeds of each loan disbursement
Loan Processing and Origination Fee	0.65% of the principal amount guaranteed, paid by the Department of Education
Account Maintenance Fee	0.10% of the original principal amount of loans outstanding, paid by the Department of Education
Default Aversion Fee	1% of the outstanding amount of loans that were reported delinquent but did not default within 300 days thereafter, paid by transfers out of the Student Loan Reserve Fund
Collection Retention Fee
24% of the amount collected on loans on which reinsurance has been paid (18.5% of the amount collected for a defaulted loan that is purchased by a lender for rehabilitation or consolidation), withheld from gross receipts

        Under the Higher Education Act, the Loan Processing and Origination Fee will reduce to 0.40% and the Collection Retention Fee will reduce to 23% beginning October 1, 2003.

        The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

Department of Education Oversight

        The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

APPENDIX B

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

        Except in some limited circumstances, the securities offered under the related prospectus supplement will be available only in book-entry form as "Global Securities". Investors in the Global Securities may hold them through DTC or, if applicable, Clearstream or Euroclear. The Global Securities are tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades (other than with respect to a reset date as described under "Certain Information Regarding the Notes—Book Entry Registration" in this prospectus) will settle in same-day funds.

        Secondary market trading between investors holding Global Securities through Clear-stream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

        Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream and Euroclear and as participants in DTC.

        Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes, provided that the holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All U.S. Dollar denominated Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions in the U.S. Dollar denominated Global Securities on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as participants of DTC.

        All non-U.S. Dollar denominated Global Securities will be held in book-entry form by Clearstream and Euroclear in the name of The Bank of New York (Nominees) Limited, as joint nominee of Clearstream and Euroclear. Investors' interests in the non-U.S. Dollar denominated Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in the non-U.S. Dollar denominated Global Securities on behalf of its participants through its depositaries, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchase determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the depositor's accounts are located to ensure that settlement can be made on the desired value date.

        Trading on a Reset Date.     Secondary market trading on a reset date will be settled as described under "Certain Information Regarding the Notes—Book Entry Registration" in this prospectus.

        Trading between DTC participants.     Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt issues in same-day funds.

        Trading between Clearstream and/or Euroclear participants.     Secondary market trading between Clearstream participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Clearstream or Euroclear purchaser.     When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. Clearstream or Euroclear will instruct the applicable depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities.

        Securities.     After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date so that the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

        Clearstream participants and Euroclear participants will need to make available to the clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the applicable depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream or Euroclear seller and DTC purchaser.     Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The depositor will send instructions to Clearstream or Euroclear through a participant at least one business day before settlement. In this case, Clearstream or Euroclear will instruct the applicable depositary to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream or Euroclear participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date so that the trade fails, receipt of the cash proceeds in the Clearstream or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

  •
  borrowing the Global Securities in the U.S. from a DTC participant no later than one day before settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A holder of Global Securities may be subject to U.S. withholding tax (currently at 30%) or U.S. backup withholding tax (currently at 28%), as appropriate, on payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

  •
  each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements, and

  •
  that holder takes one of the following steps to obtain an exemption or reduced tax rate:

        1.     Exemption for non-U.S. person—Form W-8BEN. Non-U.S. persons that are benefi-cial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

        If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

        2.     Exemption for non-U.S. persons with effectively connected income—Form W-8ECI. A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

        3.     Exemption or reduced rate for non-U.S. persons resident in treaty countries—Form W-8BEN. Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

        4.     Exemption for U.S. persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure.     The Global Security holder or his agent files by submitting the appropriate form to the person through which he holds. This is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective from the date the form is signed to the last day of the third succeeding calendar year.

        For these purposes, a U.S. person is:

  •
  a citizen or individual resident of the United States,

  •
  a corporation or partnership (including an entity treated as such) organized in or under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or

  •
  a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, however, some trusts in existence on August 20, 1996, and treated as U.S. persons before that date, that elect to continue to be treated as U.S. persons, will be U.S. persons and not foreign persons.

        This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

    $

    SLM Student Loan Trust 2003-14
    Issuer

      $                Floating Rate Class A-1 Student Loan-Backed Notes

      $                Floating Rate Class A-2 Student Loan-Backed Notes

      $                Floating Rate Class A-3 Student Loan-Backed Notes

      $                Floating Rate Class A-4 Student Loan-Backed Notes

      $                Floating Rate Class A-5 Student Loan-Backed Notes

      $                Floating Rate Class A-6 Student Loan-Backed Notes

      $                Floating Rate Class B Student Loan-Backed Notes

    SLM Funding LLC
    Depositor

    Sallie Mae Servicing L.P.
    Servicer

PROSPECTUS SUPPLEMENT

Joint Book-Runners

JPMorgan Morgan Stanley

Co-Managers

Goldman, Sachs & Co.

Lehman Brothers

RBS Greenwich Capital

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the notes in any state or other jurisdiction where the offer is prohibited.

    Dealers must deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling any note must deliver a prospectus supplement and a prospectus until March     , 2004.

    December     , 2003